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                                APPRAISAL REPORT
                                 SHILO INN HOTEL

                                   Located At
                                 739 LUKER LANE
                        CASPER/EVANSVILLE, WYOMING 82636

                                      As Of
                                DECEMBER 1, 1996

                                  Prepared for:
                                     KEYCORP
                           REAL ESTATE CAPITAL MARKETS
                          700 FIFTH AVENUE, 52nd FLOOR
                            SEATTLE, WASHINGTON 98104

                                  Prepared by:

                       JAMES RATKOVICH & ASSOCIATES, INC.
                             1224 EAST GREEN STREET
                           PASADENA, CALIFORNIA 91106

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

                LETTERHEAD OF JAMES RATKOVICH & ASSOCIATES, INC.

December 11, 1996

Mr. David Thatcher
Senior Vice President
KeyCorp
Real Estate Capital Markets
700 Fifth Avenue, 52nd Floor
Seattle, Washington 98104

Re: Appraisal Report of Shilo Inn
    739 Luker Lane
    Casper/Evansville, Wyoming 82636

Dear Mr. Thatcher:

In conjunction with the above captioned appraisal report ("Report"), we have conducted the required investigation, gathered the necessary data, and made certain analyses that were used in forming the opinion of the market value of the above referenced Property.

The function of this Report is for the exclusive use of KeyCorp and Merrill Lynch Mortgage Capital Inc. to evaluate the collateral to secure a proposed loan. This Report is intended to comply with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP), as promulgated by the Appraisal Standards Board of the Appraisal Foundation.

The purpose of this Report is to express our opinion of the market value of the Property subject to the definitions of value, the assumptions and limiting conditions and the certification contained in the attached Report. The Report:

      o May be relied upon by Merrill Lynch Mortgage Capital Inc. in determining whether to make a loan(s) evidenced by a note ("Property Note") secured by the Property;

      o May be relied upon by any purchaser in determining whether to purchase the Property Notes for these transactions from Merrill Lynch Mortgage Capital Inc.;

      o May be relied upon by any Rating Agency in rating securities issued by Merrill Lynch Mortgage Capital Inc. and representing an interest in the Property Notes;


                                                                          Page i

Mr. David Thatcher
December 11, 1996
Page -2-

      o May be included with and referred to in materials offering the Property Notes or an interest in the Property Notes for sale.

The subject property is a 101-unit limited service hotel property with an attached restaurant, bar and lounge located in the Town of Evansville, near Casper, Wyoming. It is situated adjacent to the northwest on-ramp to Interstate Highway 25 in the northwest quadrant of the intersection of Interstate 25 and Curtis Street/Wyoming Boulevard. The improvements are of wood frame construction with wood shake roof cover and contains a total of 44,361 sq. ft. of floor area including a restaurant, bar, and lounge, and an enclosed pool area with spa, sauna, and steam room. The motel portion of the building is two-story in design and contains 37,865 sq. ft. of floor area finished with 101 motel rooms, office, reception area and other support rooms. The restaurant, bar, and lounge area is one-story in design and contains 6,676 sq. ft. of floor area. Site improvements include paved parking, landscaping, lighting, and signs. The property is owned and operated by the Shilo Inn Hotel Group (Mark S. Hemstreet).

The subject property and comparables were last inspected on October 2, 1996 by Mr. James E. Wren, Wyoming Certified General Appraiser No. 15. Mr. Hammad did not inspect the property or the comparables. Based on the investigation and analysis outlined in the report and subject to the assumptions and limiting conditions as set forth within the context of this report, the estimated market value of the Fee Simple Estate, as a going concern with existing furniture, fixture and equipment, As Is, as of December 1, 1996 was:

                                   $3,500,000

                   THREE MILLION FIVE HUNDRED THOUSAND DOLLARS

The report that follows sets forth the identification of the property, the assumptions and limiting conditions, pertinent facts regarding the area and the subject property, comparable data and the reasoning leading to the conclusions set forth.

Sincerely,


/s/ M. Hammad
M. Hammad, MAI
Certified General Appraiser
CA No. AG002849


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739 Luker Lane, Casper, WY
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                                TABLE OF CONTENTS

ASSUMPTIONS AND LIMITING CONDITIONS                                            V

SALIENT FACTS AND CONCLUSIONS                                                VII

SUBJECT PHOTOGRAPHS                                                            8

IDENTIFICATION OF THE PROPERTY                                                14

PURPOSE OF THE APPRAISAL                                                      14

FUNCTION OF THE APPRAISAL                                                     14

DATE OF VALUATION                                                             15

HISTORY AND OWNERSHIP                                                         15

SCOPE OF THE ASSIGNMENT                                                       15

MARKETING AND EXPOSURE PERIODS                                                15

AMERICAN DISABILITIES ACT COMPLIANCE                                          16

PROPERTY RIGHTS APPRAISED                                                     16

HAZARDOUS MATERIAL STATEMENT                                                  16

COMPETENCY PROVISION                                                          16

DEFINITIONS                                                                   17

REGIONAL OVERVIEW                                                             19

HOTEL INDUSTRY OVERVIEW                                                       25

SITE DESCRIPTION                                                              32

PLAT MAP                                                                      37


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739 Luker Lane, Casper, WY
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TABLE OF CONTENTS (CONTINUED)

IMPROVEMENT DESCRIPTION                                                       38

HIGHEST AND BEST USE ANALYSIS                                                 47

VALUATION                                                                     51

COST APPROACH                                                                 54

DIRECT COMPARISON APPROACH                                                    66

INCOME APPROACH                                                               80

RECONCILIATION AND FINAL VALUE CONCLUSIONS                                   104

CERTIFICATIONS                                                               106

APPRAISER'S QUALIFICATIONS

ADDENDA

Legal Description
Restaurant Lease
Historical Operating Data
Smith Travel Research Hotel Operating Statistics
PKF Industry Standards
Smith Travel Research Report


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739 Luker Lane, Casper, WY
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                        Assumptions & Limiting Conditions

The analysis of the property is predicated upon the following assumptions and conditions:

The date of value to which the opinions expressed in this report apply is set forth in the letter of transmittal. The Appraiser assumes no responsibility for economic or physical factors occurring at some later date which may affect the opinions herein stated.

No opinion is intended to be expressed for legal matters or that would require specialized investigation or knowledge beyond that ordinarily employed by real estate appraisers, although such matters may be discussed in the report.

No opinion as to title is rendered. Data on ownership and the legal description were obtained from sources generally considered reliable. Title is assumed to be marketable and free and clear of all liens and encumbrances, easements, and restrictions except those specifically discussed in the report.

The property is appraised assuming it to be under responsible ownership and competent management and available for its highest and best use.

No engineering survey has been made by the Appraiser. Except as specifically stated, data relative to size and area were taken from sources considered reliable, and no encroachment of real property improvements is assumed to exist.

Maps, plats, and exhibits included herein are for illustration only. as an aid in visualizing matters discussed within the report. They should not be considered as surveys or relied upon for any other purpose.

No opinion is expressed as to the value of subsurface oil, gas, or mineral rights and the property is not subject to surface entry for the exploration or removal of such material except as expressly stated.

Testimony or attendance in court or at any other hearing is not required by reason of rendering this appraisal unless such arrangements are made and compensation is agreed in advance.

No soil studies covering the subject property were available to the Appraiser, therefore, assumptions as to soil qualities employed in this report are not conclusive but have been considered consistent with information available to the Appraiser.

Earthquakes are not common in the area. No responsibility is assumed due to their possible effects on individual properties unless detailed geological reports are made available.

The property has been personally inspected by the appraisers so designated in the Certification and have found no obvious evidence of structural deficiencies except as stated in the report; however, no responsibility for hidden defects or conformity to specific governmental requirements such as fire, building and safety. earthquake, or occupancy codes can be assumed without provision of specific professional or governmental inspections.


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739 Luker Lane, Casper, WY
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Assumptions & Limiting Conditions (continued)

No consideration has been given in this appraisal to personal property located on the premises unless specifically addressed within this report. Only real property items have been considered unless specifically mentioned.

The rental areas herein discussed have been calculated in accord with standards developed by the American Standards Association as included in Real Estate Terminology.

This report is based, in part, upon information assembled from a wide range of sources. An impractical and uneconomic expenditure of time would be required in attempting to furnish unimpeachable verification in all instances, particularly as to market related information, therefore, the incorporated data cannot be guaranteed.

The dollar amount of any value opinion herein rendered is based upon the purchasing power of the United States dollar existing at the date of value.

The Appraiser reserves the right to make such adjustments to the valuation herein reported as may be required by consideration of additional or more reliable data that may become available.

In the event this report is placed in the hands of a third party, such party must be made cognizant of any and all limiting conditions resulting from the basis of our employment and discussions related thereto as well as those set forth herein.

When improvements are labeled proposed or when development type properties are concerned, the property has been appraised subject to certain assumptions as to the quality and nature of the completed buildings, tenant improvements, land improvements or infrastructure. The basis for these assumptions were provided by the client, his representative, or government officials. Any deviation from these specifications will render the conclusions, which are based on those assumptions, useless and void.

Hazardous substances, if present within a facility, can introduce an actual or potential liability that will adversely affect the marketability and value of the facility. Such liability may be in the form of immediate recognition of existing hazardous conditions requiring correction and the future obligation that can stem from the release of currently non-hazardous contaminants, such as asbestos fibers or toxic vapors from urea formaldehyde foam insulation, through aging or building renovations. In the development of our opinion of value, no consideration has been given to such liability or its impact on value. The Appraiser is not qualified to make an investigation to determine the possible presence of toxic materials requiring either immediate or future correction. There are experts in this special field who can conduct such investigations and provide guidance regarding the impact of toxic materials that may be present in the subject property.

Disclosure of the contents of this appraisal report is governed by the bylaws and regulations of the Appraisal Institute. Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the appraisers or the firm with which they are connected, or any reference to the Appraisal Institute or the MAI, SRPA, RM, SRA, or SREA designations) shall be disseminated to the public through advertising media, public relations media, news media, sales media, or any other public means of communication without the prior written consent and approval of the undersigned.


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739 Luker Lane, Casper, WY
--------------------------

                    SUMMARY OF SALIENT FACTS AND CONCLUSIONS

LOCATION:                      Shilo Inn
                               739 Luker Lane
                               Casper/Evansville, Wyoming 82636

ASSESSOR'S PARCEL NO.:         0574300000120

PROPERTY RIGHTS APPRAISED:     Fee Simple Estate

OWNER OF RECORD:               Mark S. Hemstreet

PROPERTY TYPE:                 101 Unit Hotel

ZONING:                        No formal zoning in Evansville

SITE AREA:                     2.01 acres; 87,500 square feet

IMPROVEMENTS:                  The subject improvements consists of one,
                               two-story, good quality, Class D, double wall constructed hotel building with 101 rooms encompassing 37,865 square feet gross; and a one-story attached restaurant building with 6,676 square feet, for a total of 44,361 square feet, built in 1979/85.

HIGHEST AND BEST USE:          As Vacant: Commercial development
                               As Improved: Existing Hotel Use

VALUE CONCLUSIONS:

 Land Value:                   $240,000
 F F & E:                      $252,500 ($2,500/room)
 Cost Approach:                $4,000,000
 Direct Sales Comparison:      $3,500,000
 Income Capitalization
  Approach:                    $3,500,000

 Final Value Estimate          $3,500,000

ESTIMATED MARKETING TIME:      Twelve Months

LAST DATE OF INSPECTION:       October 2, 1996

DATE OF VALUE:                 December 1, 1996


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                                [GRAPHIC OMITTED]

               View of the front of subject motel from parking lot

                                [GRAPHIC OMITTED]

                  View of approach to the subject on Luker Lane


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739 Luker Lane, Casper, WY
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                                [GRAPHIC OMITTED]

                View of the entrance and front of the restaurant

                                [GRAPHIC OMITTED]

                            Front view of the subject


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739 Luker Lane, Casper, WY
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                                [GRAPHIC OMITTED]

       Street view looking south along Curtis Street towards Interstate 25

                                [GRAPHIC OMITTED]

                   Street view looking north on Curtis Street


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739 Luker Lane, Casper, WY
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                                [GRAPHIC OMITTED]

                              Rear view of subject

                                [GRAPHIC OMITTED]

                       Interior view of registration desk


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739 Luker Lane, Casper, WY
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                                [GRAPHIC OMITTED]

                 Representative view of interior of typical room

                                [GRAPHIC OMITTED]

                      Interior view of lounge seating area


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739 Luker Lane, Casper, WY
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                                [GRAPHIC OMITTED]

                           Interior view of restaurant

                                [GRAPHIC OMITTED]

                              Interior view of pool


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739 Luker Lane, Casper, WY
--------------------------

                         IDENTIFICATION OF THE PROPERTY

The subject of this appraisal report is a Shilo Inn located on a 2.01 acre parcel and improved with a Class "D" frame motel building that is two-stories, good quality, Class D, double wall constructed hotel building with 101 rooms encompassing 37,865 square feet gross; and a one-story attached restaurant building with 6,676 square feet, for a total of 44,361 square feet, built in 1979/85. The street address of the subject is 739 Luker Lane, Evansville, Wyoming.

Legal Description

According to the Deed Records of Natrona County, the subject property is legally described as follows: A parcel located in and being a portion of L & L Addition No. 2 to the Town of Evansville, Wyoming and a subdivision of a part of the N/2SW/4, Section 1, Township 33 North, Range 79 West of the Sixth Principal Meridian, Natrona County. Wyoming, said parcel being more particularly described by metes and bounds in the addenda.

                            PURPOSE OF THE APPRAISAL

The purpose of the appraisal is to express our opinion of the market value, "As-is" of the Fee Simple Estate, of the going concern, in the subject property, as of the stated appraisal date.

                            FUNCTION OF THE APPRAISAL

The function of this Report is for the exclusive use of KeyCorp and Merrill Lynch Mortgage Capital Inc. to evaluate the collateral for a proposed loan for its underwriting purposes. This appraisal is intended to comply with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP), as promulgated by the Appraisal Standards Board of the Appraisal.

      o May be relied upon by KeyCorp and Merrill Lynch Mortgage Capital Inc. in determining whether to make a loan(s) evidenced by a note ("Property Note") secured by the Property;

      o May be relied upon by any purchaser in determining whether to purchase the Property Notes for these transactions from Merrill Lynch Mortgage Capital Inc.;

      o May be relied upon by any Rating Agency in rating securities issued by Merrill Lynch Mortgage Capital Inc. and representing an interest in the Property Notes;

      o May be included with and referred to in materials offering the Property Notes or an interest in the Property Notes for sale.


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739 Luker Lane, Casper, WY
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                                DATE OF VALUATION

The date of valuation is December 1, 1996. The subject and the comparables were last inspected on October 2, 1996.

                              HISTORY AND OWNERSHIP

The apparent owner of the subject property is Mark Hemstreet who acquired and developed the property in 1979. Based on our investigations of the public records, no transfers of the subject has occurred within the past three years.

                             SCOPE OF THE ASSIGNMENT

This appraisal has been made in accordance with the accepted techniques, standards, methods and procedures as stated in the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute. The value set forth herein was estimated after application and analysis by the Direct Sales Comparison Approach to value and an Income Approach analysis using capitalization and discounting methods.

The appraiser researched the market for sales of vacant land similar to the subject's land. This was added to the estimated depreciated cost to build the improvements to arrive at a reasonable Cost Approach to value. The subject market area was surveyed to obtain an indication of overall market rents, typical expenses and occupancy levels, in order to analyze the subject income stream for the Income Approach to value. Additionally, sales of improved properties similar to the subject property were analyzed to determine both the demand for and to estimate market value of the subject property. The three approaches were correlated to arrive at a final value. This is a complete appraisal/self contained report. All the data gathered was verified and adjusted according to superiority or inferiority relative to the subject property in order to obtain a value indication for the subject property.

                         MARKETING AND EXPOSURE PERIODS

According to Korpacz Real Estate Investor Survey, Second Quarter 1996, the average marketing time for national investment property is 9.89 months as compared to 11.01 months a year prior. According to CB Commercial Investor Survey, First Quarter 1996, the marketing time for hotels ranges between 6-18 months and averages 8.4 months. Sales used in our market approach analysis indicate a range between 1 and 12 months marketing time. Hotel and motel brokers indicate that properties similar to the subject are expected to have marketing periods of approximately 9 to 12 months. This appraisal is based on a 12 month marketing period. Exposure period is a retrospective indication of market time and for the subject property is estimated to be the same as the marketing period.


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                      AMERICAN DISABILITIES ACT COMPLIANCE

The subject property is appraised without a specific compliance survey having been constructed to determine if the property is or is not in conformance with the requirements of the Americans with Disabilities Act (ADA). The presence of architectural and communications barriers that are structural in nature that would restrict access by disabled individuals may adversely affect the property's value, marketability or utility.

                            PROPERTY RIGHTS APPRAISED

The rights in realty are typically identified with respect to properties such as the subject are the Fee Simple, Leased Fee, and Leasehold Estate. These are defined as follows:(1)

Fee Simple Estate: An absolute fee; a fee without limitations to any particular class of heirs or restrictions, but subject to the limitations of eminent domain, escheat. police power and taxation. An inheritable estate.

Leased Fee Estate: A property held in fee with the right of use and occupancy conveyed by lease to others. A property consisting of the right to receive rentals over a period of time, plus the right of ultimate repossession at the termination of the lease.

Leasehold Estate: A property held under tenure of lease. The right of use and occupancy of real property by virtue of a lease agreement. The right of a lessee to use and enjoy real estate for a stated term and upon certain conditions, such as the payment of rent.

The property rights appraised within the context of this report are described as the Fee Simple Estate.

                          HAZARDOUS MATERIAL STATEMENT

In this appraisal assignment, unless otherwise stated, the existence of potentially hazardous material used in the construction or maintenance of the building, such as the presence of toxic waste, which may or may not be present on the property, was not observed by the appraiser; nor do we have any knowledge of the existence of such materials on or in the property. The appraiser is not qualified to detect such substances. The presence of potentially hazardous insulation may have an effect on the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for engineering or scientific knowledge required to discover such materials. The client is urged to retain an expert in this field, if so desired.

------------------------------
(1) Real Estate Terminology; American Institute of Real Estate Appraisers; Burl N. Boyce, Ph.D.; Ballinger Company; 1975.
------------------------------


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                              COMPETENCY PROVISION

We attest that the writer of this report has attained a level of competency necessary to complete the assignment in a diligent manner, utilizing all the commonly recognized analysis techniques considered normal for a prudent evaluation effort. The reader is referred to the appraisers' qualifications in the addenda for further confirmation of the appraisers' training and background.

Definitions

"(2) 'Market value'(2) means:

      (i) The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

            A.    buyer and seller are typically motivated;

            B. both parties are well informed or well advised, and each acting in what he considers his own best interest;

            C.    a reasonable time is allowed for exposure in the open market;

            D. payment is made in terms of cash in US dollars or in terms of financial arrangements comparable thereto; and

            E. the price represents a normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

(ii) Adjustments to the comparables must be made for special or creative financing or sales concessions. No adjustments are necessary for those costs that are normally paid by sellers as a result of tradition or law in a market area; these cost are readily identifiable since the seller pays these costs in virtually all sales transactions. Special or creative financing adjustments can be made to the comparable property by comparisons to financing terms offered by a third party institution lender that is not already involved in the property or transaction. Any adjustment should not be calculated on a mechanical dollar for dollar cost of the financing or concession, but the dollar amount of any adjustment should approximate the market's reaction to the financing or concessions based on the appraiser's judgment."

Going Concern Value

According to the Dictionary of Real Estate Appraisal, Third Edition, going concern value is defined as: the value created by a proven operation; considered as a separate entity to be valued with a specific business establishment.

------------------------------
(2) This definition of market value is predicated on the Uniform Standards of Professional Appraisal Practice (USPAP) and fully complies with those requirements mandated by the Office of Thrift Supervision (OTS), Office of the Comptroller of Currency (OCC), Federal Deposit Insurance Corporation
      (FDIC), National Credit Union Administration (NCUA). Federal Home Loan Bank Board (FHLBB), and the Resolution Trust Corporation (RTC).
------------------------------


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                                [GRAPHIC OMITTED]

                               [AREA MAP OMITTED]


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739 Luker Lane, Casper, WY
--------------------------

                                REGIONAL OVERVIEW

Location

Evansville is a suburb of the City of Casper and is located adjacent to the easterly City Limits of Casper and is considered to be a bedroom community to the City of Casper. It is incorporated and has a mayor/council form of government. It has its own post office, elementary school, fire department, police department, and water system. Evansville's population of 1,481 is dependent on Casper, which is the Natrona County Seat, for all of its remaining services and schools.

Casper is located near the center of the State of Wyoming and is the Natrona County seat. Casper and its suburbs, some of which are incorporated and others which are not, make up nearly 70% to 75% of the 1990 census population of 61,226 for Natrona County. The City of Casper, which totaled 46,742 in the 1990 census, showed a 9% population loss during the preceding decade with Natrona County having a 15% loss. The 1996 population estimate for Casper and Natrona County. published by the Casper Area Economic Development Alliance shows Casper's 1996 population to be 50,308 which is a 7.6% increase and Natrona County's 1996 population estimate to be 65,154 which is a 6.4% increase.

Casper is located on the North Platte River at the crossing of the Oregon, Mormon, and California Trails. Originally known as Mormon's Ferry, the name was later changed to honor Lt. Casper Collins who was killed defending the fort from Indians in 1865.

Located at an elevation of 5,338 feet above sea level, the mean monthly temperature in January is 21.3(degrees)F. and in July is 71.50(degrees)F., the yearly average temperature is 46.6(degrees)F. The growing season lasts about 90-100 days and the average annual precipitation is 12.55 inches with a part of that attributable to the 66.6 inches of annual snowfall. The wind velocity averages 13.1 mph and the humidity is about 56.25%.

Being situated adjacent to either side of the North Platte River and at the foot of Casper Mountain, the topography of the area ranges from near level in the areas near the river to rolling to steep hills in the areas near the mountain. Soils range from a sandy loam in the areas near the river to a clay-loam or shale in the hillside areas. Several hillside areas in the city have deposits of bentonite and, due to the underlying shale formations that feed down from Casper Mountain, improvements in certain areas have experienced structural problems due to underground water problems and expansive soils.


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REGIONAL OVERVIEW (continued)

The city operates under a city-manager form of government and has a police force of 80, a sheriff's office of 70, and a fire department of 79, and the City of Casper has an insurance rating of 3. Zoning ordinances are in effect and less than 1% of the streets are unpaved. The sales tax rate is 5% of which 1% is a county sales tax. There is no state income tax in Wyoming. The low property tax is based on an assessed value of 9.5% of market value for commercial and residential properties and 11.5% of market value for industrial properties.

Utilities for the city include a municipal water system with a 40 million gallon per day capacity treated with chlorination, a sewage system with primary, secondary, and chlorination treatment and a capacity of 14.4 million gallons per day, and a sanitary landfill for refuse disposal. Natural gas is supplied by Northern Gas of Wyoming, electricity by Pacific Power and Light Company, and telephone by U. S. West Communications.

Access to the Casper area is provided by Interstate Highway 25, U.S. Highways 20, 26, and 87, and State Highway 220. Commercial transportation includes the Burlington-Northern and Chicago Northwestern Railroads and forty-eight motor freight carriers. The remodeled Natrona County International Airport has four asphalt-surfaced runways with lengths up to 10,600 feet and is served by Delta, United Express, and Continental Express.

Although Natrona County does have an abundance of range land for beef and sheep, agriculture claims only 1% of the labor force. Historically, Casper has acted primarily as a service center for the mineral industry (oil, coal, uranium, natural gas, and bentonite).

The economic strength of the area has historically been its mineral production; however, due to a sharp decline in the exploration and production of oil and gas in the immediate area, and the near complete loss of Wyoming's uranium mining industry, nearly all of the major oil companies that headquartered in Casper have moved their offices elsewhere. This has adversely affected the labor market in the community and statewide. Although the community lost population over the past ten years, population has been increasing during the past six years and the job market appears to be stable to increasing at the present time.


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REGIONAL OVERVIEW (continued)

Casper is located near the geometric center of the State of Wyoming and Casper has recently diversified with several small manufacturing companies locating in Casper. The area has good access to the state and Colorado. The city is served by Interstate Highway 25 with good access to all areas of the State. Several large retail outlets have located in Casper and the City is now the regional retail center of the area as well as the regional medical center. The City has historically been the major conventional center for the area and remains the State's convention center. Following is the most recent Casper Area Economic Indicators, published by the Wyoming Division of Economic and Community
Development:

                        EMPLOYMENT AND UNEMPLOYMENT RATES

                                 NATRONA COUNTY
                                   1984 - 1995

UNEMPLOYMENT RATE
--------------------------------------------------------------------------------
YEAR            EMPLOYMENT           NATRONA COUNTY            WYOMING

1984             35,721                   6.5%                   6.3%
1985             32,869                   7.8%                   7.1%
1986             30,132                  11.3%                   9.0%
1987             28,675                  10.3%                   8.6%
1988             28,374                   6.7%                   6.3%
1989             28,772                   6.9%                   6.3%
1990             30,383                   5.8%                   5.4%
1991             29,435                   5.7%                   5.1%
1992             28,684                   6.7%                   5.6%
1993             28,719                   6.8%                   5.4%
1994             29,630                   6.1%                   5.3%
1995             32.169                   4.2%                   4.1%

*As of June 1995
Source: Wyoming Employment Security Commission


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REGIONAL OVERVIEW (continued)

LABOR AND EMPLOYMENT ANALYSIS
-----------------------------
Radius of Labor Drawing Area:       Natrona County
Total Work Force:                   32,169
Average Unemployment Rate:          4.2%

No. Employees
-------------
Mining                              2,500
Construction                        2,300
Manufacturing                       1,700
Transportation, Communication,
 and Utilities                      1,700
Wholesale Trade                     2,000
Retail Trade                        5,900
Finance, Insurance, Real Estate     1,200
Services                            6,900
Public Administration               4,800

Major Employers
---------------

Name of Firm                        Product                     No. Employees
--------------------------------------------------------------------------------
Wyoming Medical Center              Hospital                         1,148
Casper College                      School                            380
Shepherd of the Valley              Nursing Home                      290
Wal-Mart                            Retail                            224
WOTCO, Inc.                         Manufacturing                     200
Casper Star Tribune                 Newspaper                         150
Wyoming Machinery Company           Heavy Equipment Sales             145
Mini-Mart                           Retail                            144
U.S. Postal Service                 U.S. Mail                         136
Parkway Plaza Hotel &
 Convention Ctr.                    Motel                             136
Buttrey's                           Grocery Store                     132
Rissler and McMurry                 Construction                      131
Pacific Power and Light
 Company                            Electrical Power                  124
Poplar Living Center                Nursing Home                      121
Safeway Stores                      Grocery Store                     120
Hilltop National Bank               Bank                              116
Hilton Inn                          Motel                             113
Albertson's                         Grocery Store                     110
Teton Homes                         Recreational Vehicles             110


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REGIONAL OVERVIEW (continued)

Major growth for the community has previously been largely dependent on the activity of the energy industry; however, Casper is the service center for Wyoming and the retail and financial center for a large area of Wyoming and the economic base of the community is diversifying. This diversity is largely due to the aggressive efforts and incentives being offered to attract new businesses to the Casper area.

The climate and topography of the area are comparable to the surrounding areas. Residents are not subject to a state income tax and property taxes are below regional averages. The city provides adequate services for its residents. Based on all factors previously outlined, Casper, Wyoming is considered a desirable place in which to live and should continue to attract businesses to relocated to the area.

Being a service center for the state should strengthen Casper's future outlook. Casper's location is good for several reasons. It is one of the two largest cities in the state and sits at the bottom of the Powder River Basin where major coal mining is taking place. It is within fifty miles of the Gas Hills, Shirley Basin, and Highland Mines. These are all uranium areas and Casper played a major past role for this industry and Casper would again serve the role if this industry were to come back to life. The oil and gas industry has historically depended on Casper for services - when world demand for oil increases with a corresponding increase in the price of oil occurs, Casper will most likely regain some favor as a location for district and division headquarters for the oil and gas industry.

Overall, the economic conditions of Casper are improving with the addition of a number of smaller companies that have moved to Casper and city officials indicate that several other firms have indicated plans to move to Casper. Sales of residential properties have increased sharply over the past two years and the area is now experiencing a shortage of residential properties for sale and prices are increasing. An oversupply of commercial and industrial properties continues to exist; however, a number of sales of these properties have also occurred over the past year.

Casper has historically been the primary convention center of the State of Wyoming. Its location near the geometric center of the state adjacent to Interstate Highway 25 with excellent access to nearby recreational, historical, and service areas and the fact that Casper is on a primary route to Yellowstone National Park provide excellent incentives for tourism. Considering Casper's advantages as a convention center as well as being the retail and medical center for the region as well as its attractiveness to tourists should maintain a healthy growth for the hotel/motel industry.


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                                [GRAPHIC OMITTED]

                           [NEIGHBORHOOD MAP OMITTED]

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                             Hotel Industry Overview

Shilo Inns Company is in the competitive limited-service hotel market. According to Trends in the Hotel Industry, 1996, this segment of the lodging industry saw a proliferation of new properties in the mid-1980s. It was seen as a favorable segment with guest rooms that are frequently superior to full-service hotel rooms at one-half to two-thirds the rate. For hotel managers the properties are simple to operate and for ownership and lenders, they provide higher profit margins and lower risk. The limited service hotel segment appears to have matured and is lagging the industry as a whole but have still achieved in 1995 an aggregate occupancy of 70 percent and average room rates increased 5.9 percent and 41.8 percent average operating profit. Its market demand is reported at 51.4 percent tourist and 45.8 percent business with the balance allocated to conventions and conferences.

Shilo Inns typically provides an example of a good limited service hotel property. Their hotels typically have clean and modern properties with good access, exposure and on-site parking. The interiors typically contain a comfortable lobby with check-in counter, one or more meeting rooms, fitness center, swimming pool, spa, as well as satellite TV, airport shuttle service and free daily newspapers. Major competitors to the Shilo Inn chain in its market place include Holiday Inn Express, Comfort Suites, Phoenix Inns, Radisson, Ramada and some Best Western franchises. The Residence Inns and Marriott Courtyards cater to a higher priced market sector and are above the subject segment.

The national limited-service hotel market is experiencing steady growth after several years of sluggish economic conditions. Overall, market conditions are continuing to improve, occupancies are higher, concessions are decreasing, and revenues are beginning to rise. Gross Domestic Product, often an indicator of travel patterns, is projected to grow at 2.5 percent to 3.0 percent in 1996. Hotel occupancy for the nation is expected to rise to 71.2 percent, while the average daily rate is anticipated to grow to $88.10. In general, modest but stable growth and little inflation are likely to characterize the regional economy in 1996 and 1997. The following table shows a summary of the US Lodging Industry's 1995 Regional Performance:

--------------------------------------------------------------------------------
                           Occupancy               Average Daily Rate
--------------------------------------------------------------------------------
                    1995    1994   Variance    1995     1994   Variance
                    ----    ----   --------    ----     ----   --------
New England        74.3%t  72.0%     3.2%    $131.90  $125.23    5.3%
Mid Atlantic
North Central      69.6%   68.6%t    1.3%      82.59    79.41    4.0%
South Atlantic     70.1%   68.2%t    2.8%      80.51    77.88    3.4%
South Central      68.7%   67.7%t    1.5%      68.39    65.61    4.2%
Mountain/ Pacific  71.4%   70.1%     1.7%      87.69    83.70    4.8%
Nationwide         70.6%   69.2%     2.0%    $ 85.92  $ 82.21    4.5%
--------------------------------------------------------------------------------
Note: Average property size = 210 rooms                   Source: PKF Consulting


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Hotel Industry Overview (continued)

Investors are seeking limited-service hotels with upside potential in many regions of the country, including the Mountain and Pacific Regions, which encompasses the states west of the Continental Divide. 1996 and 1997 are forecast to have an annual average demand growth rate of 3.6 percent to 3.8 percent and RevPAR (room revenue per available room) growth of 5.2 percent to
7.3 percent according to the April 1995 issue of Coopers & Lybrand's Hospitality Directions. Further, this region outstripped the rest of the country in Rooms Demand with a 3.7 percent average percent change and a modest supply increase of only 1.6 percent as shown in the table below.

--------------------------------------------------------------------------------
                                    Rooms Demand      Rooms Supply
                                   Average percent  Average percent
                                       Change           Change
--------------------------------------------------------------------------------
           New England                  2.5              1.2%
           South/Middle Atlantic        3.1%             1.4%
           East South/North Central     3.4%             1.6%
           WestSouth/North Central      3.2%             1.3%
           Mountain                     3.7%             1.6%
           Pacific                      2.8%             2.8%
--------------------------------------------------------------------------------

Investors cite improving operating results, a limited new full-service supply, and the relative scarcity of new development financing as influencing factors underlying the strong interest in this segment. In fact, many investors have stated that full-service hotels are considered the best hotel investment opportunity for 1996. In late 1995, investors were purchasing limited-service hotels at 70 percent of replacement cost; however, the inventory of quality full-service hotels is dwindling and competition is increasing. One of the more desirable acquisition targets is reflagging a property in a major hotel chain that commands immediate brand name recognition and offers strong reservation and marketing systems.

New construction activity is expected to surge as investors target secondary and tertiary locations where an aging room supply exists and many operators are unwilling or unable to invest in room modernization. New construction between 1995 and 1997 is expected to be 40 percent higher than 1990 to 1993. Supply growth will edge up approximately 1.5 percent in 1996 and 1997, but is still below the 2.4 percent average growth rate that prevailed in the 1970s.

Renovation costs are a significant consideration in hotel investors' determination of price/value and return requirements. The majority of market participants anticipate that soft goods refurbishment be completed every five to seven years and a total refurbishment be completed every 10 years. In factoring these costs into price/value, investors typically attempt to discount them from the price/value; however, they are not always successful. An investor who intends to purchase a property, upgrade and reposition it will forecast higher renovation and property improvement costs than one who is not seeking to "reflag" the property. Thus, the first investor of an older property has less room for negotiation.


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Hotel Industry Overview (continued)

Investors continue to base pricing on historical 12-months cash flow and are less willing to pay for any upside potential. Nearly 58 percent of participants in a recent Coopers & Lybrand's poll reported that they capitalize their prior 12 months income.

Investors also prefer fee simple purchases to ground leases; however, in high density locations such as the central business district or airport areas, ground leases are generally in-place. Almost all investors look at the potential of buying out the lease or renegotiating the terms. Leases tend to be calculated on either a fixed payment or a percentage of revenue basis, with investors shying away from percentage payments.

The following table shows a summary of major hotel transactions. The survey was conducted by Hospitality Associates and covers the years 1991 to 1995. There is a clear trend showing both increased activity and prices paid since 1992 when, many believe, the market bottomed out for hotel sales.

--------------------------------------------------------------------------------
                     Number of   Number of
        Year       Transactions   Rooms     Average Price Per Room
--------------------------------------------------------------------------------
        1995           107        38,135           $83,000
        1994            83        30,452            76,000
        1993            40        15,825            74,000
         992            41        17,219            63,000
         991            52        15,806            87,000
--------------------------------------------------------------------------------

While financing has been constrained in past years, debt financing sources have begun to ease credit terms and Wall Street firms and institutional money sources are targeting hotel investments. Lenders who are active in hotel debt financing include insurance companies, banking institutions, and finance/credit companies such as Finova Capital Corporation, Heller Financial, and GE Capital Corporation. Publicly traded companies such as Host Marriott, Prime Motor Inns, and Felcor Suite Hotels are aggressively pursuing acquisitions. Many lenders are offering secondary financing above 80 percent loan to value ratios. REITs are becoming aggressive in purchasing hotels. This is especially true of Patriot American Hospitality, Inc., the largest REIT, which filed an initial public offering (IPO) with the SEC in late September 1995 and raised more than $350 million.

As a result of increased financing availability, investors have benefited by more favorable long-term financing. For instance, the first quarter 1995, American Council of Life Insurance Companies' (ACLI) average interest rate was
9.41 percent. Typically loans are indexed to the prime rate, treasury rate or LIBOR. The range of loan amortization is from 15 to 25 years with 20 years being average. A typical loan-to-value ratio is 50 percent to 75 percent with the average reported at 63 percent. Debt-coverage-ratios have ranged between 1.25 percent to 1.50 percent with 1.40 percent being average.


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Hotel Industry Overview (continued)

Full-service hotels are considered most vulnerable to new competition, particularly from newly built, limited-service chain hotels. In addition, they suffer from operating deficiencies, including high property operation and maintenance costs, utility expenses, and upgrading, which erode profitability. Because it is likely that new construction funds will increase the competitive supply of both limited and full service hotel rooms by late 1996 and 1997, owners of older properties are advised to reinvest in the physical plant to cement guest loyalty. Owners are now beginning to realize that historical reserve funding levels, typically between 3 percent to 4 percent of total revenues, are insufficient to fund necessary capital improvements over the life of a property. Actual capital expenditures for well-maintained properties often exceed 7 percent of total revenue.

Job growth, the most important indicator of sustained demand for real estate, continues to substantially trail general economic growth. In fact, many are calling our current economy a "jobless recovery." No immediate acceleration is anticipated, due to factors such as improved productivity in many industries and overall caution on the part of employers.

As stated, it is likely that additional sources of capital will provide opportunities. Further, many market participants believe that rising inflation with have a positive net effect on earnings as room revenue is expected to out-strip increases in operating costs. Trade agreements such as GATT should have a positive effect on the hotel industry, and the advent of low-cost airlines will promote more travel and higher occupancies.

New ideas, especially new ideas in technology, continue to be one of the industries in which the US is remaining competitive in global markets. As the US achieves a higher level of technology, the hospitality industry has the opportunity to implement this technology in areas where guests need it most: checking into the hotel, and communications. Adopting new technology is an opportunity for hotels to remain competitive and maintain and expand their customer base. For instance, AT&T's telecommunication package, "Guest Works," improves call-processing, accounting and provides specialized voice messaging through a server.

Selling expenses typically range from 2.5 percent to 5.0 percent of the total purchase price. According to a national hotel/motel brokerage firm located in Southern California, the marketing period for limited-service hotels ranges from
3.0 to 12.0 months with an average of 9.0 months. An average 90-day closing period is typical (from the time a hotel is put under contract to closing).

The early 1990s have been cruel to the hospitality industry, but Shilo Inns has gone against the grain.(3) Big national chains have been fighting to keep troubled properties. Many retreated from hotel ownership to seek a relatively safe haven as hotel management companies. Small independent operators, seeking security in numbers, flocked to join national franchises.

------------------------------
(3)   "Portland Business Journal," May 31, 1993, Vol. 10, No. 14, p. 13.
------------------------------


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Hotel Industry Overview (continued)

The Shilo Inn capitalized on its regional identity and superior reputation to make gains in its market areas. Mr. Mark Hemstreet, the owner and head of this privately held company was quoted saying, "I'll take consistent management and a good product any day over a good location. If guests are greeted with friendly service and nice clean rooms, they'll come back to Shilo again and again." With 46 hotels and motels, Shilo has become a formidable chain in the West, owned by just one person making it the 102nd largest lodging company in the world. The company has about 2,000 employees in nine Western states. Shilo's "affordable excellence" promotion strategy appears to have been successful in retaining its core customer base. Shilo's size enables the company to not only get economies of scale enabling its successful advertising and referral network, but also it eliminates the need to associate with a costly franchise.

Mr. Hemstreet's willingness to invest in what may be considered secondary locations goes against the trend of national operators. This provided Shilo Inns with a competitive advantage, bringing them to maturing markets ahead of the competition and providing a regional network of lodging facilities to service their loyal guest base. They appeal to business travelers and tourists alike. Further, Shilo Inns has continued to invest in renovation and upgrade of older properties and has superior maintenance and replacements programs. Shilo Inns has an effective company credo: to deliver consistently high standards from friendly, efficient, and dedicated employees; and to provide clean, comfortable and affordable accommodations.(4)

In general, we can conclude that the hotel industry is experiencing the best growth since the trough of 1992. Increases in occupancies, average daily room rates, and profitability has been reported throughout the industry in all market segments. The following chart and accompanying table shows five key indications:

o     Average Daily Rate Change Rate

o     Operating Expense Change Rate

o     Free & Clear Equity Capitalization Rate

o     Residual Capitalization Rate

o     Free & Clear Equity Internal Rate of Return

------------------------------
(4)   "Oregon Business," October, 1993, Vol. 16, No. 10, p. 32.
------------------------------


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Hotel Industry Overview (continued)

                       National Full-Service Hotel Market
            From Coopers & Lybrand L.L.P. -- "Hospitality Directions"

                                [GRAPHIC OMITTED]

                               [BAR GRAPH OMITTED]

            4th Qtr, '93  1st Qtr, '94  2nd Qtr, '94  3rd Qtr, '94  4th Qtr, '94  1st Qtr, '95  2nd Qtr, '95  3rd Qtr, '95
ADR Chan        0.0278        0.0329        0.0315        0.0322        0.035         0.037         0.0383        0.0391
Op. Exp. C      0.0344        0.0363        0.0354        0.0336        0.0355        0.0352        0.0345        0.0351
Equity Cap      0.1143        0.1148        0.115         0.1127        0.0992        0.1073        0.1088        0.109
Residual C      0.1189        0.1148        0.115         0.114         0.1014        0.1086        0.1088        0.1078
Equity IRR      0.1505        0.1533        0.155         0.1575        0.1567        0.1523        0.1475        0.1496

            4th Qtr, '95
ADR Chan        0.0417
Op. Exp. C      0.0348
Equity Cap      0.1065
Residual C      0.1067
Equity IRR      0.1505

o     Average Daily Rate Change Rate

This rate expresses the percentage change in the Average Daily Room Rate. Like the capitalization rate change, there is a clear trend expressed by the ADRs. In this case, the trend shows a steady increase in rates. Every quarter since the 2nd Quarter, 1994 has shown incremental increases with an average quarterly increase of 3.64 percent.

o     Operating Expense Change Rate

Operating Expenses as a percent of revenues have stayed relatively flat or stable at about 3.5 percent. This indicates that there are economies of scale in larger revenues since operating expenses can be limited to a stable proportion of revenues.


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Hotel Industry Overview (continued)

o     Free & Clear Equity Capitalization Rate

In contrast to the stability of the IRR, the Equity Capitalization rate (i.e., overall rate) is showing evidence of decline. A declining capitalization rate indicates that investors are willing to accept a lower return from their investment. It has been shown in the above narrative that sales have been increasing. More purchasers in the market-place means more competition for a finite supply, thus prices are increasing and investors must be willing to accept a lesser capitalization rate. This type of trend encourages new construction which, depending upon the extent of the construction, may stabilize or even reverse the capitalization rate trend. It is not a given, however, that occupancies and room rates will continue to increase. Based on available information, it appears that the favorable trend will continue into 1997 and, perhaps, beyond.

o     Residual Capitalization Rate

As would be expected, residual capitalization rates have declined consistent with equity (or overall) capitalization rates

Summary
A dramatic strengthening of industry profits may be expected for 1996 and 1997 given the Coopers & Lybrand forecast. Major contributing factors include healthy revenue expansion, modest increases in major expenses, continued productivity gains, and below-average supply growth. Profits per available room are projected to rise to $2,900 in 1996, and $3,500 in 1997.

There is a significant need to maintain and modernize older full-service hotels. Shilo Inns has made a commitment to maintaining high-quality, attractive hotels. Shilo has taken a "saturation" approach to expansion by locating throughout the Pacific Northwest. Although not a franchise, the Shilo Inns name is recognizable and has a loyal following. The Shilo Inn name is certainly beneficial in this region and probably largely responsible for the success of the off-the-beaten-path locations. Because Shilo is privately owned and Mark S. Hemstreet is truly an industry insider, it is likely that Shilo Inns are better managed due to his oversight.

Overall economic trends are positive in the Pacific Northwest and surrounding regions. This is contributing to the growth in the lodging industry and these trends appear to be sustainable through the few years. New additions of supply are expected to provide stiff competition to existing properties and much of this is coming from Holiday Inn Express and some Comfort Suites. However, Shilo Inns typically have one of the best locations in its local market areas and with their efficient management and continuos maintenance programs they should be able to maintain their market share, if not increase it at he expense of less competitive properties. Clearly, the trend in the limited service lodging industry continues to be towards "suite" properties. Shilo Inns has many such properties and generally provide good size rooms with market desired amenities at an affordable price. Given the positive economic trends in the many of the markets Shilo Inns is located, central reservation system, large guest following and solid management structure with efficiencies in purchasing and marketing it is reasonable to conclude that the Shilo Inns will continue to be a successful chain with a positive outlook for the foreseeable future.


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--------------------------

                                SITE DESCRIPTION

As shown on the plat map to follow, the subject is a 2.09 acre rectangular shaped tract of land adjacent to the right-of-way of Interstate Highway 25 in the northwest quadrant of the intersection of Curtis Street/Wyoming Boulevard and Interstate Highway 25 at the Casper/Evansville Interchange of Interstate Highway 25. Its southern boundary is adjacent to a paved, 500 foot long, 30 foot wide roadway easement at the end of Luker Lane which is an extension of Luker Lane at its west end but is not a dedicated city street.

According to the Natrona County Records, the site dimensions are 500' x 175' for a total site area of 87,500 sq. ft. or 2.0087 acres. This provides the subject with a 500-foot frontage to the north bound highway on-ramp easement of Interstate Highway 25 at the east Casper/Evansville Interchange and a 500-foot frontage adjacent to the southern boundary of a paved 500 foot long, 30 foot wide roadway easement at the end of Luker Lane, an extension of Luker Lane at its west end and the subject's point of ingress and egress as there is no direct access to the site from an Interstate Highway 25 frontage road.

Visibility and Access

The subject site has excellent visibility to both the north and south bound freeway traffic carried on Interstate Highway 25. Because Luker Lane is only approximately 160 feet long, the subject has good surface arterial traffic visibility from Curtis Street/Wyoming Boulevard, the main thoroughfare connecting Evansville and Interstate Highway 25 to east and west Casper. Ingress and egress is from a single approach off Luker Lane provided by a paved 500 foot long, 30 foot wide roadway easement at its west end which is adjacent to the subject at its northern most boundary. Currently, the lots to the north and west of the subject property are vacant with the west lot being leased by the subject owner to provide a truck turn-around and truck parking; however, in the event this lot is sold and put to different use, truck traffic would be extremely restricted. Currently, the overall access appears to be adequate. Average daily traffic exposure exceeds 14,000 vehicles per day according to data compiled by the Wyoming Highway Department.


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SITE DATA (continued)

Off-Site Improvements

Luker Lane is a 160 foot, two-lane street connecting the subject property and the adjacent lots to Curtis Street/Wyoming Boulevard. Curtis Street/Wyoming Boulevard is defined as follows: Curtis Street, an Evansville street, and Wyoming Boulevard is located in the City of Casper with Interstate Highway 25 at the east Casper/Evansville exit as its dividing demarcation. Curtis Street/Wyoming Boulevard is improved with two lanes of traffic in each direction with a non-channeled center turn median on Wyoming Boulevard on the south side of Interstate Highway 25 only. It is a state maintained thoroughfare, collector street constructed of steel reinforced poured-in-place concrete surface with poured-in-place concrete sidewalks, curbs, gutters, and approach aprons. Improvements on the north side of Interstate Highway 25 are in the Town of Evansville while those on the south side of Interstate Highway 25 are in the City of Casper.

Topography and Drainage

The subject lot is essentially level with a slight slope to the north and drainage is provided by asphalt paving and Luker Lane which feeds into the interstate highway drainage system. The subject is not located in a F.E.M.A. designated flood hazard zone. Community Map Panel 560071-000SA, dated July 17, 1978 identifies the subject site as Zone C, areas determined to outside the 500 year flood plain.

Surrounding Uses

The subject site is located in a commercial district at the southern end of Evansville adjacent to the City of Casper which lies just south of Interstate Highway 25. The immediate area includes American Car Wash, Mini-Mart, Comfort Inn, Kindlers Restaurant, and Equality State Bank of Evansville.

The area south of Interstate Highway 25 is considered more desirable and has seen most of the recent commercial/retail development in the Casper area in recent years. Some of the newer commercial/retail uses are K-Mart, Rex's Appliances, Wal-Mart and Sam's Club which are adjacent to the Eastridge Mall, Central Wyoming's only regional mall. Other commercial uses include Interstate Inn, McDonalds, Taco Bell, Flying J Truck Stop, Becker Fire Equipment, Eastridge Car Wash, Hardee's Restaurant, and Safeway. The survey of the uses immediately surrounding the subject is summarized below:

North: Equality State Bank of Evansville and a vacant lot

South: Interstate Highway 25 Right-Of-Way

East: Mini-Mart, Kinders Restaurant, Comfort Inn, and American Car Wash

West: Vacant lot


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--------------------------

SITE DATA (continued)

Zoning

The subject site is located in the Town of Evansville. According to the Town Clerk of the Town of Evansville, the Town of Evansville has no formal zoning ordinance. Use is controlled by approval by the City Council at the time a building permit is issued or by use permit. The current use had that approval at the time of construction and is a legal conforming use by virtue of this action.

Traffic

Traffic data compiled by the City of Casper and the Wyoming Transportation Department is summarized below: These data represent average daily traffic
(ADT), expressed as daily average of annual traffic volume. The daily average is expressed in average vehicles per day (VPD). The East Casper/Evansville Interchange adjacent to the subject site is one of the most heavily traveled intersections in Wyoming. Items No. 1 and No. 2 have direct exposure to the subject site. Item 3 is Interstate traffic east of the subject site and gives the reader an indication as to what is Interstate traffic.

1. East Casper/Evansville Interchange to north corporate city limits of Casper is 14,250 VPD

2. East Casper/Evansville Interchange to East Yellowstone Highway via Curtis Street is 2,026 VPD

3. Interstate Highway 25 between the East Casper/Evansville Interchange and Hat Six Road Interchange is 7,420 VPD

Soils

No soils report was provided the appraisers. We have inspected the building interior corridors, ground floor crawl spaces, parking lots, and surrounding parcels for evidence of subsidence, heaving, or separation cracking. The area south of the Interstate is noted for expansive soils and water problems; however, the subject does not seem to have this problem. Our inspection revealed only minimal sheetrock cracking around several of the interior door frames due to possible heaving, therefore, it is assumed that the subject soils and subsoils have adequate load-bearing capacity to support the existing improvements, although this opinion is in no way to be construed as having the weight of a professional engineer's opinion. Such matters are clearly beyond the expertise of the appraiser to determine and beyond the scope of this appraisal assignment. If a conclusive opinion is required, the services of a properly licensed professional engineer should be retained.


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SITE DATA (continued)

Utilities

All utilities are available to the subject site. Utility providers confirmed with planning and building officials are summarized below:

Water:              Town of Evansville
Sanitary Sewer:     Town of Evansville
Electricity:        Pacific Power and Light Company
Natural Gas:        KN Energy
Telephone:          U.S. West Communications
Fire:               Town of Evansville
Police:             Town of Evansville, Natrona County Sheriffs Department, and
                    Wyoming State Police

Easements, Restrictions, Encroachments, and Encumbrances

A title policy for the subject property was not furnished to the appraisers and an inspection of the subject property did not reveal any adverse encroachments and the plat on file with the Natrona County Records does not reveal any adverse easements.

Assessed Value and Taxes

According to the Natrona County Assessor's Office, the subject property is assessed as follows:

              Land               $  8,075
              Improvements       $ 72,475
              F F & E            $ 36,318
                                 --------
              TOTAL              $116,868

Based on the mill levy for Evansville of 91.10 mills per $1,000 of assessed valuation, taxes are calculated as follows:

General Taxes #05743000000120 - $ 80,550 x 0.09110 =         $ 7,338.11
F F & E Taxes #21311140012890 - $ 36,318 x 0.09110 =         $ 3,308.57
                                                             ----------
TOTAL TAXES                                                  $10,646.68


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SITE DATA (continued)

Taxes are based on annual assessments set by the County Assessor. Assessed values are currently at 9.5% of market value as determined by the County Assessor. We do not expect to see a significant increase in tax assessments in the near future; however, due to the decline in current tax base and lost revenues from the oil and mineral industry, it is viewed that an increase will be forthcoming in the near future as an attempt to replace those lost revenues.

Conclusion

After careful consideration of the foregoing factors, the appraisers believe that the subject site is well adapted to its current use as a motel/restaurant/lounge site. We further conclude that it is located within the general area of growth for the Casper and surrounding area. There are plans to extend East Second Street eastward further strengthening the commercial development of the area; however, these plans also include a new Interstate Highway 25 Interchange one mile east of the subject which will connect East Second Street, Elkhorn Street, and the Interstate. Elkhorn Street is the major collector street in Casper's newest subdivision of upper end houses, Elkhorn Valley.


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                             IMPROVEMENT DESCRIPTION

The subject improvements consist of a two-story, average to good quality, Class "D", single wall constructed motel building. The subject improvement was originally built as a two-story, 103 rental units with manager's suite, plus a single story attached recreation facility with swimming pool, hot tub, steam room, and sauna, and an attached single story restaurant, lounge, and bar comprising a total of 44,361 sq. ft. The motel portion of the building was later converted into a 101 rental unit with manager's suite, as two units were converted, Unit 202 into a small meeting room on the second floor, and Unit 108 into a maid's lounge on the main floor. There are currently four handicap room on the main level with two having roll-in showers. The only other change that was noted by the appraisers was the pool in the recreation facility is not a rectangular pool, as shown in the building plans supplied to the appraisers by the owners, but is kidney shaped, 14' x 31'. The facility was remodeled in 1995 with new carpet, beds, wall coverings, ceramic tile, and new sub-flooring on the upper and main levels.

Other ground floor amenities include a swimming pool, jetted hot spa, sauna and steam room, and coin operated laundry for motel guests. A banquet room is available for community functions or small conventions on a rental basis and can accommodate meetings up to 60 people. Access to the upper floors is provided by internal stairwells at mid point of the motel structure and at each end of the building. The connecting restaurant and lounge is 6,676 sq. ft. and has a seating capacity of 132 in the restaurant and 53 in the bar/lounge area.

Structural Improvements

Number of Stories:          Two (2)

Building Class:             Class "D"

Quality of Construction:    Average to Good

Year of Construction:       1979, remodeled in 1995

Gross Building Area:        Motel main level - 17,602 sq. ft.; motel lobby - 528
                            sq. ft.; motel second floor - 17,602 sq. ft.;
                            recreation area - 1,953 sq. ft.; total 37,865 sq.
                            ft.

Number of Units:            101 plus office and manager's quarters

Footings:                   Reinforced concrete spread footers

Foundation Walls:           Reinforced concrete


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IMPROVEMENT DESCRIPTION (Continued)

Floor Structure:            Elevated main level over an insulated crawl
                            space with 2' x 6' joists supported by 4' x 8' and 6' x 8' beams on 4' x 6' and 6' x 6' support posts and concrete footings and foundation walls. According to information supplied by the current manager, the decking on the main floor is 3/4" plywood over 3/4" tongue and groove plywood and the second floor is 3/4" plywood over 5/8" tongue and groove plywood

Exterior Walls/Frame:       2" x 4" x 16" OC

Exterior Siding:            3/8" lap wood siding over 1/2" gypsum sheating
                            plus decorative stone veneer

Roof: Gable type, engineered wood trusses, plywood decks, cedar shingles

Interior Walls:             Frame walls between rooms are 2" x 4" x 16" OC

Stairway and Lobby:         Inside walls have 5/8" type "X", gypsum board each
                            side, outside walls to have 5/8" type "X" gypsum board inside frame only

Windows:                    Metal framed sliding windows with insulated glass

Doors: Solid core doors to the corridors and hollow core doors to the bath, extruded aluminum and glass exterior doors

Electrical System:          Three-phase, 1,200 amp, 120/208 volt

Heating and Cooling:        Wall mounted combination heating/air conditioning
                            units, forced air electric wall heaters in corridors and common areas


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IMPROVEMENT DESCRIPTION (Continued)

Room Types

There are 101 motel units plus the manager's unit. The motel units consist of 4 handicap single queen bedrooms, 23 king bedrooms, 29 single king bedrooms, and 45 double queen bedrooms that are more particularly described as follows:

       Number   Type                          Use
--------------------------------------------------------------------------------
         2      Single Queen Beds             Handicap with roll-in shower
         2      Single Queen Beds             Handicap with tub/shower
        11      King Beds                     Non-Smoking
        12      King Beds                     Smoking
        19      Single Queen Beds             Non-Smoking
        10      Single Queen Beds             Smoking
        23      Double Queen Beds             Non-Smoking
        22      Double Queen Beds             Smoking
         1      Manager's Unit with living room and kitchen area
       ---
       101

Meeting Rooms: (1) 25-person on the second floor of motel

Recreational Facilities
Pool:                    San Juan kidney shaped - 14' x 31'
Spa Hot Tub:             San Juan 8' x 8' octagon
In-Suite Shower:         Ceramic tile
Sauna:                   Finlandia with tile floor
Steam Room:              Ceramic tile
Mens and Womens Restrooms: Ceramic tile and sheetrock walls and ceilings

Restaurant and Lounge

The restaurant/lounge area of the subject property is attached to the motel area previously described and is described follows. The subject is a single story, average to good quality, Class "D". restaurant and lounge building which is attached to a 101-unit motel building. This portion of the total improvement is finished with an entrance area with restroom waiting area, coffee shop, lounge and bar area with bandstand stage and parquet dance floor, dining room off lounge, banquet room, full service kitchen and support areas.

Building Class:          One-story, Class "D", average to good quality
                         building
Size:                    6,676 sq. ft. of floor area
Year Built:              1979 and remodeled at various times since


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IMPROVEMENT DESCRIPTION (Continued)

Footings:                      Concrete
Foundation Walls:              8-inch concrete
Exterior Walls:                Frame, 2" x 4", 16" OC
Roof Type:                     Hip type with engineered wood trusses, plywood
                               deck, cedar shingles

Floor Coverings:               Carpet in the dining area, coffee shop, entry,
                               hall, and lounge; vinyl in the kitchen; parquet dance floor in lounge, ceramic tile in restrooms

Interior Walls:                Sheetrock, wall coverings

Ceilings:                      Acoustical tile

Dining Area:                   Has a moss rock, wood burning fireplace, seating
                               for 72 people

Banquet Room:                  Adjacent to dining area with separate with
                               separate or common access, seating for 60 people

Bar Area:                      Divided from the dining area by a decorative rock
                               wall fireplace and accordion doors, bar and back bar which are attractively designed, has dance floor, fireplace, bandstand, and seating for 53 people

Kitchen: The kitchen and dishwashing area is adequate in size (see sketch), the floors are vinyl and there is a walk-in freezer and walk-in cooler off the kitchen and dishwashing area

Ladies Restroom:               One stall for handicapped, vanity, ceramic tile
                               floor covering, and wallpaper

Mens Restroom:                 One urinal, one handicapped stall, one vanity,
                               ceramic floor covering, and wallpaper

Walk-In Cooler:                A 6' x 5'8" walk-in freezer and 4-1/2' x 17'
                               walk-in cooler

Overall Condition:             Subject is attractively decorated and is
                               considered to be in good/average condition

Site Improvements

Approximately 46,872 sq. ft. of asphalt paved parking and drives; motel has 74 parking spaces includes 4 designated for handicap; restaurant has 51 spaces includes 2 designated for handicap. A double illuminated Interstate sign displaying logo, approximately 50 feet high, located on the northeast corner of the subject property, an illuminated street access sign, and a street side double illuminated sign on Curtis Street and Luker Lane; wall mounted exterior lights, parking lamps, landscaping: and canopy:


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IMPROVEMENT DESCRIPTION (Continued)

Furniture Fixtures & Equipment

Guest suites include either single king bed or double queen beds; color televisions with remote controls; carpet, draperies; light fixtures and lamps; combination desk/dresser units; luggage rack; parlor table with upholstered wood chairs; night stand. FF&E appears to be of above average quality with no functional obsolescence attributable to poor quality, layout or design.

FF&E includes all the furnishings, linens and supplies, cleaning and house keeping equipment, business office and front desk equipment, furnishings and related personal items. We have estimated these personal property items at a depreciated replacement value of $2,500 per room, or $252,500.

Depreciation

The actual age of the improvements is approximately 17 years. They are well maintained and remodeled in 1995 and appear to have an effective age overall of approximately 15 years. They are in good condition for facilities of their age and quality. According to building industry sources the expected life of similar improvements is 50 years.

Functional Features and Concluding Remarks

Overall the improvements are in good to very good condition and show care of maintenance. They are well designed, functional in their layout and provide good utility and guest appeal. Nothing in our inspections suggests either the presence of elements of functional obsolescence or substantial deferred maintenance.

The operators' marketing strategy is focused on maximizing extended visit, and corporate and government agency patronage. We find the modified suites layout offering "larger than typical" single room units, with amenities typically found in true all suites hotels, is a cost effective way to deliver more amenity and functional utility to the customer, without incurring the additional costs typically associated with the development and operation of multi-room suites. In room microwave ovens and refrigerators, multiple phones, guest laundry facilities and attractive corporate plans seem to be effective in attracting the target market customer. We therefore, find that the subject property is entirely adequate in meeting the owners intended use and purpose for the subject facilities.


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                          HIGHEST AND BEST USE ANALYSIS

The Appraisal Institute defines highest and best use as follows:

"The most profitable likely use to which a property can be put. The opinion of such use may be based on the highest and most profitable continuous use to which the property is adapted and needed, or likely to be in demand in the reasonably near future. However, elements affecting value that depend on events or a combination of occurrences that, although in the realm of possibility, are not fairly shown to be reasonably probable, should be excluded from consideration. Also, if the intended use is dependent on a uncertain act of another person, the intention cannot be considered.

"That use to which the land may reasonably be expected to produce the greatest net return to land over a given period of time. That legal use which will yield to land the highest present value. Sometimes called `optimum use.'"

In estimating highest and best use, there are essentially four stages of analysis:

      1. Possible Use. What uses of the site in question are physically possible?

      2. Permissible Use (legal). What uses are permissible by zoning and deed restrictions on the site in question?

      3. Feasible Use. Which possible and permissible uses will produce a net return to the owner of the site?

      4. Maximally Productive Use. Among the feasible uses, which use will produce the highest net return or the highest present worth?

The highest and best use of the land (or site) if vacant and available for use may be different from the highest and best use of the improved property. This is true when the improvements are not an appropriate use, but it makes a contribution to the total property value in excess of the value of the site.

The following tests must be met in estimating the highest and best use. The use must be legal; the use must be probable, not speculative of conjectural; there must be a profitable demand for such use; and it must return to the land the highest net return for the longest period of time. These tests have been applied to the vacant property. In arriving at the estimate of highest and best use, the subject site was analyzed as vacant and available for development.


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HIGHEST AND BEST USE ANALYSIS (continued)

As Vacant

Possible Use: The first constraint is the constraint dictated by the physical characteristics of the site. The size and location within a block have a determining effect on the site's value. In general, larger sites and corner locations enable a developer to achieve economies of scale and allow flexibility in building and site improvement design.

The subject site is located at the end of a short two-way street that ends at the northeast corner of the subject property and has good visibility from both Interstate Highway 25 and Curtis Street. It is not a corner lot and is located 160 feet west of the intersection of Luker Lane and Curtis Street.

The subject site is a rectangular 2.09 acre tract of land in the northwest quadrant of the intersection of Curtis Street/Wyoming Boulevard and Interstate Highway 25 at the East Casper/Evansville Interchange. Its northern boundary is adjacent to a paved, 500 foot long, 30 foot wide roadway easement at the end of Luker Lane which is an extension of Luker Lane at its west end but is not a dedicated city street. Luker Lane intersects with Curtis Street at its east end. This is the subject's only point of ingress and egress. Its southern boundary is 500 feet along the highway Right-Of-Way of Interstate Highway 25 and related north bound on-ramp.

The subject's size has a good functional utility for a wide range of commercial uses and all utilities are available at the site; however, the frontage street in not fully improved as there are undeveloped lots to the north and west of the subject. Considering size and location, the site is considered to be adequate for a variety of uses including service facility such as a motel, restaurant, bar, and lounge. Therefore, the physical aspects of the site do not eliminate any uses from the highest and best use analysis, except for very large scale commercial/retail uses.

Legally Permissible Use

The legal uses of the land are typically controlled by public restrictions such as zoning classifications and/or private restrictions such as protective covenants or deed restrictions. Zoning, it and of itself, does not create a site's highest and best use, rather it limits the potential uses to which a site may be put. Zoning affects supply and demand since it actually limits the supply side utility of a site. The subject site is not zoned but is controlled by the Town of Evansville and its current use, a motel/restaurant/lounge is its permitted use. Any change in use would have to be approved by the Evansville City Council.


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HIGHEST AND BEST USE ANALYSIS (continued)

Feasible Use
Feasible use addresses supply and demand and is a concept that there is a reasonable likelihood that a project will satisfy specific objectives. Feasibility generally pertains to income producing properties and relates to investment objectives such as stabilized occupancy, budget management, and potential value enhancement.

The use decision is fundamental to determining how much income a site can produce. Therefore, the income to the land is the driving force of property value. Conformity of use tends to dictate which uses are reasonably probable for a given site. Those uses that are legally permissible and physically possible are again considered to determine their potential for producing income that would be equal to or greater than the amount needed to satisfy operating expenses, financial obligations, and capital amortization. Uses that are expected to produce a positive return are considered financially feasible.

As previously mentioned in the Neighborhood Section of this report, the subject is not zoned; however, the surrounding area adjacent south of Interstate Highway 25 is zoned for commercial business and the predominant use in the immediate area of the subject conforms to this use. The property is easily adapted to most forms of commercial development but appears particularly well suited for highway oriented commercial uses where exposure to high average daily traffic volumes is regarded as advantageous by prospective uses.

Uses such as residential and industrial, which could be, in theory, approved by the Town of Evansville are less than optimal since heavy traffic exposure and noise from the Interstate would not be conducive to residential development and industrial development would be limited by the size and the economic feasibility. These adverse characteristics would tend to limit or diminish the subject property values if used for residential or industrial purposes.

An analysis of the subject's neighborhood indicates that there is a demand for a motel/restaurant/lounge in the immediate area of the subject and the area is not adversely affected by competition. Considering that the predominant use within the immediate neighborhood are uses that conform with commercial business zoning, even though there is no formal zoning in the area, and this type of use contributes the highest return to the land, a use of this type is the most financially feasible for the subject site.


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HIGHEST AND BEST USE ANALYSIS (continued)

Maximally Productive

Analyzing the different markets for the land uses that have met the first three criteria indicates that a service related use including motels, restaurants, and bar/lounge are currently generating the highest residual income to the land. These land uses are all considered to have the potential to be maximally productive.

Therefore, the highest and best use of the subject site as vacant is highway oriented commercial development, including a lodging facility.

As Improved

The same test of physically possible, legally permissible, financially feasible, and maximally productive also dictate the highest and best use of the property, as improved.

The subject is presently improved with a 101-unit motel/restaurant/lounge. Review of the historical operating statements clearly reveals the profitability of the subject property as a going concern limited service hotel and restaurant facility. The existing uses is clearly profitable, and the improvements add substantial value beyond the raw site value. No other use of the improvements is likely to provide a higher net income to the property. Therefore, the highest and best use for the subject as improved is to continue operations as a limited service hotel and restaurant.


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                                    VALUATION

There are three approaches to value which will be employed in the analysis: the Cost Approach including land valuation and construction cost analysis; Direct Sales Comparison Approach evaluating sales of similar properties; and an Income Approach based upon the property operating at stabilized income levels.

Cost Approach

In the appraisal process, the Cost Approach requires an analysis of sales of similar parcels of land to arrive an estimate of market value for the subject site. An estimate is then made as to the cost to replace the subject's improvements at today's costs using reliable sources of cost data. Depreciation or obsolescence from all causes is estimated based on the experiences of similar properties. Depreciation is then deducted from the replacement costs as new to arrive at the present worth of the improvements and the site.

Market Approach (Direct Comparison Approach)

This is an appraisal procedure in which the value estimate is predicated upon prices paid in recent market transactions. Listings and offerings of property may also be utilized in this analysis, however, the use of listings is limited since the property has not met the full test of the market and usually tends to set the upper limit of value. The steps the appraiser follows in this approach are set forth below.

      1. Seeks out similar properties for which pertinent sales, listings, offerings and/or rental data are available.

      2. Qualifies the price as to terms, motivating forces and bona fide nature.

      3. Compares each of the sale properties' important attributes with the corresponding ones of the properties being appraised, under the general division of time, location, income and physical characteristics.

      4. Considers all dissimilarities in terms of their probable effect upon the sale price.

      5. Formulates an opinion of the relative value of the property being appraised as compared with the price of each similar property.


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VALUATIQN (Continued)

The units of comparison abstracted from the sales are the sales price per square foot or unit and the overall rate of return. Each of these units of comparison is discussed more fully below.

Sales Price per Square Foot or Unit

This is an expression of the total consideration divided by the particular unit of comparison. Its chief advantage is that it is a direct comparison of the price of the comparable to the property in question. Weighing of comparables may be necessary due to differences of location, physical characteristics, market conditions and terms of the sale transactions. It is most accurate when the subject and the comparables are of similar character and the sales are of recent vintage.

Overall Rate of Return

This rate is the direct relationship of the net operating income (before debt service) and the sale price. the overall rate reflects both the return on the investment and the return of the investment. This is a rate which is frequently used by investors and appraisers because it is ascertainable from comparable sales and can be applied directly to the estimated net operation income of the property under appraisal. This unit of comparison is used in the Income Approach.

Income Approach

The Income Approach is generally the most relevant approach in evaluating investment type properties. This approach is predicated on the principle that value is created by the expectation of benefits derived in the future. The anticipated net income is converted to a present value by a direct capitalization or the use of a discounted cash flow process.

Direct Capitalization

This process involves dividing the net operating income by a capitalization rate. This rate reflects such factors as risk, time, interest on capital investment, and recapture of the depreciating asset. This approach to value encompasses the following:

1. The estimation of current economic rent levels to establish annual potential gross revenues. Current economic rents are generally current market rents.

2.    The estimation of vacancy and collection loss allowances.

3.    The estimation of annual operating expenses.

4. The deduction from potential gross revenues of vacancy and collection loss and operating expenses, leaving the net operating income before debt service and depreciation.


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VALUATION (Continued)

5. Capitalization of the net operating income by the appropriate rate as abstracted from the market.

Discounted Cash Flow

A widely accepted view of value as of a given valuation date is the discounted present worth of the anticipated future income reasonably expected to be generated by an income producing property over a specific period of time. The process by which future income receipts are converted to a present value is termed discounting. Many different capitalization methods and techniques are available to process anticipated future income into a present worth estimate. The method used depends primarily on the characteristics of the forecast income stream, the form of the appropriate rate of return or discount rate, and the time period involved.

The two methods used in this analysis are capitalization in perpetuity (utilizing an overall capitalization rate discussed above) and capitalization for a finite period (discounted cash flow analysis). Capitalization in perpetuity as used in the Income Approach assumes the income stream will continue undiminished, indefinitely. The rate used to process this income streams embodies the factors of time preference (opportunity costs), liquidity, management burdens, and ownership risks. The appropriate rate is derived through an analysis of sales of properties displaying similar investment opportunities to the investor.

The discounted cash flow method is a rigidly defined mathematical relationship between income streams, rates and timing. Processing an income stream by a correct mathematical formula does not in itself produce a supportable market value. As with other techniques of income capitalization, the discounted cash flow analysis requires reliable market data on several critical points. If the required market data information is not available, the appraiser is injecting his judgment and opinion in using non-market data and the results are not justifiable market value.

RECONCILIATION

The final step in the appraisal process is the reconciliation or correlation of the value indicators. In the reconciliation, the relative applicability of each of the approaches utilized is considered. Those approaches that are deemed most appropriate to the particular appraisal question involved are weighed for the accuracy and reliability of the data used in the analysis, and an opinion is formed as to the market value of the subject property. The relative weight or emphasis given to any of the approaches depends on the forces prevalent in the market which act upon the subject property.


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                                  COST APPROACH

In this approach, it is assumed that a purchaser would consider producing a substitute, competing property with the same utility as the subject. The net cost to the rational, informed purchaser is the measure of value of the subject property. The net cost includes construction costs (to the purchaser, not the contractor or builder), financing costs, and all other costs incurred during the construction period. Any depreciation or diminished utility is deducted from the costs in order to arrive at a net contribution of the improvements in their present condition to the total property value as of the valuation date. The site is valued as if vacant and available to be put to its highest and best use. This is then added to the depreciated improvement costs to yield the value of the total property as indicated by the Cost Approach.

Land Valuation

The most reliable procedure for estimating the land value is by the application of the Direct Sales Comparison Approach. In estimating the value of the subject's site, a search was conducted to find sales of similar parcels with similar zoning and characteristics. Those sales considered to be the most relevant indicators of the subject's land value are detailed on the following pages.


----------------------------------
James Ratkovich & Associates, Inc.

739 Luker Lane, Casper, WY
--------------------------

                           COMPARABLE LAND SALE NO. 1

Location:                       Comfort Inn site, approximately 700 feet east of
                                the intersection of Curtis Street and Lathrop
                                Road

Address:                        480 Lathrop Road, Evansville, Wyoming

Grantor:                        Jams H. Slappey

Grantee:                        Heritage Inn of Casper

Date of Instrument:             January 26, 1994

Date of Recording:              February 23, 1994

Instrument:                     Warranty Deed #538788

Zoning:                         Evansville

Legal Description:              Lot 3, Block 2, Lierd-Miracle Addition to the
                                Town of Evansville, Natrona County, Wyoming

Sales Price:                    $175,000

Terms:                          Cash to seller

Size:                           1.4567 acres

Price/Sq. Ft.:                  $2.76

Improvements:                   Vacant land

Verified By:                    James E. Wren

Verified With:                  Ed Bloodworth, Appraiser

Inspected By:                   James E. Wren and Ed Holthouse

Comments:                       Site was purchased for the construction of a
                                56-unit limited service motel. Site is
                                considered similar to the subject in location and utility. It is adjacent to a full service restaurant and lounge.


----------------------------------
James Ratkovich & Associates, Inc.

739 Luker Lane, Casper, WY
--------------------------

                           COMPARABLE LAND SALE NO. 2

Location:                       Miracle Drive and Lathrop Road

Grantor:                        Wyoming National Bank, Trustee

Grantee:                        Timberline Hospitality, L.L.C.

Date of Instrument:             November 18, 1994

Date of Recording:              November 21, 1994

Instrument:                     Warranty Deed #553648

Zoning:                         Evansville

Legal Description:              Lot 2, Block 2, Lierd-Miracle Addition to the
                                Town of Evansville, Natrona County, Wyoming

Sales Price:                    $130,680

Terms:                          Cash to seller

Size:                           1.5 acres or 65,340 sq. ft.

Price/Sq. Ft.:                  $2.00

Improvements:                   Vacant land

Verified By:                    Ed Holthouse

Verified With:                  Mike Crank. Selling Broker

Inspected By:                   James E. Wren and Ed Holthouse

Comments:                       Site was purchased as a future site for a new
                                Super 8 Motel; however, the owners have
                                indicated that they are in no hurry for its construction. Site is considered inferior to the subject in location.


----------------------------------
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                                                                              56

739 Luker Lane, Casper, WY
--------------------------

                           COMPARABLE LAND SALE NO. 3

Location:                       Northeast quadrant of East Second Street and
                                Walsh Drive

Grantor:                        Stephens General Contract Corporation

Grantee:                        Broadway Partners, L.L.C.

Date of Instrument:             August 16, 1996

Date of Recording:              August 19, 1996

Instrument:                     Warranty Deed #583567

Zoning:                         "C-2"

Legal Description:              Lot 2, Swanton Subdivision No. 1 and Lot 3,
                                Swanton Subdivision No. 2, Casper, Natrona
                                County, Wyoming

Sales Price:                    $398,574

Terms:                          Cash to seller

Size: 1.315 acres plus 0.511 acres = 1.826 acres of 79,540.56 sq. ft.

Price/Sq. Ft.:                  $5.01

Improvements:                   Vacant city lot

Verified By:                    Ed Holthouse

Verified With:                  Randy Hall, ReMax, Selling Broker

Inspected By:                   James E. Wren and Ed Holthouse

Comments:                       1031 Exchange - site was purchased for a new
                                office supply retail center, owner plans to lease retail space and pad sites.


----------------------------------
James Ratkovich & Associates, Inc.

739 Luker Lane, Casper, WY
--------------------------

                           COMPARABLE LAND SALE NO. 4

Location:                       Northeast quadrant of East Second Street and
                                Walsh Drive

Grantor:                        Linda Michelle Ferguson

Grantee:                        Broadway Partners, L.L.C.

Date of Instrument:             August 14, 1996

Date of Recording:              August 19, 1996

Instrument:                     Warranty Deed #583565

Zoning:                         C-2

Legal Description:              Lots 1 and 2, Swanton Subdivision No. 2, Casper,
                                Natrona County, Wyoming

Sales Price:                    $576,604

Terms:                          Cash

Size: 1.294 acres plus 0.946 acre=2.24 acres or 97,574.4 sq. ft.

Price/Sq. Ft.:                  $5.91

Improvements:                   Vacant city lot

Verified By:                    Ed Holthouse

Verified With:                  Randy Hall

Inspected By:                   James E. Wren and Ed Holthouse

Comments:                       1031 Exchange - site was purchased for a new
                                office supply retail center, owner plans to lease retail spaces and pad sites.


----------------------------------
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                                                                              58

739 Luker Lane, Casper, WY
--------------------------

                           COMPARABLE LAND SALE NO. 5

Location:                       Forest Drive and Trigood, Casper, Wyoming

Grantor:                        Michelle Ferguson

Grantee:                        Rat Hole Drilling

Date of Instrument:             April 20, 1993

Date of Recording:              May 3, 1994

Instrument:                     Warranty Deed #523702

Legal Description:              Lot 4, Sage Creek Addition to the City of
                                Casper, Natrona County, Wyoming

Sales Price:                    $155,200

Terms:                          Cash to seller

Size:                           40,000 sq. ft. - 0.92 acre

Price/Sq. Ft.:                  $3.88

Zoning:                         "C -2", General Business

Verified By:                    Gary Ferguson

Inspected By:                   James E. Wren and Ed Holthouse

Comments:                       The lot fronts on Trigood Drive with a good view
                                of East Second Street, to the east is a new store being leased by Continental Baking
                                Company. Prices were obtained from Gary
                                Ferguson.


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                                                                              59

739 Luker Lane, Casper, WY
--------------------------

Land Valuation (Continued)

Discussion

These Five land sales transactions and listings represent the sale activity of the subject sire over the last three years with two comparable sites in close proximity to the subject. The two confirmed closed sales in the subject's immediate neighborhood occurred in February 1994 and November 1994 revealing historical values ranging from $2.00/sq. ft. to $2.76/sq. ft. The discussion of the value adjustments and conclusions is presented below.

Property Rights Conveyed

This adjustment considers the differences in legal status (interest) between the subject property and the comparable sales. Specific interests convey different type of rights in a property that affect value. Property rights can be defined as fee simple, leased fee and leasehold interests. All the land sales used involved the transfer of the fee simple interest and no adjustment is warranted. No adjustment was made.

Financing Adjustment

The comparable land sales have been reviewed in reference to their financing. Sales and asking prices represent all cash transactions, where no extraordinary financing terms or seller financing is involved. Therefore, no cash equivalency adjustments have been applied.

Motivation of Sale

This adjustment considers the differences in motivations of purchasers in the market. Arms length transaction is defined as a transaction where unrelated parties come together where neither party is under duress. Plottage is defined as the increment of value created when two or more sites are combined to produce greater utility. The seller of Sale No. 4 was able to sell for a higher price because his property was needed to complete the transaction for Sale No. 3. In discussing this transaction with the selling broker, a $0.90/sq. ft. was given as plottage value.

Market Conditions Adjustment - Time Factor

The sales were analyzed for changes in market conditions to determine if a market condition adjustment is required and to what magnitude. Based upon the appraiser's evaluation of secular trends in the market we were unable to identify land inflation rats within our local market for the years from 1994 through late 1996. The rate and extend of land value inflation in a given neighborhood varies substantially depending on development activity and investor speculation. In the immediate neighborhood construction of the new Comfort Inn has occurred in the last three years. Furthermore, in reviewing current listings in the subject's immediate area, it was determined that there was a number of available properties that could be purchased for $2.00/sq. ft.; however, their location appears to be somewhat inferior to the subject property.


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

739 Luker Lane, Casper, WY
--------------------------

                     ADJUSTMENT GRID - COMPARABLE LAND SALES

==================================================================================================================
CHARACTERISTICS               SUBJECT                COMP. NO. 1          COMP. NO. 2             COMP. NO. 3
==================================================================================================================
------------------------------------------------------------------------------------------------------------------
   Location                                       480 Lathrop Road   1/4 Mile East of Curtis  NE Quadrant East 2nd
                                                Evansville, Wyoming        and Lathrop          and Walsh Drive
                                                                       Evansville, Wyoming      Casper, Wyoming
------------------------------------------------------------------------------------------------------------------
  Sale Price                                          $175,500             $130,680               $398,574
 Price/Sq. Ft                                       $2.76/Sq. Ft.        $2.00/Sq. Ft.          $5.01/Sq. Ft.
------------------------------------------------------------------------------------------------------------------
Rights Conveyed                                      Fee Simple           Fee Simple             Fee Simple
  Adjustment                                             -0-                  -0-                    -0-
------------------------------------------------------------------------------------------------------------------
Motivation of Sale                                   Arms-Length          Arms-Length            Arms-Length
  Adjustment                                             -0-                  -0-                    -0-
------------------------------------------------------------------------------------------------------------------
 Date of Sale                                          2/23/94             11/18/94                8/19/96
  Adjustment                                             -0-                  -0-                    -0-
------------------------------------------------------------------------------------------------------------------
     Size                    87,500 Sq. Ft          63,474 Sq. Ft.       65,340 Sq. Ft.         79,541 Sq. Ft.
  Adjustment                                             -0-                  -0-                    -0-
------------------------------------------------------------------------------------------------------------------
   Location             East Casper Evansville          Equal              Inferior               Superior
  Adjustment                  Interchange                -0-            (+)$0.75/Sq. Ft.       (-)$2.25/Sq. Ft.
------------------------------------------------------------------------------------------------------------------
    Zoning                    Evansville              Evansville          Evansville                "C-2"
  Adjustment                                             -0-                  -0-                    -0-
------------------------------------------------------------------------------------------------------------------
Total Adjustments                                        -0-            (+)$0.75/Sq. Ft.       (-)$2.25/Sq. Ft.
------------------------------------------------------------------------------------------------------------------
Indicated Price/Sq. Ft.
of Subject Property                                $2.76/Sq. Ft.         $2.75/Sq. Ft.          $2.76/Sq. Ft.
------------------------------------------------------------------------------------------------------------------
Indicated Price of
Subject Property                                      $241,500             $240,625               $241,500
==================================================================================================================

==================================================================
CHARACTERISTICS               COMP. NO. 4          COMP. NO. 5
==================================================================
   Location                NE Quadrant East 2nd  Forest Drive and
                             and Walsh Drive        Trigood
                             Casper, Wyoming     Casper, Wyoming
------------------------------------------------------------------
  Sale Price                    $576,604            $155,200
 Price/Sq. Ft                 $5.91/Sq. Ft.       $3.88/Sq. Ft.
------------------------------------------------------------------
Rights Conveyed                Fee Simple          Fee Simple
  Adjustment                      -0-                 -0-
------------------------------------------------------------------
Motivation of Sale              Plottage          Arms-Length
  Adjustment                (-)$0.90/Sq. Ft.          -0-
------------------------------------------------------------------
 Date of Sale                   8/19/96              5/3/94
  Adjustment                      -0-                 -0-
------------------------------------------------------------------
     Size                   97,574 Sq. Ft.       40,000 Sq. Ft.
  Adjustment                      -0-                 -0-
------------------------------------------------------------------
   Location                     Superior            Superior
  Adjustment                (-)$2.25/Sq. Ft.     (-)$1.15/Sq. Ft.
------------------------------------------------------------------
    Zoning                       "C-2"               "C-2"
  Adjustment                      -0-                 -0-
------------------------------------------------------------------
Total Adjustments           (-)$3.15/Sq. Ft.     (-)$l.15/Sq. Ft.
------------------------------------------------------------------
Indicated Price/Sq. Ft.
of Subject Property          $2.76/Sq. Ft.        $2.73/Sq. Ft.
------------------------------------------------------------------
Indicated Price of
Subject Property               $241,500             $238,875
==================================================================


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

739 Luker Lane, Casper, WY
--------------------------

Land Valuation (Continued)

Size Adjustment

Size adjustments, which may be dictated when substantial differences in value indicators can be isolated only to differences in size, may be supported where data is plentiful enough to facilitate a matched pair sales analysis. In this case, the available data are insufficient to do so.

Location Adjustment

Location can have a definite impact on site value, particularly for highway oriented commercial uses such as hotels, restaurants, and regional shopping centers. For this reason prices and historical sales activity on the south side of Interstate Highway 25 have been somewhat higher and stronger than on the north side of Interstate Highway 25. Part of this selling price differential may be traced to location since traffic exposure/visibility, size, location, and utility are all comparable. We think some of the differential may be the result of the proximity of the established hotel and restaurant, but that perhaps 1/2 of the differential may be attributed to the superior traffic exposure afforded by the south side of Interstate Highway 25. Comparable Sales No. 3, No. 4, and No. 5 are all sales on the south side of Interstate Highway 25 and are considered to be in the regional shopping area or, as it is locally known, the "mall area".

Concluded Land Value

The comparable land sales indicate an unadjusted range from $2.00/sq. ft. to $5.91/sq. ft. These sales are all commercial parcels intended for commercial uses. All are located within close proximity to the subject site and they provide a fairly well defined range of values prior to an application of adjustments.

The subject motel site at 87,500 sq. ft. is large enough to support a wide range of commercial uses, which we discussed in the Highest and Best Use Section of this report. It is the opinion of the appraiser that Comparable No. 1 is most similar to the subject in location and use as it was purchased for the construction of the Comfort Inn which is built to directly compete with the subject property and best represents the current market value of the subject property. Therefore, we conclude that the value of the subject site is:

                    87,500 sq. ft. @ $2.75 sq. ft. = $240,625

                               Conclude  $240,000


----------------------------------
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                                                                              62

739 Luker Lane, Casper, WY
--------------------------

COST APPROACH (Continued) Reproduction Cost New

The next step in the Cost Approach is to estimate the cost new of the subject improvements. The dimensions and characteristics of the improvements have been identified through a field inspection and analysis. There are two forms of cost data generally available. These are Replacement and Reproduction costs.

Replacement Cost is defined in Real Estate Terminology, Revised Edition (AIREA,
SREA) as, "the cost of construction at current prices of a building having utility equivalent to the building being appraised but built with modern materials and according to current standards, design and layout."

Reproduction Cost is defined in Real Estate Terminology. Revised Edition (AIREA,
SREA) as, "the cost of construction at current prices of an exact duplicate or replica using the same materials, construction standards, design, layout, and quality of workmanship, embodying all the deficiencies, super adequacies and obsolescence of the subject building."

The use of the replacement cost concept presumably eliminates all functional obsolescence, and the only depreciation to be measured is physical deterioration and external obsolescence. In this appraisal, the Marshall Valuation Service, a nationally recognized cost service, as well as consultation with local contractors, has been used to derive the estimate of the replacement cost. The publishers of this manual consider the estimates to be replacement costs, but when the cost model closely conforms in construction materials and methods to the subject, these costs can be considered as reproduction costs.

Since the cost estimate is applied to the gross area of the subject property, the deficiencies and other adequacies of the subject are embodied in the cost estimate and are dealt with in the depreciation estimate. The cost utilized in this analysis is therefore considered to represent Reproduction Costs.

This estimate is set forth on the Development Proforma located at the end of this approach. These costs include hard costs for construction, soft costs for architectural and engineering, soil, legal, supervision, fees and related costs; Financing costs; leasing commissions; and rent loss during absorption. Developers profit is added at 18 percent to account for the high level of risk and skill required to develop hotel property.

The hard construction cost for the improvements is estimated at $72.77 per square foot. Soft costs are estimated at 8 percent for design, architectural and engineering; 3 percent for development overhead, and 25 percent of annual income is estimated for opening expenses and income loss during stabilization.


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

739 Luker Lane, Casper, WY
--------------------------

COST APPROACH (continued)

Furniture, Fixtures & Equipment

The guest rooms are furnished with typical modem furnishings which include either a single king-sized bed, two or three queen beds, side tables, desk, dresser, chairs, table, draperies, night stands, color television with remote, lamps, couch, clock radio and telephones. FF&E includes all the furnishings, linens and supplies, cleaning and house keeping equipment, business office and front desk equipment, furnishings and related personal items. We have estimated these personal property items at a depreciated replacement value of $2,500 per room, or $252,500.

Accrued Depreciation

Accrued depreciation is the difference between the reproduction cost of the improvements and the market value of the improvements on the date of valuation. Depreciation is characterized by three categories: physical, functional and external.

Physical depreciation is evidenced by wear and tear of the structure. Functional obsolescence is also caused by internal characteristics such as a poor floor plan, inadequate mechanical equipment or functional inadequacy or over adequacy due to size or other characteristics. External or economic obsolescence is caused by conditions external to the property, such as a lack of economic demand or changing property uses in the area, or general national or regional economic conditions.

To establish the appropriate depreciation to be applied to the subject, the Marshall Valuation Service has been consulted. This service collates by type of construction and usage actual case studies of properties to produce market derived depreciation and remaining life estimates. These studies resulted in mathematical curves from which the depreciation for any initial life expectancy can be computed. An additional method of estimating physical depreciation is the Age/Life Method. This is a method of estimating incurable physical deterioration as a percentage applied to current replacement or reproduction cost new of the improvements. The percentage reflects the ratio of estimated effective age to typical anticipated economic life.

The depreciation estimate for the subject property is based an effective age at 15 years and an expected life of 50 years for the improvements indicating a depreciation estimate of 30 percent.

Located on the following page is a summary of the replacement cost new, including depreciation and land value indication. It indicates an As Is value of subject property, as follows:

                                   $4,000,000


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

739 Luker Lane, Casper, WY
--------------------------

                             Replacement Cost Study

===================================================================================================
Development Proforma
Shilo Inn, Casper, WY
===================================================================================================

MVS: Sec. 1.1, P17, Class D, Good Current X    Local X   Adj$/sf
-------------------------------------------    -------   -------
Base Cost:                 $69.30      1.00       1.05   $72.77
Hard Costs                          Measure             $/Measure                    Cost    $/SF
----------                          -------             ---------                    ----    ----
 Building                            44,361 SF           $72.77    $3,227,928
 Yard Improvements                                                   $150,000
                                                                     --------

Total Hard Costs                                                               $3,377,928  $76.15

Soft Costs
----------
Architectural & Engineering                       8.00%             $270,200
Development Overhead                              3.00%              101,300
Stabilization & Opening Expenses         25% of annual income        232,484

Total Soft Costs                                                                 $603,984  $13.62
                                                                               ==========
Total Improvement Costs                                                        $3,981,912  $89.76

Entrepreneurial Profit Total          18.00%                                     $716,744  $16.16
                                                                               ==========  ------
                                                                               $4,698,657 $105.92
Depreciation Adjustment             Age/Life              % Dep.     $ Dep.
-----------------------
Physical                              15/50               30.00%   $1,194,574

Total Depreciation                                                             $1,194,574  $26.93
                                                                               ==========  ------
Project Costs (Depreciated
 Replacement Cost)                                                             $3,504,083  $78.99

Depreciated Furniture Fixtures
 & Equipm                                             101 Units@       $2,500    $252,500

Land Valuation                         Acres        SF     $/SF    Land Value       Total
--------------                         -----        --     ----    ----------       -----
Site Value in Fee                       2.01     87,500   $2.75     $240,625
Site Value                              2.01     87,500   $2.74                  $240,000

---------------------------------------------------------------------------------------------------
Indicated Value                                                                $3,996,583

Rounded                                                                        $4,000,000
                                                                               ==========
===================================================================================================


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

739 Luker Lane, Casper, WY
--------------------------

                           DIRECT COMPARISON APPROACH

The Direct Comparison Approach attempts to estimate the value of the subject property by comparing sales of similar properties within the market area of the subject. These sales are inspected, verified as to price, terms and conditions of the property at the date of sale, location, and income characteristics of the property. The data are then analyzed and compared to the subject property. The units of comparison considered significant in determining the subject's market value are the sale price per square foot and price per unit. In addition, a Gross Room Revenue Multiplier is derived for use as an additional measure of value for this approach. The overall rate is also abstracted from the market data for use in the Income Approach.

A search of the subject's regional market area was conducted to find sales of generally comparable hotel facilities that have occurred in the recent past. A summary of the sales that were considered most relevant for this analysis are summarized on the following page.


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                                                                              66

                         -------------------------------
                         REGIONAL SUMMARY OF HOTEL SALES
                         ===============================

=========================================================================================================================
                           Date of  Year   Building   Land   Land/Bldg  No of   Gross.       Sale      Price/    Price/
No.    Location             Sale    Built    Area     Area     Ratio    Units  Area/Rm.      Price     Sq. Ft.    Unit
=========================================================================================================================
1   Comfort Inn            May-95   1990   30,740    76,405   2.49 :1     58     530      $2,800,000   $91.09   $48,276
    13207 NE 20th                           Est.
     Avenue
    Vancouver, WA

2   Comfort Inn            Jun-96   1992   34,000    66,646   1.96 :1     64     531      $2,600,000   $76.47   $40,625
    8855 SW Citizens
     Drive
    Wilsonville OR

3   Ramada Inn             Oct-94   1978   68,410    16,200   0.24 :1    120     570      $8,400,000  $122.79   $70,000
    2200 Fifth Avenue
    Seattle, WA

4   Travelodge             Jun-94   1961   30,820    56,912   1.85 :1     74     416      $4,200,000  $136.28   $56,757
    4715 25th Avenue NE
    Seattle, WA

5   West Coast Gateway
     Hotel                 Mar-96   1990   59,074    71,165   1.20 :1    145     407     $11,218,164  $189.90   $77,367
    18415 Pacific Highway
     South
    Seattle, WA

6   Best Western Hotel     Mar-95   1986   91,618   262,749   2.87 :1    147     623      $5,500,000   $60.03   $37,415
    15901 W. Valley
     Highway
    Tukwilla WA

==================================================================

No.    Location            Comments
==================================================================

1   Comfort Inn            Occupancy reported at 70 percent
    13207 NE 20th          ADR @ $46.00. No food and beverage
     Avenue                One meeting room, spa, pool, excercise
    Vancouver, WA          Located near new mall.

2   Comfort Inn            Two story wood frame motel located
    8855 SW Citizens       in suburban location.
     Drive
    Wilsonville OR

3   Ramada Inn             Four-story wood frame & stucco
    2200 Fifth Avenue      downtown location. Renovated prior
    Seattle, WA            to sale. $70 ADR estimate.

4   Travelodge             Includes retail building (Blockbuster)
    471525th Avenue NE     ADR est $55.00
    Seattle, WA            Pool, spa.

5   West Coast Gateway
     Hotel                 SeaTac Airport location.
    18415 Pacific Highway  All cash sale.
     South
    Seattle, WA

6   Best Western Hotel     Three story wood frame structure
    15901 W. Valley        includes restaurant, spa, excercise
     Highway               room and outdoor pool.
    Tukwilla WA

    Unadjusted Range:             $60.03 to $189.90 /Sq.Ft.
                                 $37,415 to $77,367 /Unit
                                 Mean: $112.76 / Sq Ft            $55,073 / Unit

                                [GRAPHIC OMITTED]

                         [COMPARABLE SALES MAP OMITTED]

739 Luker Lane, Casper, WY
--------------------------

                              COMPARABLE SALE NO. 1

                                [GRAPHIC OMITTED]

ADDRESS:             Comfort Inn          GRANTOR:          Ray Patel, et al.
                     13207 NE 20th        GRANTEE:          Shree Ram LLC
                      Avenue
                     Vancouver, WA        DOCUMENT #:       Na
DESCRIPTION:         Two-story wood       MARKET TIME:      Na
                      frame and stucco    NUMBER OF UNITS:  58
                      limited service     SALE PRICE:       $2,800,000
                      hotel               SALE DATE         June 5, 1995
YEAR BUILT:          1990                 TERMS:            $350,000 down
LOT SIZE:            76,405 S.F.                            seller wrapped
CONDITION:           Average/Good                           existing $1.45M
QUALITY:             Average                                1st TD with, due
                                                            in 10 years

BUILDING AREA:       30,740 S.F.          GROSS INCOME:     $685,540
LAND BLDG RATIO:     2.49:1               NET INCOME:       $288,000
PRICE/S F            $91.09               OVERALL RATE      10.29%
PRICE/UNIT:          $48,276              GRM:              4.08
FF&E:                $140,000

COMMENTS: This property is located at the Vancouver Mall north of Portland Airport in a newly developing area. It is a newer property in good condition but round about access. 1994 ADR reported at $46.00 and Occupancy at 70%.


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--------------------------

                              COMPARABLE SALE NO. 2

                                [GRAPHIC OMITTED]

ADDRESS:             Comfort Inn          GRANTOR:          Mahalaxmi Inc.
                     8855 SW Citizens     GRANTEE:          Ganesh
                      Drive                                  Enterprises
                     Wilsonville, OR
DESCRIPTION:         Two-story wood       DOCUMENT #:       9603044444
                      frame limited       MARKET TIME:      Na
                      service hotel
NUMBER OF UNITS:     64
YEAR BUILT:          1992                 SALE PRICE:       $2,600,000
LOT SIZE:            66,646 S.F.          SALE DATE:        June 19, 1996
CONDITION:           Average/Good         TERMS:            $800,000 down
QUALITY:             Average                                $1,8M 1st Td
                                                            Commercial Bank

BUILDING AREA:       34,000 S.F.          GROSS INCOME:     $804,825
LAND:BLDG. RATIO:    1.96:1               NET INCOME:       $310,628
PRICE/S.F.:          $76.47               OVERALL RATE      11.95%
PRICE/UNIT:          $40,625              GRM:              3.23
F F& E:              $160,000 Est.


COMMENTS: This suburban property is located near Highway 5 and is a newer property with good exposure but less than direct access.


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--------------------------

                              COMPARABLE SALE NO. 3

                                [GRAPHIC OMITTED]

ADDRESS:           Ramada Inn          GRANTOR:          2200 Fifth Ave. Ltd.
                   2200 5th Avenue     GRANTEE:          Devin Corporation
                   Seattle, WA
DESCRIPTION:       Four-story over     DOCUMENT #:       9410280992
                    parking frame      MARKET TIME:      6 months
                    and stucco hotel   UMBER OF UNITS:   120
                    with restaurant/   SALE PRICE:       $8,400,000
                    lounge             SALE DATE:        October 28, 1994
YEAR BUILT:        1978                TERMS:            $3,000,000 down
LOT SIZE:          16,200 S.F.                           $5,400,000 1st Td
CONDITION:         Average                               Seafirst Bank
QUALITY:           Average             GROSS INCOME:     Na
                                       NET INCOME:       Na
BUILDING AREA:     68,410 S.F.         OVERALL RATE      Na
LAND:BLDG RATIO:   0.24:1              GRM:              Na
PRICE/S.F.:        $122.79
PRICE/UNIT:        $70,000

COMMENTS: This property is located on Fifth Avenue in the Denny Grade area of downtown Seattle. It was renovated prior to the sale with new lobby, HVAC and FF&E. Property leases additional parking nearby. Seller leased back property for 10 years, terms unknown. Central city location, average appeal.


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739 Luker Lane, Casper, WY
--------------------------

                              COMPARABLE SALE NO. 4

                                [GRAPHIC OMITTED]

ADDRESS:           Travelodge             GRANTOR:       Vincent Hanna Fowler
                   4715-25 25th                           Inv.
                    Avenue NE             GRANTEE:       P.B. Investments Ltd.
                   Seattle, WA
DESCRIPTION:       One and two-story      DOCUMENT #:    9506222113
                    wood frame and        MARKET TIME:   12 month
                    stucco motel with     SALE PRICE:    $4,200,000
                    6,700 sf retail       SALE DATE:     June 22, 1994
                    building              TERMS:         All cash
NUMBER OF UNITS:   74
YEAR BUILT:        1961                   GROSS INCOME:  Na
LOT SIZE:          56,912 S.F.            NET INCOME:    Na
CONDITION:         Average                OVERALL RATE   Na
QUALITY:           Average                GRM:           Na
BUILDING AREA:     30,820 S.F.
LAND:BLDG RATIO:   1.85:1
PRICE/S.F.:        $136.28
PRICE/UNIT:        $56,757

COMMENTS: This suburban property is located north of the University of Washington and across from University Village shopping center. The Travelodge has a detached Blockbuster retail store on the site which enhanced the sales price. That store is leased at $9,520 per month triple net with 7 years remaining. Extraction of retail portion value indicates $800,000 based on capitalization of lease income for 7 years plus reversion on the Blockbuster lease. Residual to the Motel is S3.400,000 or $45,945 per unit and $110.32 per square foot.


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739 Luker Lane, Casper, WY
--------------------------

                              COMPARABLE SALE NO. 5

                                [GRAPHIC OMITTED]

ADDRESS:           Westcoast Gateway        GRANTOR:       Gateway Hotel LP
                    Hotel                   GRANTEE:       Patriot American
                   18415 S. Pacific                         Hospitality
                    Highway
                   Sea-Tac, WA              DOCUMENT #:    7110-407
DESCRIPTION:       Six-Story, good          MKTG.TIME::    N/A
                    quality Class B         ROOM CT.:      145
                    hotel w/ restaurant     SALE PRICE:    $11,218,164,
                    lounge pool and         SALE DATE:     March, 1996
                    spa amenities.          TERMS:         Cash Equivalent
YEAR BUILT:        1990                     CLASS:         Limited service,
LOT SIZE:          71,165 SF(1.63 Acre)                     upper tier
CONDITION:         Good                     GROSS INCOME:  N/A
QUALITY:           Average-Good             NET INCOME:    N/A
BUILDING AREA:     59,074 SF                OVERALL RATE   N/A
LAND:BLDG RATIO:   1.20:1                   GRM:           N/A
PRICE/SF:          $189.90
PRICE/UNIT:        $77,367

COMMENTS: This property is located adjacent to the Sea-Tac International Airport. It has one of the best proximity of the hotels along Pacific Highway. Constructed of good quality Class B materials. Part of a five property portfolio sale which included 3 Seattle properties, 1 in Wenatchee, and 1 in California. Unable to obtain operating data to extract OAR, or revenue/expense ratios.


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739 Luker Lane, Casper, WY
--------------------------

                              COMPARABLE SALE NO. 6

                                [GRAPHIC OMITTED]

ADDRESS:           Best Western             GRANTOR:       United States
                    Southcenter                             National Bank
                   15901 W. Valley          GRANTEE:       Wen & Liu
                    Highway
                   Tukwilla, WA             DOCUMENT:      95-3311394
DESCRIPTION:       Three-story and          MKTG TIME      N/A
                    one-story wood          No Of Units:   147
                    frame structures,       SALE PRICE:    $5,500,000
                    restaurant, pool &      SALE DATE:     March 31, 1995
                    spa                     TERMS:         Cash Equivalent
YEAR BUILT:        1986
LOT SIZE:          262,749 S.F.             GROSS INCOME:  N/A
CONDITION:         Average                  NET INCOME:    N/A
QUALITY:           Average                  OVERALL RATE   N/A
BUILDING AREA:     91,618 S.F.              GRM:           N/A
LAND:BLDG RATIO:   2.87 :1
PRICE/S F:         $60.03
PRICE/UNIT:        $37,415

COMMENTS: This property is regarded as the limited service hotel facility in the Seattle-Tacoma market area. Located near Freeway across the street from newer Embassy Suites and north of Residence Inn Hotel in a suburban location. Unable to obtain operating data to extract OAR, or revenue/expense ratios.


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739 Luker Lane, Casper, WY
--------------------------

DIRECT COMPARISON APPROACH (Continued)

To compare the relevant sales to the subject property, consideration has been given to such factors as financing, market conditions, conditions of sale and physical and economic characteristics such as location, quality of the improvements, age and condition of the improvements, overall size and property operation levels.

Property Rights Conveyed

This adjustment considers the differences in legal status (interest) between the subject property and the comparable sales. Specific interests convey different types of rights in a property that affect value. Property rights can be defined as fee simple, leased fee and leasehold interests. All the sales used were fee simple estates and no property rights adjustments are necessary.

Financing Adjustment

Typical income producing property sales transactions involve some combination of mortgage financing and cash (or equity) transfer. Knowledgeable investors are aware that the use of mortgage financing will have an effect on the yield to equity funds. The careful structuring of the mortgage and equity components of a transaction may produce higher returns to the equity position than the overall return to the property (positive leverage). This process can work in the opposite direction when the rate paid for mortgage funds exceeds the overall rate produced by the property (negative leverage). When the terms of the sale are atypical, the result may be a price that is higher or lower than that of a normal market transaction. In this analysis, it is assumed that the subject is expected to sell for cash or with the prevalent institutional financing terms available.

The comparable sales have been reviewed in reference to their financing and typically involved normal or large down payments with the balance typically financed by the seller or major lending institutions at prevailing long term rates. No secondary financing was of any particular advantage and was not considered to affect the sale prices. Based on an analysis of the financing terms of the comparable sales, no adjustments were required and the sales are all cash equivalent.

Conditions of Sale

The comparables were reviewed for their conditions of sale surrounding the transactions. Sale 4 has a retail store on site that is estimated to contribute approximately $800,000 which results in an adjusted price to the hotel property of $3,400,000 or $45,945 per room. Sale 5 sold to the same buyer as part of a 5 property portfolio sale. However, the prices were established for each of the sale properties separately and no adjustment is necessary. The other sales are not considered to require any conditions of sale adjustments since the sales prices were all based on market value with no unusual conditions surrounding the transactions.


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739 Luker Lane, Casper, WY
--------------------------

DIRECT COMPARISON APPROACH (Continued)

Market Conditions

The next adjustment to the comparables is to determine any change in value associated with the passage of time. Due to changes in market conditions between the date of sale and the date of valuation, an adjustment must be made to compare the comparable sale to the subject. Changes in the market conditions often result from various causes such as inflation, deflation, changing demand or supply and changes in the general economy. It is noted that the adjustment is not for the passage of time itself, but for the changes in market conditions that have occurred over the time period in question. The best indication of value change over time is the sale and resale of the same property. The sales used occurred between mid 1994 and mid 1996, under similar market conditions as exist for the subject valuation. No market conditions adjustments are warranted.

Locational, Quality, Age and Condition and General Adjustments

The sales used indicate a range between $60.32 to $189.90 per square foot. They range between $37,415 to $77,367 per unit. The sales occurred between June 1994 and June 1996 and are the best available sales comparables for use in comparison to the subject property due to their generally similar physical and economic characteristics.

It is noted here that we reviewed several motel/hotel sales in the local market area which occurred in the past two years and found most to have sold at prices below the low end of the above range. Many of those properties are locally oriented, poorly performing properties which did not represent viable investment alternatives to the subject and thus they were not included in our analysis. We had to broaden our search to a regional market since we considered the subject property to have a regional investment and market appeal. While the sales used are not direct comparables to the subject property, generally being in urban locations and larger market areas, they are the best indicators of the subject's value due to its economic and market characteristics which are more similar to the sales used than to local sales, and due to its regional identity as part of the regional chain with a good reputation and an established guest following.

Since the validity test for all adjustments in the sales comparison approach is what the market reaction to differences will be, we conclude that the market's reaction to one property over another is ultimately reflected in its stabilized operating performance. Market preferences for dozens of amenities and characteristics including neighborhood/location, pool/spa's, exercise rooms, restaurants. shuttle services, continental breakfasts, free movie channels etc. are all expressed in the economic productivity of the going concern. The better the amenity mix the more the property generates. Conversely, if the operations and facilities fail to meet local standards and customer preferences, this will be reflected in a lower economic performance.


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739 Luker Lane, Casper, WY
--------------------------

DIRECT COMPARISON APPROACH (Continued)

Therefore, individual adjustments for property characteristics are not even attempted here. Developing statistical correlation to determine the relative contribution to total property value of various amenities or locational characteristics would become absurdly complex. Instead we focus on the range of values indicated on a per unit basis and on the value indicators that indicate economic productivity and return potential. These are the gross revenue multiplier (GRM) and the overall capitalization rate (OAR).

Gross Revenue Multipliers

We were careful to select our primary comparable sales from within the general region of the subject property where similar economies and social factors impact value. However when we attempted to verify income and operating expense information for the sales referenced herein we were only able to confirm data for two of the six sales profiled here. This is simply too small a sampling to develop reliable GRM and OAR indicators for estimating values through the Sales Comparison Approach. Therefore we have summarized these sales together with four other supplementary sales for which income/expense data and GRM/OAR indicators could be extracted and verified. These sales are summarized on the table on the following page.

These sales represent a broader cross-section of hotel properties encompassing limited and full service properties, and include some middle and upper tier market operations. The subject is a recently remodeled property that is well located within it's market area. It has stable operations, despite the loss of revenue during 1995 due to remodeling. The GRM indicated by Sale Nos. 1 through 4 are more applicable to the subject given their overall more similar physical and economic characteristics. We estimate a GRM in the mid 3 range to low 4 times gross revenue. We have estimated a GRM of 3.7 as applicable to the subject property which indicates a value of:

                         $929,937 GRM x 3.7 = $3,440,767

                         Rounded              $3,440,000

Value Per Unit

Recognizing that these indicators yield somewhat divergent values, we must point out that without a highly detailed, multi-factorial quantitative adjustment process, the sales comparison approach is going to yield the most divergent array of value indicators of the three approaches. Attempting to apply "reasonable" adjustments injects so much subjectivity into the analyses that we conclude the principal benefits of the direct sales comparison approach are diagnostic rather than projective. They may reveal operating, economic and functional anomalies of the subject property but in the end prove marginal at actually predicting value.


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

                            ------------------------
                            SUPPLEMENTAL HOTEL SALES
                            ========================

==================================================================================================================================
                             Date of   Year    Building  No of    Gross              Sale           Price/    Price/
No.  LOCATION                 Sale     Built     Area    Units   Revenue     NOI       Price        SQ. Ft.    Unit    GRM   OAR
==================================================================================================================================
1    Comfort Inn             May-95    1990     30,740     58   $685,540    $288,000   $2,800,000   $91.09   $48,276  4.08  10.29%
     13207 NE 20th Avenue
     Vancouver, WA

2    Capital Inn/Days Inn    Jan-95    1990     29,949     81   $778,745    $373,765   $3,320,000  $110.86   $40,988  4.26  11.26%
     120 College Street
     Lacey, WA

3    Quality Inn             Oct-95   1977/86   29,200    73    $685,200    $293,760   $2,625,000   $89.90   $35,959  3.83  11.19%
     1545 NE Burriside
     Gresham OR

4    Comfort Inn             Jun-96    1992     34,000    64    $804,825    $310,628   $2,600,000   $76.47   $40,625  3.23  11.95%
     8855 SW Citizens Drive
     Wilsonville OR

5    Ameritel Inn            Jun-96    1991     48,966    94  $1,652,218    $823,838   $6,110,000  $124.78   $65,000  3.70  13.48%
     Confidential

6    Bellevue Hilton         Aug-95    1979    122,369   180  $3,945,000  $1,107,000  $12,300,000  $100.52   $68,333  3.12   9.00%
     100 112th Street NE
     Bellevue WA

                                      Mean:                                                         $98.93   $49,863  3.70  11.19%

     Unadjusted Ranges:            $76.47 to $124.78 /Sq.Ft.
                                  $35,959 to $68,333 /Unit
                                     3.12 to    4.26 GRM
                                    9.00% to  13.48% OAR


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

739 Luker Lane, Casper, WY
--------------------------

DIRECT COMPARISON APPROACH (Continued)

Both the primary and supplemental sales comparables are all located outside the subject's immediate area and are in nearby market areas. They provide a broad indication of the subject's value on a per room basis. The subject is a newly remodeled property with stale operations that should improve moderately in the foreseeable future. The sales range between $5,959 to $77,367 per unit. We believe that the subject is at the low end of that range due to it's secondary location and generally weaker market area. We estimate a value per room for the subject in the $30,000 to $40,000 per unit. Due to the age of the subject, location and stable economic performance of the subject we conclude that the subject is at the middle of the range. Therefore, we conclude on a value of $35,000 per room or:

                    101 Units @ $35,000 per Unit = $3,535,000

                              Conclude @ $3,535,000

Correlation of Value

The two units of comparison applied indicate a range of value for the subject property between $3,440,000 and $3,535,000. We have selected a value indication at the middle of the two indications, as follows:

                              Conclude   $3,500,000


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                                 INCOME APPROACH

The Income Approach is premised upon the principle of anticipation which holds that value is determined by the present worth of the anticipated future benefits. These benefits in the case of an income producing property are the net cash flows, the reversion at the end of the holding period. and the inherent tax benefits afforded an owner of income property.

In this approach, the value is estimated by the capitalization of the expected future net income. Capitalization is the process of converting an income stream into a single capital value. This is the amount that a prudent, typical informed purchaser would pay as of the valuation date for the night to receive the forecast net income over the specific period.

In order to make relatively accurate income and expense projections for the subject property, we have relied on the subject's actual operating history for the past three years, plus the trailing 12 months ended August 1996. We also relied on market conditions, lodging industry reports and our survey of lodging competition in the subject's area. We also analyzed local industry trends from Star Reports as prepared by Smith Travel Research.

As a part of our analysis to develop the potential gross income of the subject, the appraiser has conducted a survey of hotel facilities considered to be competitive with the subject property. The survey focused on hotels which are considered to be primary competition to the subject. These hotels are located on the following pages.


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                             COMPARABLE MOTEL NO. 1

Name of Motel:                            Comfort Inn, Casper, Wyoming

Address:                                  480 Lathrop Road

Total Number of Rooms:                    56

Room Rack Rates:                          Single Queen - $49.95 plus $5.00 per
                                          person over 1; Double Queen $49.95
                                          plus $5.00 per person over 1: Single
                                          King - $49.95 plus $5.00 per person
                                          over 1; King Suite - $54.95 plus $5.00
                                          per person over 1

Occupancy:                                Not available

Services Provided:                        Indoor pool, spa, hot tub, continental
                                          breakfast, $0.75 daily local phone
                                          charge, cable television, HBO

Restaurant:                               Adjacent to motel

Lounge:                                   Adjacent to motel

Verified With:                            Front desk, Ruben

Verified By:                              Ed Holthouse

Inspected By:                             James E. Wren and Ed Holthouse

Comments:                                 Limited service motel located two
                                          blocks from the subject. Family
                                          restaurant and lounge located adjacent
                                          to motel. Amenities include phones
                                          with daily local fee of $0.75, cable
                                          television, HBO, indoor pool, spa, hot
                                          tub, continental breakfast, similar
                                          location and construction.


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                             COMPARABLE MOTEL NO. 2

Name of Motel:                            Parkway Plaza and Convention Center,
                                          Casper

Address:                                  123 West "E" Street

Total Number of Rooms:                    300 total, 268 rentable, 32 in
                                          remodeling

Room Rack Rates:                          Double Queen - 1 person - $55.00;
                                          Double Queen - 2 persons - $60.00;
                                          King- 1 person - $60.00; King - 2
                                          persons - $60.00; Suites $175.00

Average Daily Rate:                       Not available

Occupancy:                                Not available

Services Provided:                        Outdoor pool, spa. hot tub, sauna,
                                          fitness room, guest laundry, gift
                                          shop, airport shuttle, cable
                                          television, HBO, CNN, Showtime


Restaurant:                               Yes, with room service

Lounge:                                   Yes

Verified With:                            Sales Manager

Verified By:                              Ed Holthouse

Inspected By:                             James E. Wren and Ed Holthouse

Comments:                                 Full service motel located close to
                                          the Events Center and the Central
                                          Business District, amenities include
                                          convention facilities, gift shop,
                                          lounge/bar, and full service
                                          restaurant, airport shuttle, outdoor
                                          pool, spa, hot tub, fitness room guest
                                          laundry, cable television, HBO, CNN,
                                          Showtime, handicapped room, superior
                                          location, construction and condition.


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COMPARABLE MOTEL RENT SCHEDULE NO. 3

Name of Motel:                            Hampton Inn, Casper

Address:                                  400 West "F" Street

Total Number of Rooms:                    122

Room Rack Rates:                          Doubles - 1 person - $52.00. Doubles -
                                          2 persons - $60.00, King - 1 person -
                                          $57.00, King - 2 persons - $65.00

Average Daily Rate:                       Not available

Occupancy:                                Not available

Services Provided:                        Continental breakfast, cable
                                          television, HBO, telephones, free
                                          newspaper, coffee makers in rooms,
                                          airport shuttle, outdoor pool and
                                          sauna, free passes to Y.M.C.A.

Restaurant:                               Yes

Lounge:                                   Liquor is served in restaurant, no
                                          lounge or bar

Verified With:                            Manager

Verified By:                              Ed Holthouse

Inspected By:                             James E. Wren and Ed Holthouse

Comments:                                 Full service motel with restaurant but
                                          no lounge or bar, close to Events
                                          Center and Central Business District,
                                          amenities include restaurant, outdoor
                                          pool, sauna, free cable television,
                                          HBO. airport shuttle, coffee makers in
                                          rooms, free newspaper and passes to
                                          Y.M.C.A., continental breakfast,
                                          handicapped rooms, superior location
                                          and construction.


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                             COMPARABLE MOTEL NO. 4

Name of Motel:                            Holiday Inn, Casper

Address:                                  300 West "F" Street, Casper, Wyoming

Total Number of Rooms:                    197

Room Rack Rates:                          Two Doubles - 1 person - $65.00, Two
                                          Doubles - 2 persons - $65.00, King - 1
                                          person - $65.00, King - 2 persons -
                                          $65.00, Holidome - 1 person $71.00,
                                          Holidome - 2 persons - $71.00,
                                          increase to $72.00 on December 1, 1996
                                          according to management

Average Daily Rate:                       Not available

Occupancy:                                Not available

Services Provided:                        Room service, Holidome with pool, spa,
                                          hot tub, mini-golf, cable television,
                                          HBO, ESPN, fitness room, pay per view,
                                          coffee makers in rooms, airport
                                          shuttle

Restaurant:                               Yes

Lounge:                                   Yes

Verified With:                            Sales Manager - Dawn

Verified By:                              Ed Holthouse

Inspected By:                             James E. Wren and Ed Holthouse

Comments:                                 Full service motel located close to
                                          Events Center and Central Business
                                          District, restaurant with room
                                          service, lounge and bar, convention
                                          facilities, amenities include airport
                                          shuttle, coffee makers in rooms,
                                          fitness center, free newspaper, cable
                                          television, telephones, HBO, ESPN, Pay
                                          Per View, Holidome with pool, spa,
                                          mini golf, superior construction,
                                          location, and condition.


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                             COMPARABLE MOTEL NO. 5

Name of Motel:                            Casper Hilton Inn

Address:                                  800 North Poplar,

Total Number of Rooms:                    229

Room Rack Rates:                          Single Queen - 1 person - $63.00,
                                          Single Queen - 2 persons - $73.00,
                                          Single King - 1 person - $70.00,
                                          Single King - 2 persons - $80.00

Average Daily Rate:                       Not available

Occupancy:                                Not available

Services Provided:                        Cable television, HBO, telephones,
                                          airport shuttle, pool, hot tub, spa,
                                          game room, fitness room, convention
                                          facilities

Restaurant:                               Yes

Lounge:                                   Yes

Verified With:                            Pam Sala, Sales Manager

Verified By:                              Ed Holthouse

Inspected By:                             James E. Wren and Ed Holthouse

Comments:                                 Full service motel located close to
                                          the Events Center and Central Business
                                          District, has full service kitchen
                                          with room service and full service
                                          bar/lounge. Amenities include airport
                                          shuttle, indoor pool, hot tub, spa,
                                          fitness room, game room, Mini-Mart,
                                          gift shop, convention services,
                                          handicapped rooms, eight suites, two
                                          hot tubs, $175.00, five small $89.00,
                                          and two bedroom with adjoining living
                                          room and conference room. Superior in
                                          construction, condition, and location.


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                             COMPARABLE MOTEL NO. 6

Name of Motel:                            LaQuinta

Address:                                  301 East "E" Street. Casper

Total Number of Rooms:                    122

Room Rack Rates:                          2 Doubles - 1 person - $44.00,
                                          2 Doubles - 2 persons - $52.00,
                                          2 Doubles - 3-4 persons - $60.00,
                                          King - 1 person - $47.00,
                                          King - 2 persons -$55.00

Average Daily Rate:                       Not available

Occupancy:                                Not available

Services Provided:                        Continental breakfast, outdoor pool,
                                          fax service, cable television, HBO,
                                          Pay Per View, telephones

Restaurant:                               Dennys adjacent to motel

Lounge:                                   No

Verified With:                            Eric Kazan, Manager

Verified By:                              Ed Holthouse

Inspected By:                             James E. Wren and Ed Holthouse

Comments:                                 Limited service motel located close to
                                          the Events Center and the Central
                                          Business District, amenities include
                                          outdoor pool, fax service, continental
                                          breakfast, cable television,
                                          telephones, Pay Per View, HBO, no
                                          handicapped, Dennys Restaurant
                                          adjacent to motel, superior location
                                          but is located on a one-way street, no
                                          truck parking.


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--------------------------

                                 Subject Summary

                             SUBJECT RACK ROOM RATE
                             ----------------------
================================================================================
   GUESTS   BEDS           RATE             TAX    TOTAL          KINGS
================================================================================
                         RACK RATE
                         ---------
      1       1           $45.00           $3.15  $48.15  $50.00  $3.50  $53.50
      2       1           $49.00           $3.43  $52.43  $59.00  $4.13  $63.13
      2       2           $59.00           $4.13  $63.13
--------------------------------------------------------------------------------
                    CORPORATE/HOSPITAL
                    ------------------
      1       1           $39.00           $2.73  $41.73  $44.00  $3.08  $47.08
      2       1           $45.00           $3.15  $48.15  $49.00  $3.43  $52.43
      2       2           $49.00           $3.43  $52.43
--------------------------------------------------------------------------------
                         TRUCKERS
                         --------
      1       1           $30.00           $2.10  $32.10  $35.00  $2.45  $37.45
      2       1           $38.00           $2.66  $40.66  $43.00  $3.01  $46.01
      2       2           $43.00           $3.01  $46.01
--------------------------------------------------------------------------------
              SENIOR/AAA/CLERGY - 10% DISCOUNT
              --------------------------------
      1       1           $40.50           $2.84  $43.34  $45.50  $3.19  $48.69
      2       1           $44.10           $3.09  $47.19  $49.10  $3.44  $52.54
      2       2           $53.10           $3.72  $56.82
--------------------------------------------------------------------------------
                    FEDERAL GOVERNMENT
                    ------------------
      1       1           $38.00           $2.66  $40.66  $43.00  $3.01  $46.01
      1       1           $45.00           $3.15  $48.15  $49.00  $3.43  $52.43
      2       2           $49.00           $3.43  $52.43
================================================================================

Additional Person - $8.00 Each
Roll-A-Ways - $15.00  Pet - $7.00 Cribs are Free
School/Group Rate - $45.00 1 to 4 people
School Roll-A-Ways $10.00

Seasonal or Event Rates are as follows:

"A" Rate - plus 10% Event Rate or Summer Rate
"B" Rate - Average Rate or Rack Rate
"C" Rate - 10% Winter Rate


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--------------------------

                             COMPETITIVE HOTEL NO. 1

                                [GRAPHIC OMITTED]

                             COMPETITIVE HOTEL NO. 2

                                [GRAPHIC OMITTED]


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--------------------------

                             COMPETITIVE HOTEL NO. 3

                                [GRAPHIC OMITTED]

                             COMPETITIVE HOTEL NO. 4

                                [GRAPHIC OMITTED]


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--------------------------

                             COMPETITIVE HOTEL NO. 5

                                [GRAPHIC OMITTED]

                             COMPETITIVE HOTEL NO. 6

                                [GRAPHIC OMITTED]


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--------------------------------------------------------------------------------
----------------------              SHILO INN                  -----------------
# of Rooms         101              739 Luker Lane             Remodeled 1995-96
----------------------              Casper, WY                 -----------------
--------------------------  ---------------------------------------  -----------
Building Area    44.361 sf  RECONSTRUCTED HISTORICAL OPERATING DATA
================================================================================

                                                                                                              Trailing 12
                            1993                       1994                          1995                     Months 8/96
==================================================================================================================================
Occupancy Rate              53.00%                       57.00%                       43.00%                       56.00%
Average Room Rate           $38.04                       $38.80                       $40.21                       $42.28
----------------------------------------------------------------------------------------------------------------------------------

REVENUES                            % Total  Per Room            % Total  Per Room            % Total  Per Room            % Total
Room Rentals              $742,178    95.4%    $7,348  $813,055    94.6%    $8,050  $630,987    94.1%    $6,247  $873,987    95.1%
Restaurant                  16,4l7     2.1%      $163    11,696     1.4%      $116     9,041     1.3%       $90    10,065     1.1%
Telephone                   14,637     1.9%      $145    27,588     3.2%      $273    24,012     3.6%      $238    27,987     3.0%
Other Income                 4,438     0.6%       $44     6,971     0.8%       $69     6,590     1.0%       $65     6,840     0.7%
----------------------------------------------------------------------------------------------------------------------------------
Total Revenue             $777,670   100.0%    $7,700  $859,310   100.0%    $8,508  $670,630   100.0%    $6,640  $918,879   100.0%

EXPENSES
Departmental Expenses
 Rooms Department          177,200    22.8%    $1,754   192,696    22.4%    $1,908   184,791    27.6%    $1,830   214,404    23.3%
 Food & Beverage            16,700     2.1%      $165    18,763     2.2%      $186    13,249     2.0%      $131     6,899     0.8%
 Telephone                  11,746     1.5%      $116    15,004     1.7%      $149    12,752     1.9%      $126    14,335     1.6%

Undistributed Operating
  Expenses
 Administrative & General   43,076     5.5%      $426    70,716     8.2%      $700    69,864    10.4%      $692    50,889     5.5%
 Management                 38,884     5.0%      $385    42,966     5 0%      $425    33,532     5.0%      $332    45,944     5.0%
 Marketing                  29,205     3.8%      $289    34,198     4.0%      $339    31,496     4.7%      $312    38,498     4.2%
 Utilities                  51,059     6.6%      $506    46,537     5.4%      $461    46,012     6.9%      $456    51,868     5.6%
 Property Operations &
  Maintenance               29,616     3.8%      $293    52,040     6.1%      $515    48,923     7.3%      $484    43,746     4.8%
 Capital Improvements        9,999     1.3%       $99    58,625     6.8%      $580    18,921     2.8%      $187     8,064     0.9%
 Miscellaneous               1,840     0.2%       $18     1,384     0.2%       $14     1,461     0.2%       $14     1,546     0.2%

Fixed Charges
 Property Tax & License     5,209     0.7%       $52     8,025     0.9%       $79     7,246     1.1%       $72     5,472     0.6%
 Insurance                  5,762     0.7%       $57     6,857     0.8%       $68     6,325     0.9%       $63     6,943     0.8%

----------------------------------------------------------------------------------------------------------------------------------
Total Expenses            $420,296    54.0%    $4,161  $547,811    63.8%    $5,424  $474,572    70.8%    $4,699  $488,608    53.2%

NET OPERATING INCOME      $357,374    46.0%    $3,538  $311,499    36.2%    $3,084  $196,058    29.2%    $1,941  $430,271    46.8%

====================================

Occupancy Rate
Average Room Rate
------------------------------------

REVENUES                    Per Room
Room Rentals                  $8,653
Restaurant                      $100
Telephone                       $277
Other Income                     $68
------------------------------------
Total Revenue                 $9,098

EXPENSES
 Departmental Expenses
 Rooms Department             $2,123
 Food & Beverage                 $68
 Telephone                      $142

Undistributed Operating
  Expenses
 Administrative & General       $504
 Management                     $455
 Marketing                      $381
 Utilities                      $514
 Property Operations &
  Maintenance                   $433
 Capital Improvements            $80
 Miscellaneous                   $15

Fixed Charges
 Property Tax & License          $54
 Insurance                       $69

------------------------------------
Total Expenses                $4,838

NET OPERATING INCOME          $4,260


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739 Luker Lane, Casper, WY
--------------------------

INCOME APPROACH (Continued)

Occupancy and Room Revenue Estimates

The subject's reconstructed historical operating summary, as provided by the Shilo Inn, is located on the previous page. Occupancy changed from 53 percent in 1993 to 57 percent in 1994, to 43 percent in 1995 and is 56 percent for the trailing 12 months. The average daily room rate has increased moderately in the past four years ranging from $38.04 in 1993 to $42.28 in the trailing 12 months. We expect the subject property to maintain its operation within this range of the market for the foreseeable future.

The Smith Travel Research report located in the addenda indicates that occupancy market wide was 53.80 percent in 1993, 53.9 percent in 1994, 52.6 percent in 1995 and is achieving 59.0 percent in the first nine months of 1996. The average dally rates have similarly increased slightly from $38.35 in 1993 to $44.75 in 1996. These figures reflect support for the subject's operations

Based on our analysis of the competitive market area and the subject's operations, it is our opinion that the subject will achieve an average occupancy rate of 56 percent in 1997 and increase to stable levels of 58 percent per year for the duration of our analysis due to the expected increase in occupancy that should result form the renovation in progress. The average daily rate is projected at $43.00 for year one, projected to increase at an annual rate of 3 percent per year.

Other Revenues

Other revenues include telephone income, estimated at 2.8 percent of room revenues; restaurant lease revenue has ranged from 1.1 to 2.1 percent of room revenue and we projected 1.2 percent in our projections; and miscellaneous other income, from vending machines and similar items, is estimated at 0.7 percent of room revenues. The subject's history is the best indicator of these revenue.

EXPENSE ANALYSIS

In addition to the subject's actual historical operating data, previously presented, we have reviewed expense data as reported in Trends by PKF Consulting, and Star Travel Research which are both located in the addenda.


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--------------------------

INCOME APPROACH (Continued)

Departmental Expenses

Rooms

Room expenses include salaries, wages, payroll taxes and fringe benefits for front desk staff and housekeeping personnel; general hotel expenses (excluding franchise fees); guest room supplies; cleaning supplies; laundry, linen; reservations/booking expenses; travel agent commissions; and numerous other small expense categories. PKF industry standards indicate a range from $3,166 to $3,950 per room. Star Research reports rooms department expenses to range from $3,208 to $4,432. The subject's reconstructed historical data indicates a range from $1,754 to $2,123 per room. The subject is operating at stable and consistent levels which are below industry averages. We have projected $2,100 per room for departmental room expense which is near the subject's actual historical performance. We believe that a typical buyer for the subject property would a similar chain operation or even larger organization that can achieve the same efficiencies that the current operations have demonstrated.

Telephone

Telephone expenses include monthly service charges, local and long distance charges billed by the phone company. The subject property utilizes a discount rate long distance provider which bills in six second increments, and offers discounted long distance rates. Although the ratio of phone revenues to expenses are in line with the industry standard at about 2:1, these operations comprise a small percentage of revenue. We have utilized an expense ratio of 55 percent of telephone revenues based on historical data.

UNDISTRIBUTED OPERATING EXPENSES

These expenses reflect the expenses and fixed overhead items which are not attributable to any specific activity or profit center but are required to maintain the going concern operation. These include Administrative and General Expenses; Franchise Fees; Marketing and Guest Entertainment costs; Property Operation and Maintenance Costs; Energy / Utility Costs and miscellaneous other unallocated departmental costs.

Administrative and General

These expense items include: administrative staff salary/wages, payroll taxes and benefits; bookkeeping and accounting; vehicle expenses; credit card commissions; office supplies; printed materials; postage; professional and legal fees; contract security; and owner/manager travel expenses, and bad debt write-offs. PKF reveals that industry standards for administrative and general expenses in the two property categories we compared the subject to ranged from 7.8% to 9.0%. Smith Travel indicates this expense to range from 9.1% to 9.4% for the subject's categories. The subject expended between 5.5% and 10.4% for G&A over the past four years. We conclude that the most subject's actual experience, with some consideration to industry averages, is the best indicator of this expense and have selected 6.0% for our projections.


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--------------------------

INCOME APPROACH (Continued)

Management Fees

The subject property is owner operated and the primary compensation paid to the owner managers comes in the form of profit distributions. A portion of the executive management compensation is also accounted for in Administrative salary/wages which are also somewhat below industry averages by several measures. A typical market derived management fee for an operation such as the subject should run at least 3.0%-5.0% according to most reliable sources. PKF industry standards indicate a range for management of 2.8% to 3.1%. Smith Travel indicates 2.8% to 3.8% for management expense in the subject's categories. The subject has a 5 percent internal accounting management fee. We have utilized a management fee of 5.0 percent for our projections which is above industry standards.

Franchise and Marketing Expense

Franchise and marketing expense includes charges for regional or national chain affiliations or franchise, expenses for advertising, promotional literature and activities. Historically the subject has expended between 3.8% to 4.7% for advertising and there is no franchise fee since the subject is company owned. PKF industry standards indicate advertising expense to range from 3.7% to 3.9% and franchise fees to range from 0.9% to 1.9%. Smith Travel indicates 3.7% to 6.6% for advertising and 1.7% to 3.5% for franchise fees. Despite the current level of the subject's expenditures, we used the industry standards for our projections, since we look at typical owner requirements rather than Shilo's actual corporate profile. We have utilized a rate of 3.0% for franchise and 5.0% for marketing, for a total of 8%, based on our estimate of the appropriate costs for the subject property to continue to perform at current levels.

Energy / Utility Costs

Expenses in the Energy/Utility category are highly consistent over the previous four years of operation. We note that the Pacific Northwest has the lowest energy costs of any region of the US because of the relative abundance of hydroelectric power. The subject has expended between 5.4 to 6.9 percent in utility expenses in the past four years. PKF industry standards indicate a range from 3.9 to 5.0 percent and Smith Travel indicates a range from 4.8% to 6.3%. We have utilized 5.5 percent for our analysis based on the subject's historical data.

Property Operations and Maintenance

This category includes automotive maintenance; Building expenses; computer equipment and software systems; Copy Machine/Fax machine maintenance; maintenance contracts; grounds maintenance; painting and decorating; swimming pool/spa maintenance contracts; TV repairs; tools and other miscellaneous expenses. The subject has historically spent between 3.8 and 7.3 percent for repairs and maintenance which includes part of the capital improvements performed in 1995. PKF industry standards indicate a range from 4.5 to 6.2 percent and Smith Travel indicates 4.2% to 5.2% for this item. We have utilized a rate of 4.5 percent based on the subject's most recent historical data and industry standards.

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--------------------------

INCOME APPROACH (Continued)

FIXED CHARGES

Property Taxes

According to the county assessor, the subject's current property and personal property taxes are $10,647. Taxes have been stable for the past four years and are not expected to increase in the immediate future. A sale does not trigger a reassessment. We expect future assessment increases to be in line with historical increases. Property taxes for the subject property are estimated at $10,600 in our projection for year one.

Property Casualty Insurance

Insurance has been consistent during the last four years between 0.7 and 0.9 percent of total revenue which is slightly below the 1.0% to 1.2% level suggested by the industry standard data. A one year premium for fire and extended coverage and liability has been estimated at 0.8 percent. Industry averages are above the actual history of the subject but these are a general indicator overall, highly dependent on location and negotiations. In the final analysis we relied on the subject's history.

Replacement Reserves

The short-lived building components and equipment which require replacement and for which a reserve account should be set up consist of roof covering, floor covering, draperies, water heaters, air conditioning systems and other mechanical systems servicing the buildings and other capital expenditures. Since these expenses are bound to occur, we have accounted for this expense item as a percentage of total revenue. Some of the replacement items are included in normal maintenance, supplies and room expense items.

The International Society of Hospitality Consultants released a comprehensive study in 1995 which examined historical industry-wide CapEx expenditures for the 10 year period from 1983 through 1993. The study, funded by 16 high profile national and international hospitality management companies, lenders and hotel operators concluded that the historical convention of reserving only 2%-3% of gross revenues was inadequate for funding the actual capital outlays required to maintain a property in a typically competitive market. They concluded that capital expenditures for limited service properties averaged 3.7%.

They also noted that CapEx expenditures increased significantly as a hotel ages with a spike every 7 to 9 years when major renovations of guest rooms and public areas are required. They pointed out that properties in their survey data built before 1981 averaged CapEx outlays of 9.6% of annual gross revenue. What this clearly reveals is that historical reserves have been grossly underestimated and have caused financial distress for both financiers and operators of hotel properties. The bottom line of the study is that properties over 7 to 8 years old, and certainly those over 10 years old will require reserves of roughly 2.5 times to 3.0 times the traditionally accepted reserve allowance. For upper-tier, limited service properties and lower-tier, full service


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739 Luker Lane, Casper, WY
--------------------------

INCOME APPROACH (Continued)

Capitalization Analysis

properties this will equate to a total CapEx reserves of 4%-5% at a minimum, depending on age, method of construction, historical occupancy/use levels and prior CapEx investment.

We have divided reserves charges into two categories: Furniture, Fixtures & Equipment and Improvement Reserves. The furniture, fixtures and equipment used in the operations of the subject property is charged at a rate of 3.0 percent of total revenue based on industry standards and our estimate of the useful life of the subject's FF&E. The improvements reserve for replacement expense is estimated at 2.0 percent of total revenue.

Direct Capitalization: This technique employs the use of an overall rate. This is an annual percentage rate that expresses the relationship between net operating income and the present worth of the property. The term overall rate reflects the fact that the rate incorporates capital appreciation or depreciation along with a return on net income. The overall rate must represent what informed, prudent and rational investors are requiring and obtaining for similar, competitive properties in the current market.

Overall Rate Derivation / Direct Capitalization: The first estimate of value we develop through the Income Approach is developed with the Direct Capitalization Technique, which utilizes the overall capitalization rate. This is an aggregated rate that expresses the relationship between a single year's stabilized net operating income, and the present worth of the property. The term overall capitalization rate, or simply, overall rate (OAR), indicates that the rate encompasses all market derived return requirements including capital appreciation or depreciation, a baseline return on net income, plus any risk related return premiums dictated by the market's perception of the risk elements attendant to ownership and operation. The overall rate should represent the income to value ratio that typically informed, economically motivated, prudent and rational investors would require and obtain, when investing in similar, competitive properties in the current market.

Ideally, the market transactions referenced in the overall rate derivation should be open market sales of regionally competitive hotel properties, with generally similar income streams and expense ratios, The summary contained in the Direct Comparison Approach indicates overall rates derived from only two of the primary market comparable sales. A Supplemental Summary of Hotel Sales has also been produced to show the overall rates indicated in a variety of other hotel sales in a broader survey of the Pacific and Inland Northwest.

The sale of the Bellevue Hilton, which sold in August 1995, indicated an overall rate of 9.00%. This was the lowest OAR and it could be regarded as anomalous, relative to the other market indicators and investors surveys compiled by us. We surmise that the price may have reflected substantial unrealized income potential or operating economies not superficially obvious from the reported data.


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739 Luker Lane, Casper, WY
--------------------------

INCOME APPROACH (Continued)

The balance of the supplemental sales suggested OAR's ranging from the low 10 to high 11 percent except for Supplemental Sale No. 5, the Ameritel Inn, which reported an OAR of 13.48% Although the price/unit appears to fall within the range of the other surveyed transactions, the OAR of Sale No. 5 appears well above the indicated range for a property of it's age, and apparent quality. We are, therefore, disinclined to emphasize the OAR of this sale as an indicator for the subject

Capitalization Analysis

National Investor Surveys compiled from a variety of respected industry sources provide additional insight into investor expectations and underwriting assumptions which may me relevant to the analysis of the subject. For reader convenience we have compiled a survey of the surveys which is presented on the following page. The Korpacz Real Estate Investor Survey, Third Quarter 1996, indicates the average free and clear equity overall rate for hotel properties is
12.75 percent, as compared to 12.53 percent for the previous quarter and 12.79 percent a year ago.

According to the First Quarter 1996, National Investor Survey conducted by CB Commercial, going in cap rates for Class A, Full Service Hotel properties ranged between 8.00% and 12.00% and average 10.30%. Class B, Limited Service Hotels ranged from 9.00% to 13.00% and averaged 11.30%. Our classification of the subject as an upper tier Limited service, or lower tier full service hotel suggests an OAR in the low 11% range.

According to the First Half 1996, Hotel Investment Outlook prepared by Landauer Hospitality Services, going in cap rates for Class A, Full Service Hotel properties ranged between 7.00% and 13.00% and averaged 9.75%. Class B, Limited Service Hotels ranged from 10.00% to 14.00% and averaged 11.55%. Again, our classification of the subject as an upper tier Limited service, or lower tier full service hotel suggests an OAR in the low 11% range.

According to TransActions 1995 Recap, published by Hotel Motel Brokers of America the Mountain Pacific Region had an average overall rate of 12.7 percent for all hotels and ranged between 9.4 and 14.5 percent. These sales totaled 38 hotels with an average 66 units per hotel. They had an average occupancy of 55.2% and an average daily rate of $42.68. which is lower than the subject's operating levels. Nationally the rates ranged from 9.1% to 14.8%, and averaged 11.80% for all HMBA transactions. We observe that HMBA member brokers were primarily involved in sales of individually owned properties and not the larger institutional, and multi-property transactions included in the survey results compiled by the national consulting firms. We think the HMBA transactions may represent a slightly lower grade of properties than the subject property.


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739 Luker Lane, Casper, WY
--------------------------

INCOME APPROACH (Continued) Capitalization Analysis

PKF Consulting, one of the most respected names in the hospitality industry identifies OAR's ranging from 8.00% to 11.30% for Class A properties and an average of 10.88%. Class B properties range from 8.50% to 14.50%, averaging 11.76%. Their results are consistent with the other industry consultants cited.

OAR Conclusion / Indication of Value

In attempting to select an appropriate OAR for the direct capitalization value work up for the subject we have considered the following:

o The subject property is a middle tier, property defined by its franchise flag and has a high level and quality of operations and other guest amenities relative to its competitive market.

o The subject property is a 17 years old hotel but has been reentry remodeled, is well maintained and has good appeal.

o The current competitive position of the subject in its market area is fairly strong in its niche as new competition will likely be impeded by development costs and restrictive market conditions for new development.

Based on these factors, our Direct Sales Comparison Analyses and our survey of hospitality industry consultants, we conclude that the appropriate OAR for developing a value estimate for the subject property through the Direct Capitalization Technique is 10.50%. Dividing the projected stabilized Net Operating Income by the selected OAR yields an indication of fee simple value for the going concern operation, as of the current appraisal date in the amount of:

                                   $3,434,749

Yield Capitalization / Discounted Cash Flow Analysis

A discounted cash flow analysis has been made on the premise that the value of the subject property is represented by the present worth of the anticipated future net income stream. The projected income stream is based on an analysis of the quality, as well as the quantity and duration, of the income expectancy. This income stream is discounted to present value using a discount factor and then added to the present worth of the property reversion. The property reversion is calculated by capitalizing the net income from the property into an indication of value using a capitalization rate extracted from the general market data of similar properties. This value is then discounted to present worth.


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739 Luker Lane, Casper, WY
--------------------------

INCOME APPROACH (Continued)

Yield Capitalization / Discounted Cash Flow Analysis

In this analysis, we utilize a ten-year discounted cash flow projection which represents the underwriting convention of the industry. Although we have not profiled specific survey results we note that the average holding period for hotel investments, according to at least two national consultants ranges from 6 to 10 years. One source referenced a 6.27 year average holding period in 1995 while the other referenced a 7.1 year average holding period. Ten to eleven years, the period covered in our analyses, probably represents the outer limits of what most investors reasonably anticipate as an investment holding period since profit taking (dispositions) and normal business cycles seem to occur in rolling five to seven year intervals.

Revenue and Expense Growth Rate

The survey results are self explanatory. We note that the emerging trend among analysts and underwriters is a very thin but widening margin between income and expense growth rates, with revenues leading. As this margin widens the positive impact on value indications becomes geometric, and we think unreliable. As of the date of this writing, one market watcher suggests that a rate differential of 12 to 15 basis points represents the current market thinking. We think such an assumption may be plausible during the early phases of an industry or national economic recovery when revenue gains do generally exceed expense growth rates by meaningful margins. Our perception is that strong industry performance during the last two plus years will breed new competition placing downward pressure on revenue growth. Nevertheless, industry vendors, subcontractors and county tax assessors, not wanting to miss out on the "good times" should continue with healthy price and assessment increases over the next couple years. We think it prudent, therefore, to project both revenue and expense growth at the same levels over the long haul. The survey results lead us to conclude on annual growth factors of 3.00% for both revenue and expenses.

Terminal Capitalization Rate

Our rate selection is based on the survey results previously presented and our perceptions of the subject property and its competitive position in the local market. The survey results suggest that terminal capitalization rates generally exceed the going in rates by 25 to 100 basis points. Utilizing moderate growth rate assumptions, CapEx reserves, and moderately conservative discount rates (to be discussed next) leads us to select a terminal cap rate 100 basis points above the going in rate, or 11.50%.


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

739 Luker Lane, Casper, WY
--------------------------

INCOME APPROACH (Continued)

Yield Capitalization / Discounted Cash Flow Analysis

Discount Rate Selection

The discount rate we utilized reflects the long term yield expectations of hotel market investors, relative to other alternative investment opportunities in the real estate markets available today. It also reflects current financial market conditions and the perceived risk, quality and duration of the income stream anticipated from each prospective investment. The yield rate used in the Discounted Cash Flow Analysis is anticipatory rather than historical in its reference point. The rate should consider all benefits and risks attendant to the ownership and operation of that particular class of income property, and may also anticipate tax considerations and leveraging issues that non-realty investments do not. The appropriate rate is that minimum rate that the individual, institutional or real estate investor considers a minimal acceptable return on investment over the particular projection period analyzed. It may be regarded as a hurdle rate, below which, the typical market investor would not find sufficient returns to justify the investment, given the risks and responsibilities attendant to that investment.

We have utilized two means of identifying an appropriate discount rate for the subject property analyses. These are:

o     Survey of investors acceptable yield rates

o     Capital market returns analysis plus risk rate

The National Investor Surveys previously referenced summarize the return expectations of institutional and individual investors as they have been compiled by five of the hospitality industry's most familiar and respected consultants. Altogether they reveal a typical range of discount rates from 10.0% to 20.0% with a convergent grouping of averages and medians clustered between 14.00% and 15.00%.

Built up Yield Rates can provide another indication of investors' motivations and expectations regarding long term equity returns. These may be developed or "built up" from the bond markets and other long term capital markets. However, the quality and durability of a real estate income stream, and the marketability of real property is generally considered less reliable (predictable) than other capital market investments. Investors may purchase relatively risk free treasury funds and sell them almost immediately when he or she chooses. Investments in real estate require additional risk based yield premiums to compensate for their additional risks and illiquidity. Therefore, one simple technique for estimating the appropriate yield rate for real estate in general. and hotels specifically, is to explore the yield relationships between relatively "risk free" investments and real estate investments.


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739 Luker Lane, Casper, WY
--------------------------

INCOME APPROACH (Continued)

Yield Capitalization / Discounted Cash Flow Analysis

According to a market yield rate survey conducted by Real Estate Research Corporation, the difference in yield rates between real estate and other selected capital market investments over the last four quarters ranged from 2.4 percent to 5.6 percent. These differences may be regarded as market perceptions the additional risks and illiquidity premiums required of real estate investments in general. Comparing yield rates on investment grade real estate to hotel investments reveals an additional yield rate differential of 1.00% to 3.00% which investors require of management intensive real estate such as hotels. Hotels are actually much more than real estate operations. They are in fact going concern business operations which are real estate intensive. The additional management expertise and risks attendant to such enterprises dictates another level of yield compensation. The following table shows some recently published yields on bonds, which are an indication of long term investor's pre-tax "safe rate" equity yield requirements:

                           Yields on Selected Securities
============================================================================
       Period           Aaa       Baa         Treasury         Treasury
                       Bonds     Bonds       Securities       Securities
                                            (Long Term)      (Five Year)
============================================================================
============================================================================
     March 1995        8.12%     8.70%         7.45%            7.05%
============================================================================
============================================================================
   September 1995      7.32%     7.93%         6.55%            6.00%
============================================================================
============================================================================
     April 1996        6.80%     7.47%         6.05%            5.36%
============================================================================
============================================================================
      Average          7.41%     8.03%         6.68%            6.14%
============================================================================

Based on the stability of the revenues and potential marketability of the subject as discussed previously, the discount rate could be reflected as follows:

"Risk Free" Capital Market Return Rate:         8.00% +/-
Real Estate Risk and Illiquidity Premium:       4.00% +/-
Hotel-Going Concern Risk based premium:         1.00% +/-
                                                ----

Total Return Expectation-Going Concern Hotels:  13.00% +/-

Based on the National Investor Surveys, the capital market risk based premium rationale, and the specific characteristics of the subject property previously enumerated we conclude the appropriate yield rate (IRR) to be utilized in the 10 year DCF is 13.00%.


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739 Luker Lane, Casper, WY
--------------------------

INCOME APPROACH (Continued)

Yield Capitalization / Discounted Cash Flow Analysis

Net Reversionary Value

The last component we must consider in the long term discounted DCF analysis is the net reversionary interest in the property. The yield analysis explicitly assumes full capital recovery at the end of the holding period, which is another way of saying the sale or disposition of the property. Calculating a net reversionary value is accomplished through a simple direct capitalization technique utilizing the projected Year 11 NOI, and an appropriate terminal capitalization rate. From the direct capitalization value indication we deduct estimated selling costs, which will include brokers commissions, title costs, legal costs and escrow fees. This net reversionary value is included in the Year 10 cash flow projections and is identified as the NOI + Reversion in the 10 Year DCF spreadsheet on the following page.

Discounting the projected operational cash flows plus net reversionary value in Year 10, by the appropriate yield rate produces an indication of Net Present Value (NPV) in the amount of:

                                   $3,555,904

Correlation of Value Indications

The discounted cash flow schedule is located on the following page which contains the income, expenses, discounting, reversion and direct capitalization. We have given the discounted cash flow analysis indication relatively greater weight since occupancy is projected to increase slightly in year 2. The indicated values and conclusion of value, of the Fee Simple estate, via the Income Approach are summarized below:

             Direct Capitalization - Fiscal 1997 Income - $3,434,749

                   Discounted Cash Flow Analysis - $3,555,904

                               Rounded $3,500,000


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

                                    SHILO INN
# of Rooms                       101      739 Luker lane
Growth Rate                       30      Casper WY
-----------------------------------------------------------------------------------------------------------------------------------
                             % Total    1            2        3           4           5           6           7           8
Fiscal Year (12/1 TO 11/30)  Revenue   1997         1998     1999        2000        2001        2002        2003        2004
===================================================================================================================================
Room Nights Available                   36,865       36,865      36,865      36,865      36,865      36,865      36,865      36,865
Number of Occupied Rooms                20,644       21,382      21,382      21,382      21,382      21,382      21,382      21,382
Occupancy Rate                          56.00%       58.00%      58.00%      58.00%      58.00%      58.00%      58.00%      58.00%
Average Room Rate                       $43.00       $44.29      $45.62      $46.99      $48.40      $49.85      $51.34      $52.88
-----------------------------------------------------------------------------------------------------------------------------------

REVENUES
 Room Rentals                 95.47%  $887,709     $946,995    $975,405  $1,004,668  $1,034,808  $1,065,852  $1,097,827  $1,130,762
 Telephone                     2.80%    24,856       26,516      27,311      28,131      28,975      29,844      30,739      31,661
 Restaurant Revenue            1.20%    11,158       11,492      11,837      12,192      12,558      12,935      13,323      13,723
 Other Income                  0.70%     6,214        6,629       6,828       7,033       7,244       7,461       7,685       7,915
                              -----------------------------------------------------------------------------------------------------
Total Revenue                 100.0%  $929,937     $991,633  $1,021,382  $1,052,023  $1,083,584  $1,116,091  $1,149,574  $1,184,061

EXPENSES
Departmental Expenses
 Rooms ($/room/year)          $2,100  212,1110      218,463     225,017     231,767     238,720     245,882     253,258     260,856
 Telephone (% of
  Departmental Income)         55.0%    13,671       14,584      15,021      15,472      15,936      16,414      16,907      17,414
                              -----------------------------------------------------------------------------------------------------
Total Departmental Expenses    24.3%  $225,771     $233,047    $240,038    $247,239    $254,656    $262,296    $270,165    $278,270

Undistributed Operating
  Expenses
 Administrative & General       6.0%    55,796       57,470      59,194      60,970      62,799      64,683      66,624      68,622
 Management                     5.0%    46,497       49,582      51,069      52,601      54,179      55,805      57,479      59,203
 Furniture, Fixtures &
  Equipment Revenues            3.0%    27,898       29,749      30,641      31,561      32,508      33,483      34,487      35,522
 Franchise & Marketing          8.0%    74,395       79,331      81,711      84,162      86,687      89,287      91,966      94,725
 Utilities                      5.5%    51,147       54,540      56,176      57,861      59,597      61,385      63,227      65,123
 Property Operations &
  Maintenance                   4.5%    41,847       44,623      45,962      47,341      48,761      50,224      51,731      53,283
 Miscellaneous                  1.0%     9,299        9,916      10,214      10,520      10,836      11,161      11,496      11,841
                              -----------------------------------------------------------------------------------------------------
Total Undistributed Expenses   33.0%  $306,879     $325,211    $334,967    $345,016    $355,367    $366,028    $377,009    $388,319

Total Expenses Before Fixed
  Charges                      57.3%  $532,650     $558,258    $575,005    $592,256    $610,023    $628,324    $647,174    $666,589
Income Before Fixed Charges    42.7%  $397,287     $433,375    $446,376    $459,768    $473,561    $487,767    $502,401    $517,473

Fixed Charges
 Property Tax & License         1.1%    10,600       10,918      11,246      11,583      11,930      12,288      12,657      13,037
 Insurance                     0.80%     7,439        7,663       7,893       8,129       8,373       8,624       8,883       9,150
 Buildings Reserve for
  Replacement                   2.0%    18,599       19,157      19,731      20,323      20,933      21,561      22,208      22,874
                              -----------------------------------------------------------------------------------------------------
Total Fixed Charges             3.9%   $36,638      $37,737     $38,869     $40,036     $41,237     $42,474     $43,748     $45,060

NET OPERATING INCOME           38.8%  $360,649     $395,638    $407,507    $419,732    $432,324    $445,294    $458,653    $472,412
Present Value of Income
  Stream                               319,158      309,842     282,423     257,430     234,648     213,883     194,955     177,702
 Discounted at                13.00%
Total Present Value of
  Income Stream                                  $2,299,660


# of Rooms
Growth Rate
-------------------------------------------------------------------
                                  9          10          11
Fiscal Year (12/1 TO 11/30)      2005       2006        2007
===================================================================

Room Nights Available               36,865      36,865      36,865
Number of Occupied Rooms            21,382      21,382      21,382
Occupancy Rate                      58.00%      58.00%      58.00%
Average Room Rate                   $54.47      $56.11      $57.79
-------------------------------------------------------------------

REVENUES
 Room Rentals                   $1,164,685  $1,199,626  $1,235,614
 Telephone                          32,611      33,590      34,597
 Restaurant Revenue                 14,134      14,558      14,995
 Other Income                        8,153       8,397       8,649
                              -------------------------------------
Total Revenue                   $1,219,583  $1,256,171  $1,293,856

EXPENSES
Departmental Expenses
 Rooms ($/room/year)               268,682     276,742     285,045
 Telephone (% of
  Departmental Income)              17,936      18,474      19,028
                              -------------------------------------
Total Departmental Expenses       $286,618    $295,217    $304,073

Undistributed Operating
  Expenses
 Administrative & General           70,681      72,801      74,985
 Management                         60,979      62,809      64,693
 Furniture, Fixtures &
  Equipment Revenues                36,587      37,685      38,816
 Franchise & Marketing              97,567     100,494     103,508
 Utilities                          67,077      69,089      71,162
 Property Operations &
  Maintenance                       54,881      56,528      58,224
 Miscellaneous                      12,196      12,562      12,939
                              -------------------------------------
Total Undistributed Expenses      $399,968    $411,967    $424,327

Total Expenses Before Fixed
  Charges                         $686,587    $707,184    $728,400
Income Before Fixed Charges       $532,997    $548,987    $565,456

Fixed Charges
 Property Tax & License             13,428      13,831      14,246
 Insurance                           9,424       9,707       9,998
 Buildings Reserve for
  Replacement                       23,560      24,267      24,995
                              -------------------------------------
Total Fixed Charges                $46,412     $47,805     $49,239

NET OPERATING INCOME              $486,584    $501,182    $516,217
Present Value of Income
  Stream                           161,977     147,642
 Discounted at
Total Present Value of
  Income Stream

REVERSION ANALYSIS
---------------------------------
 Eleventh Year Income                 $516,217
 Reversion Capitalized @                11.50%
 Reversion                          $4,488,848
 Less Sales Expense                       5.0%
 Net Reversion                       4,264,405
 Discount rate                          13.00%
 Present Value of Reversion                      $1,256,244
                                                 ----------
TOTAL PRESENT VALUE                              $3,555,904

Concluded Value via Income
  Approach                                       $3,500,000     $34,653 /Room
                                                 ==========

 DIRECT CAPITALIZATION
************* ************* **********
 Net Operating Income         $360,649
     (1997)
 Overall Rate                   10.50%
                            ----------
 Indicated Value            $3,434,749

739 Luker Lane, Casper, WY
--------------------------

                          RECONCILIATION AND CONCLUSION

             Cost Approach                       $4,000,000
             Market Approach                     $3,500,000
             Income Approach                     $3,500,000

The approaches have various degrees of applicability depending on the circumstances. The Cost Approach is usually relied upon when the improvements are new, or nearly new and are fully utilized for their designed intent. The Income Approach indicates the amount at which a prudent investor would pay for the property. The Direct Comparison Approach reflects actual prices paid for similar properties reduced to a unit of comparison.

The variance between the approaches does not invalidate any of them and is expected since each approach reflects the differing attitudes and motivations of the various sectors of the real estate market.

In this analysis, the Cost Approach is given the least weight due to its limitations in being able to accurately reflect current market conditions, and going concern elements of value. These conditions are directly related to the income generating ability of the subject, which is best analyzed within the Income Approach. The Cost Approach may therefore represent the least reliable data source, and the method least likely to be referenced by the typical investor. However, it would be of interest to anyone exploring the feasibility of developing new facilities. Here their principal concern is whether functional properties can be acquired for less than their current replacement cost. If the answer were "yes", the decision to acquire rather than build should result.

The Sales Comparison Approach is based upon the principle of substitution. It is based on the premise that an informed investor will pay no more than the cost to acquire a similar, competitive property with the same utility as the subject. In this analysis, numerous sales of comparable properties were surveyed and analyzed and adjusted to compare to the subject. The strength of this approach is that it is the purest reflection of market intentions with regard to the subject. It's weakness is that it is the most difficult of all approaches to verify and quantify since appraisers rarely have access to complete financial and transactional records for sale comparables. Properly allocating value to real estate, FF&E and other business components and verifying the actual and projected operating revenues and expenses are several of the challenges appraisers face. Developing market supported quantitative and qualitative adjustment factors is also extremely problematic. Therefore, individual interpretations of reported sale data can be somewhat varied which tends to make value indications developed through this approach highly subjective. While data reliability can be rather poor in some instances, this approach is generally utilized by market participants for developing reasonable bracketing of value and key benchmark ratios which are utilized in the primary valuation approach, The Income Approach.


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

739 Luker Lane, Casper, WY
--------------------------

RECONCILIATION AND CONCLUSIONS (Continued)

The Income Approach is the primary approach utilized in estimating the value of the subject. It has the benefit of generally being the most reliable approach, since operating projections are developed from the detailed records of the owners. It also is the approach given the most weight by knowledgeable market.

Participants who base the bulk of their investment decision making on projected return analyses. Value estimates are developed through detailed economic data including occupancy levels and ADR's through application of direct capitalization rates and discount rates. Numerous well respected consultants and industry leaders perform research and publish data which aids the appraiser in formulating opinions of value. Clearly, the Income Approach is the most reliable and verifiable of the three approaches and is also the de facto standard utilized by all knowledgeable market participants. Therefore, the value conclusions presented herein place the greatest weight on the indications of value developed through the Income Approach.

Based on the foregoing analysis, the opinion has been formed by the appraisers that the market value of the subject hotel property, as a going concern with all furniture fixtures and equipment, subject to the limiting conditions included in this report, as of December 1, 1996, of the Fee Simple Estate, As Is, was:

                                   $3,500,000

                      (Including Value of FF&E - $252,500)


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

739 Luker Lane, Casper, WY
--------------------------

                                  CERTIFICATION

The undersigned appraisers hereby certify that, to the best of their knowledge and belief:

The statements of fact contained in this report are true and correct.

The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

We have no present or prospective interest in the property that is the subject of this report, and have no personal interest or bias with respect to the parties involved.

Our compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report.

Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.

In addition to the undersigned Mr. James E. Wren SRPA. Wyoming Certified general Appraiser No. 15 performed the field inspection, site, improvements, area and competitive market analysis and land valuation.

James E. Wren made a personal inspection of the property that is the subject of this report. Mr. Hammad did not inspect the property.

The reported analyses, opinions and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Practice of the Appraisal Institute.

The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

This appraisal assignment was not based on a requested minimum value, a specific value or the approval of a loan.

As of the date of this report, M. Hammad has completed the requirements of the continuing education program of the Appraisal Institute.


/s/ M Hammad
----------------------------
M Hammad, MAI
Certified General Appraiser
CA No. AG002849


----------------------------------
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                                                                             106

739 Luker Lane, Casper, WY
--------------------------

                           STATEMENT OF QUALIFICATIONS
                                  M HAMMAD. MAI

PROFESSIONAL AFFILIATIONS

   MAI, Member Appraisal Institute #10,868
   GAA, General Accredited Appraiser, National Association of Realtors Member San Fernando Valley Board of Realtors

EXPERT WITNESS

Qualified as expert witness before Los Angeles County and Orange County Superior Courts and US Federal Bankruptcy Court and American Arbitration Association.

EDUCATION

University of California, Los Angeles (UCLA)
BA in Economics - 1977

LICENSES

   Certified General Appraiser, California
   #AG002849, Expires 2/1/97
   Real Estate Broker, State of California

PROFESSIONAL HISTORY

HAMMAD & ASSOCIATES, INC. Studio City, CA                    1988 to Present

President

   Principal of real estate appraisal and consulting firm in commercial, industrial and income producing residential properties.

MARSHALL & STEVENS, Los Angeles, CA                          1986 to 1988

Director of Real Estate Valuation

   Manager and director of real estate appraisal group specializing in the appraisal of commercial and industrial real estate for large investors, corporations and major financial institutions.

WELLS FARGO REALTY ADVISORS, Marina Del Rey, CA              1985 to 1986

Assistant Vice President

   Appraisal officer specializing in appraisal of major properties for portfolio analysis, proposed joint venture developments and financing.

LAVENTHOL & HORWATH, Los Angeles, CA                         1984 to 1985

Associate Appraiser

   Assisted the National Director of Valuations in developing a new appraisal practice that specialized in hotel and motel valuation, mixed use and commercial real estate appraisal and feasibility analysis.


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

739 Luker Lane, Casper, WY
--------------------------

                                     ADDENDA


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                                                                             108

                                LEGAL DESCRIPTION

According to the Deed Records of Natrona County, the subject property is legally described as follows:

A parcel located in and being a portion of L & L Addition No. 2 to the Town of Evansville, Wyoming and a subdivision of a part of the N/2SW/4, Section 1, Township 33 North, Range 79 West of the Sixth Principal Meridian, Natrona County, Wyoming, said parcel being more particularly described by metes and bounds as follows:

Commencing at a point which marks the southerly corner common to said L & L Addition No. 2 and Block 1 of Lierd and Miracle Addition to the Town of Evansville, Wyoming; thence along the southwesterly line of said L & L Addition No. 2, N68(degrees)46'W, 9.59 feet to an angle point therein; thence S89(degrees)56'W, 1.06 feet to a point and southeast corner of said parcel and the Point of Beginning; thence from said Point of Beginning and along the southerly line of said parcel, S89(degrees)56'W, 500.00 feet to a point and southwest corner of said parcel; thence along the westerly line of said parcel and into said L & L Addition No. 2, N0(degrees)01'W, 175.00 feet to a point and northwest corner of said parcel; thence along the north line of said parcel, N89(degrees)56'E, 500.00 feet to the northeast corner of said parcel; thence along the easterly line of said parcel, 50(degrees)01'E, 175.00 feet to the southeast corner of said parcel and the Point of Beginning and containing 2.0087 acres, more or less.

                                RESTAURANT LEASE

                           SHILO INN - CASPER, WYOMING

SHILO: Shilo Management Corporation, dba Shilo Inns

TENANT: Casper Restaurant Corp., a Wyoming Corporation

                                    RECITALS

A. Shilo manages the Shilo Inn, Casper, Wyoming, located at 739 Luker Lane, Casper, Wyoming (the "Hotel").

B. Tenant desires to lease the restaurant, lounge and meeting and banquet rooms located in the restaurant building (the "Premises") from Shilo. (The Premises are also sometimes referred to herein as the "Restaurant." The entire Hotel and Restaurant complex is sometimes referred to herein as the "Hotel/Restaurant.")

THE PARTIES AGREE AS FOLLOWS:

1. Shilo leases the Premises to Tenant, and Tenant leases the Premises from Shilo, on the terms and conditions contained in this Lease.

2. The term of the Lease shall be approximately fifteen (15) years commencing September 15, 1994, and ending September 30, 2009.

3. The monthly rent shall consist of a basic dollar amount (the "Base Rent"), or a percentage of sales (the "Percentage Rent") whichever is greater. The Percentage Rent shall be based upon Gross Sales as defined in paragraph 3.5 below.

      3.1 The monthly rent shall be as follows:

            3.1.1 From September 15, 1994, through September 30, 1996: $750.00 per month Base Rent, or Percentage Rent of 3.0% of Gross Sales, whichever is greater.

            3.1.2 From October 1, 1996, through September 30, 1999: $1,000 per month Base Rent, or Percentage Rent of 4.0% of Gross Sales, whichever is greater.

            3.1.3 From October 1, 1999, through September 30, 2005: $1,500 per month Base Rent, or Percentage Rent of 5.0% of Gross Sales, whichever is greater.

            3.1.4 From October 1, 2005, through September 30, 2009: $2,000 per month Base Rent, or Percentage Rent of 6.0% of Gross Sales, whichever is greater.


Page 1. Restaurant Lease (Casper, Wyoming)

      3.2 In addition to the Base Rent and Percentage Rent provided for herein, Tenant shall pay, as additional rent, the following items:

            3.2.1 One hundred percent (100%) of the bill for water and sewer, gas, electricity, and any other utilities for the Premises (all such utilities are metered separately from the Hotel). With respect to those utilities for which there is potential liability to Shilo, or a potential for a lien upon the Hotel/Restaurant if not paid (such as, for example, sewer and water), the bill will be paid by Shilo, and Tenant will reimburse Shilo as part of the Rent Statement as described in paragraph 3.4 below.

            3.2.2 One hundred percent (100%) of the garbage bill for the Premises (Tenant shall arrange for Tenant's own garbage service). Tenant shall arrange for a separate billing, if possible, for Tenant's garbage service.

            3.2.3 One hundred percent (100%) of the telephone bill for the Restaurant and Lounge. (Tenant shall obtain telephone numbers separate from the Hotel for Tenant's restaurant and catering operations.)

            3.2.4 Twenty-five percent (25%) of the total costs of a maintenance employee (which employee shall be employed by the Hotel). Total costs shall include, but not be limited to, the employee's wages, employer taxes, employer paid unemployment and workmen compensation insurance costs, medical insurance and fringe benefits (if any). Tenant's share shall be collected monthly, in advance, as part of the monthly Rent Statement.

            3.2.5 Twenty-five percent (25%) of the real property taxes for the entire Hotel/Restaurant. Tenant's share shall be estimated annually by Shilo, and one-twelfth (1/12th) thereof shall be collected monthly, in advance, as part of the monthly Rent Statement. Upon receipt of the real property tax statement for each year, any additional sum owing by Tenant for its share shall be billed to Tenant by Shilo and promptly paid by Tenant; and the monthly tax reserve payment shall be adjusted as needed. If the amount collected from Tenant on account of taxes are in excess of Tenant's share of the taxes, the excess amount shall be credited to Tenant. Tenant shall be responsible for any increase in the amount of the real property taxes required by law, except that Tenant shall not be required to pay any increase in the real property taxes caused by a sale of the Hotel/Restaurant.

            3.2.6 One hundred percent (100%) of the personal property tax on the personal property used in the operation of the leased Premises, including, but not limited to, all of the personal property owned by Shilo but used by Tenant under this Lease ("Shilo's Restaurant Equipment") (see paragraph 14) . One-twelfth


Page 2. Restaurant Lease (Casper, Wyoming)

(1/12th) of the estimated amount of such taxes shall be collected monthly, in advance, as part of the Rent Statement, and the amount of the reserve shall be adjusted annually in the same manner as described in subparagraph 3.2.5.

            3.2.8 Twenty-five percent (25%) of the fire and casualty insurance premium for the entire Hotel/Restaurant, and twenty-five percent (25%) of the portion of the premium for Shilo's umbrella liability insurance allocated to the Hotel/Restaurant, and twenty-five percent (25%) of the portion of Shilo's insurance agent's fee allocated to the Hotel/Restaurant. The amount of the premium and fees allocated to the Hotel/Restaurant shall be as determined by Shilo's insurance agent and reflected on Shilo's master policy and/or premium notice. Tenant's share of the insurance shall be determined by Shilo annually, and one-twelfth (1/12th) thereof shall be collected monthly, in advance, as part of the Rent Statement. Adjustments to the insurance reserve shall be made annually in the same manner as the tax reserve.

            3.2.9 One hundred percent (100%) of the reserve (the "Replacement Reserve") for Shilo's Restaurant Equipment. The Replacement Reserve shall be one percent (1.0%) of Tenant's Gross Sales, calculated monthly, and shall be collected in arrears as part of the Rent Statement. The Replacement Reserve shall be administered as set forth in paragraph 14.2 below.

      3.3 Base Rent for each other month during the term of this Lease, together with Tenant's share of taxes, insurance, and the maintenance employee's and security guard's salaries for such month shall be paid not later than the fifth
(5th) day of the month. Any additional sums owing for Percentage Rent, Replacement Reserves, and utilities paid by Shilo, with respect to each month shall be paid not later than the fifth (5th) day of the next month. At the end of the Lease, Tenant's Percentage Rent, and additional rent for utilities, if any, for the final month of the Lease (for which a reasonable estimate shall be made) shall be paid not later than the end of the Lease term.

      3.4 Tenant shall complete and deliver to Shilo a form (the Rent Statement) showing the various categories of Gross Sales, as specified by Shilo, for the prior month. The Rent Statement shall be in such format as Shilo shall from time to time specify. Each monthly Rent Statement shall also show the Base Rent for the then current month, Tenant's payment for the current month for taxes and insurance, Tenant's share of the cost of the maintenance employee and security guard, Tenant's cost for the prior month for any utilities for which Shilo is entitled to reimbursement, any sum owing for the prior month for Percentage Rent, the amount owing for Replacement Reserve, the amount collected by the Hotel for room service, the collection fee charged by Shilo for the room charges, and any other items which Tenant is to pay monthly under this Lease, and such additional items as Shilo and Tenant may hereafter


Page 3. Restaurant Lease (Casper, Wyoming) agree to include on such Rent Statement. Shilo and Tenant shall cooperate with each other to obtain the information necessary to complete the Rent Statement. The net amount of Rent, if any, owing by Tenant to Shilo shall be paid, together with the delivery of a properly completed Rent Statement, not later than the fifth (5th) of each month. Rent shall be delinquent if not paid by Tenant and received by Shilo by the tenth (10th) day of each month. Shilo shall have the right to issue its late payment notice (as provided in paragraph 24) at any time after the tenth (10th) day of the month. If the net amount of Rent is not paid and actually received by Shilo by the tenth (10th) day of the month, a late payment penalty of One Hundred Twenty-Five Dollars ($125.00) per day shall be assessed, beginning with the eleventh (11th) day, for every day late after the tenth (10th); and, in addition, the amount past due shall bear interest at the rate of one and one-half percent (1.5%) per month until paid. The late payment penalty and interest shall be in addition to all other remedies to which Shilo is entitled under this Lease. If any sum is owing to Tenant by Shilo under the Rent Statement, net of any other sums owing to Shilo by Tenant, the amount owing shall be paid to Tenant by Shilo not later than ten (10) days after receipt of a properly completed Rent Statement.

      3.5 The term "Gross Sales" shall include the total of all receipts from the sales of food, alcoholic and non-alcoholic beverages sold by the Tenant in, on or from the leased Premises during the term of this Lease but after deducting therefrom all bona fide credits, allowances, refunds, and charges. Proceeds from vending machines, coin-operated devices, including, without limiting the generality of the foregoing, telephone pay stations, musical devices, amusement devices and the like, shall also be included in Gross Sales. Gross Sales shall also include all off-premises catering or similar services done from the Premises. Gross Sales shall also include any proceeds from meeting room rentals, audio-visual sales/rental, sales/rental of decorations, charges for entertainment, and all other revenue charged for any goods or services performed in or from the leased Premises. Gross Sales shall not include complimentary drinks or meals, uncollectible charges and bad debts, use tax, sales tax, and other taxes levied by appropriate state, municipal, county, federal and any other governmental bodies and subdivisions thereof on sales of food, alcoholic or non-alcoholic beverages and any other merchandise and/or services, whether paid by Tenant or Tenant's customers.

      3.6 In addition to the monthly Rent Statements, Tenant shall provide to Shilo, within thirty (30) days of the end of each year of the Lease (i.e., July
31) a certification of the Gross Receipts, by category received by Tenant during the Lease year then ended. Tenant shall keep and preserve, during each year of the Lease, full and complete records of all gross receipts and sales. Shilo shall have the right, not more than six (6) months and thirty (30) days following the close of the Lease year, to examine and audit the


Page 4. Restaurant Lease (Casper, Wyoming)

Tenant's records, but only for the purpose of ascertaining the amount of Gross Sales. Shilo reserves the right to do surprise audits without prior notice at any time during regular business hours, but such surprise audits shall not occur more than twice in any calendar year unless the audit discloses an understatement of Gross Sales of one percent (1%) or more. All audits shall include the right to inspect the books applicable to the Premises maintained at Tenant's home office, if any. Any such audit or examination by Shilo shall be at Shilo's sole expense, except in the event that the audit discloses an understatement of one percent (1%) or more in Gross Sales reported by Tenant to Shilo in which case the audit will be paid for by Tenant.

4. Tenant shall provide room service to Hotel guests from 6:30 a.m. to 10:00 p.m. dai1y. Tenant shall supply printed room service menus for each guest room. Room service food and beverage orders shall be served using standard flatware, glassware, and silverware. Room service food trays and dishes shall be collected by Tenant's staff on a preset schedule of a minimum of at least four (4) times daily. Tenant shall allow Hotel guests, with proper and approved credit, to charge lounge and restaurant charges, and room service, to the guest's Hotel lodging bill. Room service and restaurant and lounge charges by Hotel patrons shall be on a monthly accounts receivable basis, subject to a three percent (3%) bookkeeping, accounting and handling charge to Tenant and credited to Shilo, all of which shall be reconciled as part of the monthly Rent Statement. Shilo shall make available, upon reasonable request by Tenant, all records in Shilo's possession of such patrons' account for the purpose of verification of such charges. Shilo shall in no manner be responsible for default by its Hotel guests' payment of restaurant or lounge or room service charges. If Shilo negligently fails to collect Restaurant charges from a Hotel guest when the proper information was timely delivered to the appropriate staff member of the Hotel, the Hotel shall be responsible for the failure to collect such charges. It is recognized that any liquor, either bottled or by the drink, that leaves the restaurant Premises unconsumed, is done so as per the restaurant's state liquor license. Shilo grants permission to authorized personnel of the Tenant to full access to the Hotel property for such service.

5. The leased Premises shall be open for business three hundred sixty-five (365) days a year. Tenant shall serve full service liquor (including spirits, wine and beer) and provide a full service menu including breakfast, lunch and dinner. For the restaurant, the hours shall be 6:00 a.m. to 10 p.m. For the lounge, the hours shall be 11 a.m. to 1 a.m. Monday through Thursdays, 11 a.m. to 2 a.m. Fridays and Saturdays, and 1 p.m. to 9 p.m., Sundays. Tenant may encourage diners to eat in the lounge rather than the restaurant between 2 p.m. and 5 p.m. Monday through Saturday, but will serve in the restaurant during those hours if a customer insists; however, room service shall be available during such times. Tenant shall not be responsible for closures caused by


Page 5. Restaurant Lease (Casper, Wyoming) strikes, lockouts, rules of the State of California or causes beyond the reasonable control of Tenant. Any change in the restaurant or bar hours must be approved in writing by Shilo.

6. Tenant shall keep and perform all of the following covenants:

      6.1 Tenant shall use the leased Premises, and the whole part thereof, only as a cocktail lounge and restaurant with meeting and banquet facilities, to compliment the Hotel as a full-service facility.

            6.1.1 Additional uses, even if frequently associated with a restaurant (such as, for example, legalized gambling) shall not be permitted without Shilo's written consent, which consent may be withheld solely in Shilo's discretion, or granted on such terms as Shilo may require.

            6.1.2 Tenant shall use its utmost good faith and best efforts to ensure that the Premises maintain a reputation as a quality operation suitable for family dining. Tenant shall not tolerate or allow the Premises to become known as a place frequented by persons or groups who are known or believed to be criminals and/or offensive or threatening to most patrons (such as, by way of example and not by way of limitation, a "biker hangout," or an establishment where illegal drugs are frequently sold). Entertainment which has a predominant sexual and/or violent content (such as, for example, wet tee shirt contests, strip shows, nude or scantily clad dancers - of either gender- R or X rated films, boxing or mud wrestling - either gender -) shall not be permitted. Loud music, live or recorded, shall not be allowed which disturbs Hotel guests during usual hours of sleep; Tenant and Shilo agree to work together to minimize causing disturbance to guests while still allowing restaurant and lounge patrons and parties in the meeting and convention facilities to enjoy reasonable entertainment. Shilo reserves the right to require the Tenant to change live or recorded entertainment, or other on-Premises promotional activities, which Shilo, in good faith, determines to be incompatible with the Hotel's overall operation and/or the public image which Shilo desires to promote. However, nothing herein shall be construed to require Tenant to commit or tolerate any unlawful discrimination.

            6.1.3 Tenant shall be responsible for internal security in the leased Premises. The security guard(s) employed by the Hotel is primarily for the overall security of the entire Hotel Complex. Any additional security in the Restaurant (such as, for example, a "bouncer") shall be Tenant's responsibility.

      6.2 Tenant shall obtain and pay for any and all permits and licenses required by city, county, or state agencies and shall comply with and abide by all rules and regulations of any regulatory body having jurisdiction.


Page 6. Restaurant Lease (Casper, Wyoming)

      6.3 Tenant shall staff the lounge and restaurant at all times with sufficient number of adequately trained and supervised personnel so as to be capable of providing the service called for herein in a prompt, courteous and businesslike manner, especially in keeping with Shilo's mottos of Affordable Excellence, and Friendliness and Cleanliness. Tenant acknowledges the need of many of the Hotel patrons to obtain prompt service. Tenant's food quality and menu shall be maintained to Shilo's high standards. Tenant's menu shall be subject to Shilo's approval, which shall not be unreasonably withheld; any material changes to Tenant's menu, once approved, shall also be subject to Shilo's written approval, which shall not be unreasonably withheld.

      6.4 Tenant acknowledges that the physical location of the leased Premises on the Hotel/Restaurant complex causes Hotel patrons to identify the Hotel, lounge and restaurant as one. Tenant acknowledges that poor beverage or food service, or unsanitary conditions (or conditions that may appear sloppy or unsanitary) are detrimental to Shilo's Hotel business as well as Tenant's restaurant and lounge. Tenant agrees to cooperate with Shilo to operate the leased Premises for the mutual benefit of Shilo and Tenant. Tenant shall not unreasonably refuse to comply with Shilo's suggestions or requests for changes or improvements in service. Tenant shall maintain the interior and exterior of the leased Premises in a clean and sanitary condition and shall maintain the highest restaurant and lounge sanitary rating given by the governmental health authorities having jurisdiction. Tenant shall also cooperate with the Hotel to attempt to achieve the highest possible rating under hotel and motel guide books. Upon written notice from Shilo of Tenant's failure to adequately maintain the leased Premises, Tenant shall be given thirty (30) days to correct the deficiency in maintenance. If the deficiency is such that it cannot reasonably be corrected within thirty (30) days, and provided that Tenant has commenced such corrections in good faith, up to thirty (30) additional days will be allowed for completion. Should Tenant fail to correct the deficiency within this time, Shilo may elect to terminate Tenant's rights under this Lease, but no such termination shall impair Shilo's remedies for breach of this Lease as provided herein.

      6.5 Tenant shall, at all times during the term thereof, and at Tenant's own cost and expense, maintain, keep in effect, furnish and deliver to Shilo, restaurant operator's liability insurance policies in form and with an insurer satisfactory to Shilo, insuring Shilo, Tenant, and Mark S. Hemstreet personally, against all liability for damages to person or property in or about the leased Premises; the amount of such liability insurance shall not be less than TWO MILLION DOLLARS ($2,000,000.00) arising out of any one accident and not less than FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) for property damage. The policy shall provide that coverage may not be cancelled without at least thirty (30) days written notice to Shilo. Tenant shall purchase and maintain


Page 7. Restaurant Lease (Casper, Wyoming) business interruption insurance for fire and other casualties, and/or from shutdowns or curtailments in operations caused by food poisoning (or rumors thereof) (such as, for example, e-coli or hepatitis problems). Tenant shall provide Shilo with a certificate of insurance evidencing such coverages.

      6.6 Tenant shall indemnify and hold Shilo harmless from the negligence of the Tenant, its officers, agents, invitees and/or employees, as well as those arising from Tenant's failure to comply with any covenant of this Lease on its part to be performed, and shall, at Tenant's sole cost and expense, defend Shilo against any and all suits or actions arising out of such negligence and discharge any judgment which may be awarded against Shilo in any such suit or action.

      6.7 Tenant's indemnification obligations to Shilo under this Lease shall extend to damage resulting from risks insurable by so-called "dram shop" or liquor liability insurance. The public liability insurance required of Tenant under this Lease shall include dram shop liability insurance.

      6.8 Tenant shall keep the leased Premises free from all waste or accumulation of debris, and free from any and all unnecessary fire hazards. Tenant shall cooperate with Shilo on all safety programs and fire and casualty hazard reduction efforts, and shall comply with the recommendations of Shilo's casualty insurance carrier applicable to the leased Premises. Tenant shall comply with all applicable state and federal laws, rules and regulations and shall cooperate with Shilo in joint efforts to comply with laws, rules, and regulations, such as (for example) Hazardous Communications ("HAZCOM"), Control of Hazardous Energy ("LOCKOUT/TAG-OUT"), and BLOODBORNE PATHOGENS programs.

      6.9 Tenant shall not make any alternations in, or additions to, the leased Premises, nor make any contract therefor, without first obtaining Shilo's written consent. If Shilo approves any proposed changes or alterations, Tenant shall obtain names and addresses of contractors, copies of proposed contracts, and the necessary permits, all in form and substance satisfactory to Shilo, and furnish indemnification against liens, costs, damages, and expenses, as may be required by Shilo. All alternations, additions and improvements, other than Tenant's trade fixtures, which may be made or installed by Tenant upon the leased Premises, shall be the property of Shilo and shall remain upon and be surrendered with the leased Premises as a part thereof, without disturbance or injury at any termination of the term of this Lease, whether by the lapse of time or otherwise, all without compensation or credit to Tenant; provided, however, if prior to such termination, or within fifteen (15) days thereafter, Shilo shall have the right to direct Tenant, by written notice to Tenant, to remove the additions, improvements, fixtures and installations placed there by Tenant, and which are designated in such notice, and repair any damage occasioned by such


Page 8. Restaurant Lease (Casper, Wyoming) removals. If Tenant fails to repair such damage, Shilo may effect such repairs and Tenant will pay to Shilo, on demand, the costs thereof with interest at twelve percent (12%) per annum from the date of such removal by Shilo.

      6.10 Tenant shall operate the leased Premises strictly in accordance with all of the statutes pertaining thereto and all of the rules, regulations and requirements of the city, county and state in which operation occurs. Any violations thereof leading to suspension of Tenant's restaurant license and/or liquor license for over fifteen (15) days shall be a breach of this Lease. No drinking of alcoholic beverages shall be permitted on the Premises after closing of the lounge, including, but not limited to, drinking by employees.

      6.11 Tenant shall not carry any stock of goods or do anything in or about the leased Premises which will in any way impair or invalidate the obligation of any policy of insurance on the leased Premises or the building in which the leased Premises are situated. Tenant shall pay, upon demand, any increase in insurance premiums from the business carried on in the leased Premises by Tenant, whether or not Shilo has consented to the same. Tenant shall not create or suffer to be created any condition which would be in violation of any of the applicable state or federal laws regarding Hazardous materials.

      6.12 Tenant shall have a security guard at least during all hours that Shilo has a security guard; Shilo may increase or decrease the hours of patrol for the guard as Shilo deems appropriate. If Tenant wishes to share Shilo's security guard, Tenant shall pay twenty-five percent (25%) of the total cost of such guard. If Tenant wishes to have Tenant's own guard, then Tenant shall pay one hundred percent (100%) of Tenant's own guard and shall not be required to pay any part of Shilo's guard. However, Tenant may not elect to pay none of the cost of Shilo's guard and then have no guard for Tenant. If Tenant wishes to have a guard on duty for more hours that Shilo, Tenant shall pay all of the cost of the guard for the additional hours. In addition to providing security, the guard may be used to pick up litter and do other tasks compatible with security functions.

      6.13 Tenant shall not erect or install, on the exterior or interior of the Premises, banners or electrical lighting displays (such as, for example, Christmas, Halloween, or any other occasion) without Shilo's prior written consent.

7. Shilo shall have no interest in, or responsibility for, operation of the restaurant and lounge; except for the rent reserved, and Tenant shall save and hold Shilo harmless from any and all claims whatsoever arising from Tenant's operations of the leased Premises from the date of possession, and will pay all costs of Shilo's defense, including attorneys' fees, should any claims be


Page 9. Restaurant Lease (Casper, Wyoming) made against Shilo by reason of Tenant's acts or omissions in the operation thereof.

8. The meeting and banquet rooms shall be used by Shilo and Tenant as follows:

      8.1 The meeting and banquet rooms (the "Restaurant Meeting Rooms") in the Restaurant building are part of Tenant's leased Premises. Tenant shall be responsible for the maintenance, repair and cleanliness of the Restaurant Meeting Rooms. The meeting rooms in the Hotel building (the "Hotel Meeting Rooms") are not part of Tenant's leased Premises. Shilo shall be responsible for the maintenance, repair and cleanliness of the Hotel Meeting Rooms, except that, if Tenant provides food service to a Hotel Meeting Room, Tenant shall promptly clear its food service and clean the room at the conclusion of the meeting. All charges for use of the Hotel Meeting Rooms are the property of the Hotel.

      8.2 Tenant understands and agrees that the Restaurant and lounge is adjacent to the Hotel primarily as an amenity of the Hotel to encourage guest room sales. Tenant further understands that a large portion of the guest room sales of the Hotel comes from convention and other pre-booked business which usually requires use of the Restaurant Meeting Rooms and food and beverage service. Tenant agrees to provide food and beverage service to groups booked by the Hotel for the Restaurant Meeting Rooms or the Hotel Meeting Rooms. Except as provided in 8.3 below, Tenant shall be responsible for the set up and immediate clean up of all events in the Restaurant Meeting Rooms regardless of who booked the event. All Restaurant Meeting Rooms shall be cleared, cleaned up, and reset, as soon as possible after an event so as to allow maximum use of the Restaurant Meeting Rooms for presentation and marketing of additional bookings.

      8.3 All use charges for the Restaurant Meeting Rooms are the property of Tenant and may be waived by Tenant. All charges for food and beverage service provided by Tenant in any of the Restaurant Meeting Rooms or Hotel Meeting Rooms are the property of Tenant. Tenant shall waive all use charges for the Restaurant Meeting Rooms with respect to meetings and/or conventions booked by Shilo and involving guest room sales. If no food or beverage sales are made to the group by Tenant, Shilo shall be responsible for the set up and immediate clean up of the Restaurant Meeting Rooms for meetings and/or conventions booked by Shilo; Tenant agrees to provide the set up and clean up service to Shilo for a reasonable fee where Shilo has booked the event and Tenant receives no food or beverage sales. All income from all guest room sales are the property of Shilo, regardless of the origination of the business.

      8.4 In the event Tenant books any event utilizing any of the Restaurant Meeting Rooms more than ninety (90) days in advance, such event shall be subject to cancellation by Shilo in the event


Page 10. Restaurant Lease (Casper, Wyoming) the Hotel books an event requiring the use of the same meeting room for the same date or dates, or some of the same dates, involving room sales, but Shilo may not cancel a booking by Tenant once the event date is within ninety (90) days of the then current date. Bookings of the Restaurant Meeting Rooms made within ninety (90) days of the scheduled event by Shilo or Tenant shall be on a first-come, first-served basis. Shilo's room sales staff at the Hotel, and Tenant's catering sales staff shall work together in good faith to minimize conflicts and cancellations and promote mutual business for both the Hotel and the Restaurant and lounge from the use of all of the Meeting Rooms.

      8.5 Tenant shall honor all booking commitments made by Shilo or the Prior Lessee made prior to the date of this Lease, but Tenant shall receive all prepaid deposits paid with respect to such bookings.

9. This Lease agreement is contingent upon Tenant acquiring a liquor license to operate the restaurant and lounge. Tenant shall at all times keep the liquor license in full force and effect and in full compliance. Tenant's loss of the liquor license for a period greater than fifteen (15) days shall be a default under this Lease. Shilo hereby consents to Tenant's sale of liquor and/or malt beveraqes by the drink on the entire Hotel/Restaurant complex, subject to the terms and conditions of this Lease.

10. Shilo covenants to Tenant as follows:

      10.1 As long as Tenant is not in default under this Lease, Shilo warrants to the Tenant the peaceful possession of the leased Premises during the term of this Lease.

      10.2 Shilo shall indemnify and hold Tenant harmless from the sole negligence of Shilo, its officers, agents, invitees and/or employees, as well as those arising from Shilo's failure to comply with any covenant of this Lease on Shilo's part to be performed, and shall, at its own cost and expense, defend Tenant against any and all suits or actions arising out of such negligence and discharge any judgment which may be awarded against Tenant in any such suit or action.

11. Shilo and Tenant shall be responsible for maintenance as follows:

      11.1 Shilo shall maintain and repair the foundation, roof, gutters, downspouts, exterior walls (except doors and glass), and the utility lines to their exterior point of entry to the leased Premises; provided, however, that Shilo shall not be responsible for maintenance necessitated by the acts of Tenant, its agents or employees.


Page 11. Restaurant Lease (Casper, Wyoming)

      11.2 Tenant shall maintain and keep in good repair the interior of the leased Premises, including fixtures, windows, doors, and utilities. Tenant shall maintain the freezers and coolers to include the units on the roof of the Restaurant. Tenant shall maintain all heating and cooling equipment located on the leased Premises including the HVAC systems on the roof of the Restaurant. Tenant shall not be responsible for maintenance necessitated by the negligence or intentional wrongful acts of Shilo or its employees or agents. Tenant shall, at its sole cost and expense, replace all glass which may be broken or cracked during the term hereof, in the windows and doors of the leased Premises, with glass of as good or better quality as that originally installed. Tenant shall deliver the Premises to Shilo upon termination in as good condition as when leased, reasonable wear and tear excepted.

      11.3 Tenant shall be responsible for the cleanliness of the landscaping, sidewalks and parking area adjacent to or near the Restaurant. Tenant shall cause the area to be kept very clean with particular emphasis on frequent sweepings and hosings (subject to water use regulations), and picking up waste paper and cigarette butts. Shilo shall be responsible for the maintenance of the landscaping.

      11.4 Shilo shall employ and pay for seventy-five percent (75%) of the cost of a maintenance employee to perform routine repair and maintenance chores for the Hotel and the leased Premises. Tenant shall pay the other twenty-five percent (25%) of the cost. The maintenance employee's cost shall include all costs for such employee to include wages or salary, employment taxes, workmen's compensation premiums, medical insurance, employer paid unemployment, and other fringe benefits paid by Shilo for its employees. Tenant shall not use the maintenance employee to do cleaning in the leased Premises.

      11.5 Tenant shall make special efforts to keep the hoods and ventilation systems in the kitchen clean and free of grease and other dirt. Tenant obtain and pay for a contract to perform regular maintenance to the hoods, and shall provide Shilo with a copy of such contract. Without limiting Shilo's other rights of entry and inspection under this Lease, Shilo specifically reserves the right to inspect the kitchen and hoods for compliance with these terms.

      11.6 If Tenant fails or refuses to keep the leased Premises in proper maintenance and repair, Shilo shall have the right, but not the duty, after reasonable written notice to Tenant (except in emergencies), to act as Shilo deems necessary to maintain and repair the leased Premises without liability for loss or damage to Tenant's property; Tenant shall pay the reasonable cost of such repairs or maintenance by Shilo, plus twenty percent (20%) overhead, which sum shall be promptly paid as additional rent.


Page 12. Restaurant Lease (Casper, Wyoming)

12. Tenant shall have, at all times, the non-exclusive right, together with its customers and invitees, to the reasonable use of the parking area and driveway appurtenant thereto, for purposes of egress, ingress, parking of motor vehicles for Tenant, its customers and employees, and the loading and unloading of vehicles in connection with and incidental to the business conducted by Tenant on the leased Premises, all without charge. Tenant's employees shall be subject to the same rules as the Hotel's employees with respect to limitations on use of the parking areas, or other rules promulgated by the Hotel with respect to employee parking. The Hotel may place reasonable restrictions upon the times and places delivery and other service vehicles may utilize the parking and loading docks or loading areas, if any.

13. Tenant acknowledges the name "Shilo Inns" is a registered trademark personally owned by Mark S. Hemstreet, who has licensed Shilo to use it as an assumed business name.

      13.1 Subject to the terms of this Lease, Mark S. Hemstreet and Shilo hereby grant Tenant a revocable license to use the name "Shilo Restaurant & Lounge." The "Shilo" name shall not be used in conjunction with any business or activity of Tenant, except the operation of the Premises, without Mark S. Hemstreet's and Shilo's written consent. In the event Mark S. Hemstreet and/or Shilo determine that Tenant's use of the "Shilo" name in the name of Tenant's restaurant is not in Mark S. Hemstreet's or Shilo's best interests, either may require that Tenant discontinue the use of the "Shilo" name as part of the name of Tenant's Restaurant.

      13.2 In the event Tenant elects not to use the name "Shilo Restaurant & Lounge," and/or in the event Mark S. Hemstreet and/or Shilo notifies Tenant in writing to discontinue the use of the name "Shilo Restaurant & Lounge," within forty--five (45) days of receipt of written notice to discontinue use of the name "Shilo Restaurant & Lounge," (or within 45 days of taking possession of the Premises, in the event Tenant elects to use a different name from the beginning of the lease), Tenant shall, at Tenant's cost, obtain new signage for the restaurant and lounge. All such signs, and their location, shall be subject to Shilo's written approval, which shall not be unreasonably withheld. The name of Tenant's restaurant shall be subject to Shilo's approval. Except as provided herein, the name "Shilo" or any similar name shall not be part of Tenant's name for the restaurant, but Tenant may advertise that the restaurant is in the Shilo Inn.

      13.3 Upon the termination of this Lease, Tenant shall remove all signs placed upon the Premises by Tenant and restore such areas to their original condition. Tenant shall maintain all of Tenant's signs, and additions or replacements thereto. All signs shall be in compliance with applicable rules and ordinances, and applicable electrical codes. If Tenant wishes to have Tenant's name on Shilo's off-premises billboards, Tenant shall pay a portion of the


Page 13. Restaurant Lease (Casper, Wyoming) rental of such billboard, and all of the cost of the changes to the billboard, as Shilo and Tenant may fix by agreement. Tenant shall not erect or install any banners to the exterior of the Premises. All reader boards on the on-premises signs, if any, shall be under the control of Shilo.

14. Except for personal property owned by Tenant, or leased by Tenant from third parties, all personal property on the leased Premises at the commencement of the Lease, including, but not limited to, furniture, fixtures, equipment, utensils, small wears, desks, safe, miscellaneous office equipment, audio--visual equipment, and trade fixtures (collectively "Shilo's Restaurant Equipment") is, and shall remain, the sole property of Shilo. Any personal property used in the operation of the restaurant owned by Tenant shall remain Tenant's property; Tenant shall be responsible to obtain Tenant's own fire and casualty insurance to insure Tenant's personal property on the leased Premises.

      14.1 Shilo shall have no duty to repair any of Shilo's Restaurant Equipment, and Tenant shall take Shilo's Restaurant Equipment "AS IS." During the term of the Lease, Tenant shall maintain, repair and replace, as needed, and insure Shilo's Restaurant Equipment and shall return Shilo's Restaurant Equipment or the equivalent in as good a condition as such equipment is now in, reasonable wear and tear excepted, upon the expiration of this Lease or any extension thereof. None of Shilo's Restaurant Equipment shall be subjected to a lien, or sold or removed from the leased Premises without Shilo's consent.

      14.2 The Replacement Reserve shall be one percent (1%) of Tenant's Gross Sales. The amount collected each month for the Replacement Reserve shall be deposited by Shilo, in Shilo's name, into an interest bearing bank account at a bank selected by Shilo. The interest earned on the Replacement Reserve shall be added to and become a part of the Replacement Reserve. The Replacement Reserve shall be used by Tenant to add to and/or replace Shilo's Restaurant Equipment as it becomes worn out, lost, obsolete, or damaged. Items purchased from the Replacement Reserve shall be subject to Shilo's approval, which shall not be unreasonably withheld. Tenant shall provide Shilo with invoices and receipts, containing a detailed description (including serial numbers where applicable) of the items purchased from the Replacement Reserve. Shilo shall reimburse Tenant from the Replacement Reserve for approved items purchased. Any items purchased by Tenant (or items for which Tenant is reimbursed) from funds from the Replacement Reserve shall be Shilo's property and shall be part of Shilo's Restaurant Equipment. Unless Shilo otherwise agrees, the Replacement Reserve shall not be used for the cost of maintenance of Shilo's Restaurant Equipment. Tenant hereby grants to Shilo a security interest in the Replacement Reserve to secure all of Tenants obligations under this Lease. Shilo shall provide Tenant will an annual summary accounting of the funds in the Replacement


Page 14. Restaurant Lease (Casper, Wyoming)

Reserve. Upon the termination of this Lease, and provided all payments and damages, if any, owing by Tenant to Shilo shall have been paid in full, any remaining funds in the Reserve Account shall be paid to Tenant.

      14.3 Tenant shall clearly identify to Shilo (and mark with Tenant's name) any items of furniture, fixtures or equipment owned by Tenant and brought upon and/or used in the operation of the Premises. Tenant shall supply Shilo with a list, not less frequently than annually, of the furniture, fixtures and equipment (personal effects, office supplies, and non--essential equipment of minor value excepted) owned by Tenant and used in or around the Premises.

15. Tenant shall honor any certificates or vouchers for complimentary meals and/or beverage in the Restaurant issued by Shilo or the Hotel; Shilo shall reimburse Tenant for the current menu price of such meals and beverage less ten percent (10%)

16. Tenant agrees not to solicit Shilo's employees to work for Tenant, or encourage such employees to leave Shilo's employment to work for Tenant.

17. Shilo, and its agents and representatives, shall, at any reasonable time, without prior notice, have the right to enter into or upon the leased Premises for the purpose of examining the condition thereof or any other lawful purposes, including for the purpose of doing a surprise audit.

18. Tenant shall not assign, transfer, sublet, pledge, hypothecate, or otherwise encumber or dispose of this Lease or the estate created in this Lease or in any interest in any portion of the same, or permit any person or persons, company or corporation to occupy the leased Premises or any part thereof, without the written consent of Shilo first being obtained. Shilo agrees not to unreasonably withhold consent. However, Shilo shall be entitled to require that any proposed transferee be an experienced, reputable, qualified and financially responsible restaurant operator willing to assume personal liability for the performance of the Lease. No consent to transfer shall release the liability of Tenant. In the event Tenant is a corporation, no transfer, or series of transfers, direct or indirect, of twenty-five percent (25%) or more of the shares of the corporation shall be permitted without Shilo's consent.

19. Fire and casualty damage shall be treated as follows:

      19.1 In the event of loss or damage by fire or other casualty to the building in which the leased Premises are located, the extent of which is less than fifty--five percent (55%) of the value of the structure, Shilo and Tenant agree to promptly restore the structure to a sound and usable condition. However, Shilo


Page 15. Restaurant Lease (Casper, Wyoming) shall not be required to repair any fire or casualty damage unless and until Shilo receives the fire and casualty insurance proceeds from Shilo's lender; and if Shilo's lender elects to apply such proceeds to Shilo's loan on the building in which the leased Premises are located, Shilo shall not be required to repair the damage if Shilo elects not to, and Shilo may elect to terminate the Lease. Rental payments shall cease during the period the structure is materially damaged. "Materially damaged" shall mean damage or destruction to the structure to such extent that it is not practicable to continue business operations under such circumstances. In the event that the structure is not Materially Damaged, but there is damage to restaurant fixtures or equipment or inventory, or if there has been smoke damage to the structure and/or the restaurant/lounge area which can be cleaned or painted, then rental payments shall cease for a period of not more than thirty (30) days in which time Tenant shall make the repairs or replacements in the leased Premises made necessary by such damage.

      19.2 In the event such loss or damage to the structure shall be in excess of fifty--five percent (55%) of the value of the structure, Shilo may, at its option, either restore the building to the extent of the insurance proceeds available, or terminate this Lease as of the date of loss; without further liability to the Tenant except the return to the Tenant any unearned advance rental payments and funds, if any, held by Shilo but owing to Tenant. If loss or damage is in excess of fifty--five percent (55%), Shilo agrees to notify Tenant in writing within thirty (30) days after the occurrence of such destruction or casualty as to its intent to, or not to, rebuild.

20. Tenant shall not permit any lien of any kind, type or description to be placed or imposed upon the building in which the leased Premises are situated, or any part thereof, or the real estate on which it stands, or any of Shilo's Restaurant Equipment being used by Tenant.

21. Except for providing the insurance coverage as required by the terms of this Lease, neither Shilo nor Tenant shall be liable to the other for loss arising out of damage to or destruction of the leased Premises, or the building or the improvements of which the leased Premises are a part of or with which they are connected, or the contents of any thereof, when such loss is caused by any of the perils which are or could be insured against by a standard form of fire insurance with extended coverage, including sprinkler leakage insurance, if any. All such claims between Shilo and Tenant for any and all loss, however caused (except by the deliberate acts of the party causing the loss), are hereby waived. The absence of such liability shall exist whether or not the damage or destruction is caused by the negligence of either Shilo or Tenant or by any of their respective agents, servants or employees. It is the intention and agreement of Shilo and Tenant that fire and casualty insurance coverage required under the terms of this Lease shall


Page 16. Restaurant Lease (Casper, Wyoming) provide reimbursement for any losses suffered and, further, that the insurance carriers shall not be entitled to subrogation under any circumstances (except wilful conduct) against either party to this Lease.

22. Tenant shall not overload the floors of the leased Premises in such a way as to cause any undue or serious stress or strain upon the building in which the leased Premises are located, or any part thereof. Shilo shall have the right at any time to call upon any competent engineer or architect, selected by Shilo, to decide whether the floors of the leased Premises, or any part thereof, are being overloaded so as to cause any undue or serious stress or strain on the building, or any part thereof. In the event the decision of such engineer or architect so called upon is that, in his option, the stress or strain is such as to endanger or injure the building or any part thereof, then and in that event, Tenant agrees to immediately relieve such stress and strain, either by reinforcing the building or by lightening the load which causes such stress or strain, in a manner satisfactory to Shilo.

23. In case of the condemnation or appropriation of all or any substantial part of the leased Premises and/or the Hotel/Restaurant complex by any public or private corporation under the laws of eminent domain, this Lease may be terminated at the option of either party hereto upon twenty (20) days written notice to the other, and in that case, Tenant shall not be liable for rent after the date of Tenant's removal from the Premises. Tenant shall not share in any portion of Shilo's award of the condemnation funds, but Tenant may prosecute its own award for the value of its property and business interest lost. Shilo shall give Tenant prompt notice of any pending condemnation.

24. Time and strict performance of the provisions of this Lease agreement are of the essence. If Tenant shall be in arrears in any payment due to Shilo for a period of ten (10) days after the same becomes due, or if Tenant shall fail or neglect to do, keep, perform, or observe any of the covenants and agreements contained herein on Tenant's part to be done, kept, performed, or observed, and such failure shall continue for ten (10) days or more after written notice of such failure or neglect shall be given to Tenant, or if Tenant shall be declared bankrupt or insolvent according to law, or if any assignment of Tenant's property shall be made for the benefit of creditors, or if on the expiration of this Lease, Tenant fails to surrender possession of the leased Premises, then and in any of such events, Shilo, or those having the lessor's estate in the leased Premises lawfully, may, at his or their option, immediately or any time thereafter, without demand or notice, repossess the same as lessor's estate, and expel Tenant and those claiming by, through, or under Tenant, and take over Tenant's effects continuing the operation in any manner as to Shilo may seem expedient, without prejudice to any remedy which Shilo has under the terms of this Lease or otherwise at law or in equity. It is


Page 17. Restaurant Lease (Casper, Wyoming) the intention of this Lease that Shilo shall have all remedies for breach of a lease as shall be allowed under the laws of the State of California, and such remedies shall be cumulative to the extent permitted by law. No expulsion of Tenant from the leased Premises shall release Tenant from personal liability hereunder.

25. Tenant's interest under this Lease shall be and is subordinate to any mortgage, trust deed or other security device on the Hotel/Restaurant and/or Shilo's Restaurant Equipment as shall now exist or as shall hereafter be created by Shilo. Tenant shall promptly execute such subordination agreements as Shilo or Shilo's present lender or any future lender may reasonably request, subject however, to Tenant's right to remain in possession of the leased Premises, as long as Tenant performs this Lease as agreed, despite any defaults by Shilo under any financing secured by the Hotel and/or Shilo's Restaurant Equipment.

26. In the event any suit or action is instituted to enforce compliance with any of the terms, covenants or conditions of this Lease, or to collect the rental which may become due hereunder, or any portion thereof, or to interpret the terms of this Lease, the prevailing party will be entitled to, in addition to its costs and disbursements provided by statute, such additional sum as the court may adjudge reasonable for attorney fees in such suit or action, including any appeal therein.

27. Upon expiration of the term of this Lease, Tenant shall deliver the leased Premises and Shilo's Restaurant Equipment to Shilo in as good condition as Tenant shall have received the same, reasonable wear and tear excepted.

28. Any notice required or permitted under this Lease shall be deemed sufficiently given or served if sent by certified mail, return receipt requested, to Tenant at the address of the leased Premises, and to Shilo at the address then fixed for the payment of rent, and either party may, by like notice at any time and from time to time, designate a different address to which notice shall be sent. Notices given in accordance with these provisions shall be deemed received when mailed or hand delivered. Any notices by either party intended to comply with the formal terms of this Lease given by facsimile transmission shall be followed within twenty-four (24) hours with a copy of the document by mail or hand delivery. Verbal notices given by Tenant to Shilo (including, but not limited to, conversations with the Hotel manager or other members of the Hotel staff) shall not be sufficient notice to comply with this paragraph.

29. All rights, remedies and liabilities herein given or imposed upon either of the parties hereto shall extend to and inure to the benefit of and bind as the circumstances may require, their respective heirs, executors, administrators and successors, and,


Page 18. Restaurant Lease (Casper, Wyoming) insofar as this Lease is assignable by the terms hereof, to the assigns of such parties.

30. Nothing contained in this Lease shall be construed as creating a partnership or joint venture between Shilo and Tenant or between Shilo and any other party, or cause Shilo to be responsible in any way for the debts or obligations of Tenant or any other party.

32. Tenant shall have its laundry done by an outside service. The Hotel's laundry shall have no obligation to do any of Tenant's laundry.

34. Shilo and Tenant have adequate legal counsel and have read and fully understand all of the terms and conditions contained in this Lease agreement. This Lease shall be construed as if both parties had participated equally in its drafting, and neither party shall be entitled to any presumption by reason of the source of the drafting.

35. As long as Tenant is not in default under this lease, Shilo agrees to give Tenant the first opportunity to negotiate with Shilo for a lease of the Premises for an additional ten (10) years. If Tenant wishes to obtain a lease for an additional term, Tenant shall give notice to Shilo in writing not later than six
(6) months prior to the expiration of this Lease. The rental and other terms of any lease for an additional term shall be subject to negotiation between Tenant and Shilo. Neither Tenant nor Shilo commits themselves to what the terms of the lease for an additional term would be, but both parties pledge their best efforts to negotiate in good faith to reach a mutually satisfactory agreement.

36. Dispute Resolution:

      36.1 In the event of any dispute or claim between the parties arising out of this Agreement, the parties agree to attempt to first resolve the matter through negotiation. In the event the parties cannot settle the matter through negotiation, the parties agree to mediate the dispute or claim through an independent, trained mediator; if the dispute or claim cannot be settled by nonbinding mediation, the parties agree to resolve the dispute or claim by binding arbitration through an arbitrator.

      36.2 The mediator and/or arbitrator shall be provided by the American Arbitration Association or the United States Arbitration & Mediation of Oregon, or another mediation or arbitration service mutually selected by the parties. The mediation and/or arbitration will be done under the mediation and arbitration rules of the service selected.

      36.3 The costs of any mediation and/or arbitration shall be split equally by the parties. Unless the parties agree on a


Page 19. Restaurant Lease (Casper, Wyoming) different location, the mediation and/or arbitration shall take place in Portland, Oregon.

      36.4 The prevailing party in any arbitration shall be entitled to its attorneys' fees, if applicable. The arbitrator shall determine the prevailing party.

Dated this 15th day of September, 1994.

SHILO MANAGEMENT CORPORATION              CASPER RESTAURANT, CORP.


by /s/ John P. Kneeland                   by /s/ Mark S. Hemstreet
  -------------------------------           -------------------------------
  John P. Kneeland                          Mark S. Hemstreet President
  Vice--President

LEASE FORMS CASPER. 994


Page 20. Restaurant Lease (Casper, Wyoming)

SHILO INN - CASPER, WYOMING (101 units)
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 (actual)

                                                            $500,000 remodel was
                                                            completed in 1995-96

                                                                                                                   For The
                                                                                                                 12 Months Ended
                          1991              1992             1993              1994              1995             8-31-96
REVENUE                 (actual)    %     (actual)   %     (actual)    %     (actual)    %     (actual)    %     (actual)    %
 Guest Room             $654,974   94.9%  $632,759   95.4%  $742,178   95.4%  $813,055   94.6%  $630,987   94.1%  $873,700   95.1%
 Restaurant Rent          12,855    1.9%    14,245    2.1%    16,417    2.1%    11,696    1.4%     9,041    1.3%    10,065    1.1%
 Telephone                15,105    2.2%    11,971    1.8%    14,637    1.9%    27,588    3.2%    24,012    3.6%    27,897    3.0%
 Meeting/Banquet Room         90    0.0%       150    0.0%        25    0.0%         0    0.0%         0    0.0%         0    0.0%
 Fax                       1,573    0.2%     1,060    0.2%       753    0.1%       702    0.1%       484    0.1%       647    0.1%
 Valet                         0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%
 Video                     1,049    0.2%       858    0.1%     1,164    0.1%     1,050    0.1%       834    0.1%     1,063    0.1%
 Sports and Athletics          0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%
 Vending Machines          3,264    0.5%       390    0.1%       553    0.1%       464    0.1%       490    0.1%       569    0.1%
 Guest Laundry/Soap        1,019    0.1%     1,018    0.2%     1,200    0.2%     2,111    0.2%     1,697    0.3%     1,825    0.2%
 Miscellaneous               476    0.1%       513    0.1%       743    0.1%     2,644    0.3%     3,085    0.5%     3,113    0.3%
                        ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
  TOTAL REVENUE          690,405  100.0%   662,963  100.0%   777,670  100.6%   859,310  100.0%   670,630  100.0%   918,879  100.0%
                        ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
OPERATING EXPENSE

 PAYROLL & RELATED
  EXPENSE
  Managers                23,035    3.3%    23,487    3.5%    24,652    3.2%    25,191    2.9%    27,102    4.0%    29,263    3.2%
  Front Desk              20,487    3.0%    22,880    3.5%    23,575    3.0%    29,018    3.3%    31,437    4.7%    32,163    3.5%
  Bookkeeper/Auditor      13,911    2.0%    14,318    2.2%    15,705    2.0%    17,194    2.0%    18,384    2.7%    18,326    2.0%
  Head Housekeeper         8,027    1.2%     7,434    1.1%     9,683    1.2%    10,704    1.2%     7,418    1.1%     9,978    1.1%
  Housekeeper - Rooms     28,847    4.2%    31,655    4.8%    40,399    5.2%    40,022    4.7%    33,178    4.9%    42,632    4.6%
  Housekeeper - Other      8,745    1.3%     4,978    0.8%     5,406    0.7%     6,454    0,8%     4,173    0.6%     4,693    0.5%
  Laundry                  7,225    1.0%     7,566    1.1%     9,386    1.2%    10,525    1.2%     7,900    1.2%     8,264    0.9%
  Guest Services              80    0.0%        16    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%
  Sales & Marketing            0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%
  Security                     0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%
  Maintenance              6,128    0.9%     5,451    0.8%     5,469    0.7%    12,188    1.4%    13,498    2.0%    16,932    1.8%
  Ground Maintenance           0    0.0%     1,565    0.2%     1,360    0.2%     1,686    0.2%     2,616    0.4%     3,799    0.4%
  Windows/Carpets              0    0.0%       694    0.1%       964    0.1%       724    0.1%     1,405    0.2%     1,678    0.2%
  Bonuses                      0    0.0%         0    0.0%       600    0.1%     2,700    0.3%     1,199    0.2%     1,632    0.2%
  Payroll Taxes           16,946    2.5%    18,197    2.7%    19,962    2.6%    16,491    1.9%    14,311    2.1%    16,638    1.8%
  Workers Comp                 0    0.0%         0    0.0%     (550)   -0.1%     6,445    0.8%     9,377    1.4%    11,212    1.2%
  Workers' Comp Claims         0    0.0%         0    0.0%         0    0.0%         0    0.6%        79    0.0%        81    0.0%
  Health Insurance        13,184    1.9%    10,372    1.6%    10,362    1.3%    11,257    1.3%    14,241    2.1%    16,393    1.8%
  Medical                      0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%
  Uniforms/Cleaning           53    0.0%       341    0.1%        44    0.0%       150    0.0%       128    0.0%       350    0.0%
  Other                      202    0.0%       179    0.0%       502    0.1%       319    0.0%       525    0.1%       798    0.1%
                        ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
   TOTAL PAYROLL         146,870   21.3%   149,133   22.5%   167,519   21.5%   190,068   22.1%   186,971   27.9%   214,832   23.4%
                        ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

SHILO INN - CASPER, WYOMING (101 units)
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 (actual)

                                                                                                             For The
                                                                                                           12 Months Ended
                             1991            1992            1993            1994            1995            8-31-96
                           (actual)   %    (actual)   %    (actual)    %   (actual)   %    (actual)   %    (actual)    %
UTILITIES
 Electricity                29,609   4.3%   24,526   3.7%  33,488    4.3%   28,063   3.3%   29,361   4.4%   32,615    3.5%
 Gas                         7,918   1.1%    9,138   1.4%   7,618    1.0%    7,740   0.9%    8,411   1.3%    8,231    0.9%
 Telephone                  11,307   1.0%   11,479   1.7%  11,587    1.5%   14,884   1.7%   12,267    18%   13,697    1.5%
 Water                       4,915   0.7%    5,611   0.8%   5,630    0.7%    6,369   0.7%    5,400   0.8%    6,996    0.8%
 Garbage                     2,617   0.4%    2,857   0.4%   2,857    0.4%    2,628   0.2%    1,649   0.2%    1,926    0.2%
 Sewer                       2,158   0.3%    2,178   0.3%   1,466    0.2%    2,337   0.3%    1,191   0.2%    2,100    0.2%
                            ------------    ------------   -------------    ------------    ------------    -------------
  TOTAL UTILITIES           58,524   8.5%   55,789   8.4%  62,646    8.1%   61,421   7.1%   58,279   8.7%   65,565    7.1%
                            ------------    ------------   -------------    ------------    ------------    -------------

ADVERTISING
 Advertising                     0   0.0%        0   0.0%       0    0.0%      150   0.0%       80   0.0%       72    0.0%
 Airport Advertising         6,750   1.0%    6,947   1.0%   7,300    0.9%    7,458   0.9%    7,498   1.1%    8,563    0.9%
 Billboards                 16,070   2.3%   13,773   2.1%  14,545    1.9%   15,790   1.8%   15,208   2.3%   17,228    1.9%
 Highway Logos                   0   0.0%        0   0.0%     261    0.0%    1,110   0.1%      144   0.0%      854    0.1%
 Radio Media                     6   0.0%        0   0.0%     160    0.0%        0   0.0%        0   0.0%        0    0.0%
 Radio Tradeouts               507   0.1%        0   0.0%      39    0.0%        0   0.0%    1,594   0.2%      693    0.1%
 TV Media                        0   0.0%        0   0.0%       0    0.0%        0   0.0%        0   0.0%        0    0.0%
 TV Tradeouts                   78   0.0%       50   0.0%       0    0.0%        0   0.0%       98   0.0%      103    0.0%
 Brochures/Postcards           494   0.1%    1,226   0.2%     327    0.0%    1,901   0.2%    1,390   0.2%    1,632    0.2%
 Brochures/Tradout               0   0.0%        0   0.0%       0    0.0%        0   0.0%        0   0.0%        0    0.0%
 Yellow Pages                1,846   0.3%    2,431   0.4%   2,051    0.3%    2,269   0.3%        0   0.0%        0    0.0%
 Newspaper Ads                 945   0.1%      126   0.0%     840    0.1%      283   0.0%       65   0.0%      107    0.0%
 Magazine Ads                  147   0.0%       73   0.0%     232    0.0%        0   0.0%        5   0.0%        0    0.0%
 Magazine Tradeouts            309   0.0%      639   0.1%     332    0.0%        0   0.0%      175   0.0%      124    0.0%
 Property Ads                1,276   0.2%    1,096   0.2%     165    0.0%    1,449   0.2%      845   0.1%      981    0.1%
 Advertising Tradeouts
  Other                        226   0.0%      465   0.1%      53    0.0%        0   0.0%        0   0.0%        0    0.0%
 Sports Events/Tradeouts         0   0.0%        0   0.0%     141    0.0%      460   0.1%      300   0.0%      275    0.0%
 Sports Sponsorship             86   0.0%        0   0.0%       0    0.0%        0   0.0%      865   0.1%      964    0.1%
 Displays                        0   0.0%       35   0.0%       0    0.0%        0   0.0%        0   0.0%        0    0.0%
 Local Events Promotion          0   0.0%        0   0.0%       0    0.0%        0   0.0%        0   0.0%        0    0.0%
 Travel Guides/Directories       0   0.0%      498   0.1%       0    0.0%    1,872   0.2%    2,669   0.4%    4,328    0.5%
 Promotional Items               0   0.0%        0   0.0%       0    0.0%      161   0.0%       29   0.0%       76    0.0%
 Advertising & Promotion       435   0.1%      552   0.1%     617    0.1%      452   0.1%      370   0.1%      479    0.1%
 Travel Agents                 887   0.1%      511   0.1%     722    0.1%      749   0.1%    1,232   0.2%    2,774    0.3%
 Marketing                       0   0.0%      168   0.0%       0    0.0%        0   0.0%      569   0.1%      648    0.1%
 Taxi & Limo                   289   0.0%    1,255   0.2%   1,420    0.2%       94   0.0%      254   0.0%      127    0.0%
                            ------------    ------------   -------------    ------------    ------------    -------------
   TOTAL ADVERTISING        30,345   4.4%   29,905   4.5%  29,205    3.8%   34,198   4.0%   33,390   5.0%   40,028    4.4%
                            ------------    ------------   -------------    ------------    ------------    -------------

SHILO INN - CASPER, WYOMING (101 units)
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 (actual)

                                                            $500,000 remodel was
                                                            completed in 1995-96

                                                                                                             For The
                                                                                                           12 Months Ended
                             1991            1992            1993            1994            1995            8-31-96
                           (actual)   %    (actual)   %    (actual)    %   (actual)   %    (actual)   %    (actual)    %
SUPPLIES
 Linen                       3,876   0.6%    5,043   0.0%    1,079   0.1%    4,827   0.6%    1,381   0.2%    2,919    0.3%
 Bathroom                    3,978   0.6%    5,316   0.8%    3,994   0.5%    6,410   0.7%    3,974   0.6%    7,795    0.8%
 Cleaning                    5,809   0.8%    7,430   1.1%   10,351   1.3%    1,118   0.1%    7,359   1.1%    8,416    0.9%
 Continental Breakfast      13,852   2.0%   14,139   2.1%   15,691   2.0%   17,741   2.1%   13,065   1.9%    6,635    0.7%
 Office                      3,029   0.4%    2,792   0.4%    2,538   0.3%    2,380   0.3%    2,207   0.3%    3,893    0.4%
 Operating                   4,223   0.6%    5,830   0.9%    6,795   0.9%   15,693   1.8%   12,476   1.9%   11,850    1.3%
 Replacements                2,132   0.3%      430   0.1%    2,156   0.3%   22,758   2.6%    5,825   0.9%    4,338    0.5%
 Guest Amenity               1,862   0.3%    1,979   0.3%    1,708   0.2%    1,611   0.2%    1,735   0.3%    2,061    0.2%
                            ------------    ------------   -------------    ------------    ------------    -------------
  TOTAL SUPPLIES            38,761   5.6%   42,959   6.5%   44,312   5.7%   72,538   8.4%   48,022   7.2%   47,907    5.2%
                            ------------    ------------   -------------    ------------    ------------    -------------

REPAIRS & MAINTENANCE
 Carpets, Draperies &
  Furniture                      0   0.0%      704   0.1%       19   0.0%    1,804   0.2%       16   0.0%      442    0.0%
 Elevators                       0   0.0%        0   0.0%        0   0.0%        0   0.0%        0   0.0%        0    0.0%
 Landscaping                 1,259   0.2%      894   0.1%    2,075   0.3%      969   0.1%    1,672   0.2%      912    0.1%
 Painting & Wallpaper           32   0.0%       26   0.0%        0   0.0%       96   0.0%    4,138   0.6%      746    0.1%
 Pool                        2,372   0.3%    2,765   0.4%    2,596   0.3%    2,838   0.3%    2,831   0.4%    1,693    0.2%
 Telephone                     727   0.1%       72   0.0%      159   0.0%      120   0.0%      485   0.1%      638    0.1%
 TV Cable & Satellite       11,366   1.6%   11,082   1.7%   10,658   1.4%   12,670   1.5%   11,367   1.7%   10,114    1.1%
 Pest Control                1,560   0.2%    1,425   0.2%    1,126   0.1%    1,014   0.1%    1,252   0.2%      895    0.1%
 Janitorial Services             0   0.0%        0   0.0%        0   0.0%        0   0.0%      400   0.1%      234    0.0%
 Plumbing                    3,832   0.6%    1,245   0.2%      937   0.1%    4,736   0.6%    2,892   0.4%    1,161    0.1%
 Electrical                  1,592   0.2%      657   0.1%    1,485   0.2%    5,819   0.7%    1,178   0.2%    1,284    0.1%
 Heating Ventilation
  Cooling                    1,793   0.3%      552   0.1%    1,054   0.1%    1,432   0.2%    2,482   0.4%    1,297    0.1%
 Sign                        3,025   0.4%    3,311   0.5%    1,842   0.2%    5,524   0.6%    3,090   0.5%    1,696    0.2%
 Keys & Locks                  743   0.1%    1,121   0.2%    2,106   0.3%    1,509   0.2%      922   0.1%      863    0.1%
 Laundry/Housekeeping        2,334   0.3%      947   0.1%      844   0.1%    3,579   0.4%    1,415   0.2%    1,588    0.2%
 Photo Copier                  434   0.1%      124   0.0%      322   0.0%    1,755   0.2%       79   0.0%      114    0.0%
 Micros Register             1,048   0.2%    1,664   0.3%      245   0.0%    1,879   0.2%      360   0.1%      262    0.0%
 Tools & Supplies            2,256   0.3%    1,372   0.2%    4,199   0.5%   10,722   1.2%    9,312   1.4%    2,874    0.3%
 Maintenance and Repairs     1,335   0.2%      482   0.1%    1,569   0.2%   24,176   2.8%    2,948   0.4%      852    0.1%
 Contract Labor Repair           0   0.0%        0   0.0%        0   0.0%        0   0.0%        0   0.0%        0    0.0%

  TOTAL REPAIRS &           ------------    ------------   -------------    ------------    ------------    -------------
   MAINTENANCE              35,708   5.2%   28,443   4.3%   31,236   4.0%   80,642   9.4%   46,839   7.0%   27,665    3.0%
                            ------------    ------------   -------------    ------------    ------------    -------------

SHILO INN - CASPER, WYOMING (101 units)
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 (actual)

                                                            $500,000 remodel was
                                                            completed in 1995-96

                                                                                                                     For The
                                                                                                                    12 Months Ended
                              1991              1992              1993             1994             1995             8-31-96
                            (actual)    %     (actual)    %     (actual)   %     (actual)    %    (actual)    %     (actual)   %
OTHER OPERATING EXPENSE
 Sales/Use/Taxes             4,195     0.6%     4,230    0.6%     5,998   0.8%    10,851    1.3%   21,863    3.3%     7,530   0.8%
 Credit Card Discounts       9,069     1.3%     7,654    1.2%     8,951   1.2%    10,107    1.2%    7,869    1.2%    11,015   1.2%
 Telecheck                     859     0.1%       906    0.1%     1,102   0.2%       932    0.1%      789    0.1%       496   0.1%
 Bad Debts                     326     0.0%     1,470    0.2%       496   0.1%     1,220    0.1%      675    0.1%       364   0.0%
 Cash Over/Short              (97)    -0.0%        80    0.0%       246   0.0%         5    0.0%      276    0.0%       220   0.0%
 Administrative Telephone    1,135     0.2%       742    0.1%     1,842   0.2%     7,568    0.9%    5,754    0.9%     3,966   0.4%
 Security Services               0     0.0%         0    0.0%         0   0.0%         0    0.0%        0    0.0%         0   0.0%
 Comps                           0     0.0%         0    0.0%         0   0.0%         0    0.0%        0    0.0%         0   0.0%
 Coin-op Laundry Services      100     0.0%       100    0.0%       479   0.1%       238    0.0%      317    0.0%       312   0.0%
 Dry Cleaning, Valet             0     0.0%         0    0.0%         0   0.0%         0    0.0%        0    0.0%         0   0.0%
 Flowers                         0     0.0%        36    0.0%        12   0.0%        46    0.0%      105    0.0%        74   0.0%
 Video Rentals                 187     0.1%       626    0.1%       856   0.1%       827    0.1%      619    0.1%       436   0.0%
 Vending Machine
  Maintenance                1,405     0.2%         4    0.0%         3   0.0%         0    0.0%        0    0.0%         0   0.0%
 Bank Fees                     276     0.0%       567    0.1%       593   0.1%       298    0.0%      588    0.1%       941   0.1%
 Equipment Rental            4,283     0.6%       735    0.1%     7,521   1.0%     8,938    1.0%    7,371    1.1%     3,677   0.4%
 Licenses and
  Miscellaneous Taxes           85     0.0%        96    0.0%        57   0.0%        75    0.0%      160    0.0%        84   0.0%
 Vehicle Repair &
  Maintenance                2,452     0.4%       382    0.1%       887   0.1%     1,423    0.2%    1,723    0.3%     1,346   0.1%
 Auto & Travel                 972     0.1%       897    0.1%       879   0.1%     3,237    0.4%    2,079    0.3%     1,296   0.1%
 Business Meals                447     0.1%       453    0.1%       870   0.1%       508    0.1%      525    0.1%       436   0.0%
 Training/Seminars             513     0.1%         0    0.0%         0   0.0%         0    0.0%        6    0.0%         0   0.0%
 Staff Travel
  Telephone                    238     0.0%        74    0.0%         0   0.0%        51    0.0%      799    0.1%       126   0.0%
 Theft Loss                      0     0.0%         0    0.0%         0   0.0%         0    0.0%        0    0.0%         0   0.0%
 Insurance Settlement -
  Theft                          0     0.0%         0    0.0%         0   0.0%         0    0.0%        0    0.0%         0   0.0%
 Miscellaneous -
  Resale/Services              479     0.1%       497    0.1%     1,206   0.2%     1,470    0.2%    2,234    0.3%     1,677   0.2%
 Attorney Fees                   0     0.0%         0    0.0%         0   0.0%        80    0.0%        0    0.0%         0   0.0%
 Professional Fees             650     0.1%       675    0.1%       675   0.1%       675    0.1%      685    0.1%       626   0.1%
 Dues & Subscriptions        1,339     0.2%     1,348    0.2%     1,761   0.2%     1,526    0.2%    1,248    0.2%       896   0.1%
 Charitable Contributions        0     0.0%         0    0.0%         0   0.0%         0    0.0%        0    0.0%         0   0.0%
 Political Contributions         0     0.0%         0    0.0%         0   0.0%         0    0.0%        0    0.0%         0   0.0%
 Restaurant Expenses             0     0.0%         0    0.0%     1,009   0.1%     1,022    0.1%      184    0.0%       264   0.0%
  TOTAL OTHER OPERATING
   EXPENSE                  29,516     4.3%    21,572    3.3%    35,523   4.6%    51,097    5.9%   55,863    8.3%    35,782   3.9%
                          ----------------   ---------------   --------------   ---------------  ---------------   --------------
  TOTAL OPERATING
   EXPENSE                 339,724    49.2%   327,801   49.4%   370,441  47.6%   489,964   57.0%  429,364   64.0%   431,779  47.0%
                          ----------------   ---------------   --------------   ---------------  ---------------   --------------
   TOTAL OPERATING
    INCOME                 350,601    50.8%   335,162   50.6%   407,229  52.4%   369,346   43.0%  241,266   36.0%   487,100  53.0%
                          ----------------   ---------------   --------------   ---------------  ---------------   --------------

OTHER EXPENSE
 Insurance                   7,179     1.0%     6,275    0.9%     5,309   0.7%     6,857    0.8%    6,325    0.9%     6,943   0.8%
 Insurance Claims               21     0.0%       258    0.0%       453   0.1%         0    0.0%        0    0.0%         0   0.0%
 Property Tax                6,928     1.0%    11,102    1.7%     5,209   0.7%     8,025    0.9%    7,246    1.1%     5,472   0.6%
 Office Overhead            34,520     5.0%    33,148    5.0%    38,884   5.0%    42,966    5.0%   33,532    5.0%    45,944   5.0%
                          ----------------   ---------------   --------------   ---------------  ---------------   --------------
  TOTAL OTHER EXPENSE       48,654     7.0%    50,783    7.7%    49,855   6.4%    57,848    6.7%   47,103    7.0%    58,359   6.4%
                          ----------------   ---------------   --------------   ---------------  ---------------   --------------
   NET OPERATING
    INCOME                $302,727    43.7%  $284,379   42.9%  $357,375  46.0%  $311,499   36.2% $194,164   29.0%  $428,741  46.7%
                          ================   ===============   ==============   ===============  ===============   ==============

                                                          Property under remodel

--------------------------------------------------------------------------------
                 -----------------------------------------------
                 RECONSTRUCTED INDUSTRY STANDARDS OPERATING DATA
                 ===============================================
                        TRENDS IN THE HOTEL INDUSTRY 1996
================================================================================

                                     All Limited Service       Average for            Rate Group              Geographic Division
                                                                 Top 25%               Over $50                Mountain/Pacific
------------------------------------------------------------------------------------------------------------------------------------
REVENUES                              % Total  $/Avail. Room  % Total  $/Avail. Room  % Total  $/Avail. Room  % Total  $/Avail. Room
                                      -------  -------------  -------  -------------  -------  -------------  -------  -------------
 Rooms                                  95.5%     $13,057       95.4%     $18,002       95.5%     $16,126       95.1%     $13,000
 Telephone                               2.4%        $331        2.4%        $449        2.4%        $406        2.3%        $313
 Other Income                            2.1%        $280        2.2%        $427        2.1%        $359        2.6%        $355
------------------------------------------------------------------------------------------------------------------------------------
Total Revenue                          100.0%     $13,668      100.0%     $18,878      100.0%     $16,891      100.0%     $13,668

EXPENSES
Departmental Expenses
 Rooms Department                       23.2%      $3,166       20.9%      $3,950       22.0%      $3,721       23.6%      $3,227
 Telephone                               1.5%        $206        1.4%        $256        1.4%        $235        1.4%        $186
Other Departments                        0.6%         $80        0.7%        $139        0.7%        $111        0.5%         $75

Undistributed Operating Expenses
 Administrative & General                9.0%      $1,225        7.8%      $1,463        8.4%      $1,422        8.5%      $1,163
 Franchise Fees                          1.9%        $256        1.4%        $265        1.7%        $292        0.9%        $122
 Marketing                               3.7%        $510        3.7%        $691        4.0%        $669        3.9%        $530
 Property Operations & Maintenance       5.6%        $759        4.5%        $858        4.9%        $835        6.2%        $843
 Energy (Utilties)                       5.0%        $681        3.9%        $744        4.4%        $751        4.6%        $633

Fixed Charges
 Management                              2.8%        $380        3.2%        $597        2.9%        $484        3.1%        $430
 Property Tax & Other Charges            4.0%        $548        4.1%        $773        4.0%        $679        3.5%        $473
 Insurance                               1.1%        $147        1.1%        $203        1.1%        $178        1.2%        $159
------------------------------------------------------------------------------------------------------------------------------------
Total Expenses                          58.4%      $7,958       52.7%      $9,939       55.5%      $9,377       57.4%      $7,841

Net Income Before Reserves              41.6%      $5,710       47.3%      $8,939       44.5%      $7,514       42.6%      $5,827

Percentage Occupancy                    66.9%                   78.1%                   73.5%                   66.8%
Average Daily Rate                     $51.15                  $63.13                  $60.14                  $53.28
------------------------------------------------------------------------------------------------------------------------------------

                   QUALIFICATIONS OF JAMES E. WREN, SRA, SRPA
                              Real Estate Appraiser

Formal Education:           Hillsboro College, Hillsboro, TX University of
                            Wyoming, Laramie, WY

Appraisal Experience:       Fee Appraiser - 21 years

Business Position:          Owner/Appraiser - James E. Wren Company

Appraisal Courses:          SREA: Course 101
 Successfully Passed:        "An Introduction to Appraising Real Property"
                            SREA: Course 102
                             "Applied Residential Property Valuation"
                            SREA: Course 201
                             "Principles of Income Property Appraising"
                            SREA: Course 202
                             "Applied Income Property Valuation"
                            Appraisal Institute Courses 410 and 420
                             Uniform Standards of Professional
                             Appraisal Practice and Ehtics

Professional Memberships:   Member - APPRAISAL INSTITUTE
                            (Effective January 1, 1991, the Society of Real
                            Estate Appraisers and the American Institute of Real
                            Estate Appraisers merged to create the Appraisal
                            Institute.)

Professional Designations:  "SRA" - Senior Residential Appraiser
                            "SRPA" - Senior Real Property Appraiser
                            "Wyoming Certified General Real Estate Appraiser" (Permit No. 15)

Offices Held:               Wyoming Chapter of the Appraisal
                             Institute President - 1990
                            Director - 1983-1991, 1993-1995
                            Education Chairman - 1983, 1984, 1988, 1989
                            Director, Casper Board of Realtors - 1994-1996
                            Board Member - Wyoming Certified Appraisal Board -
                            1995-1998

Association Memberships:    National Association of Realtors
                            Casper Board of Realtors
                            Casper Multiple Listing Service
                            Licensed Wyoming Real Estate Broker
                            Member, FHA fee Panel

Qualified Experience:       I am qualified and have experience in appraising the
                            following type of properties:

                            (1) Single Family Residential Units
                            (2) Condominiums - Existing and Proposed
                            (3) 1 - 4 Family and Multi Unit Apartments

                            (4) Commercial and Industrial properties, including warehouses, shops, office buildings, motels, hotels, service stations, and retail stores.
                            (5)  Raw land
                            (6)  Subdivisions
                            (7)  Ranches and farms
                            (8)  Businesses as "Going Concerns" in their
                                 entirety
                            (9) Eminent Domain appraisals for condemnation proceedings
                            (10) Tax and estate cases

Qualifications as an
Expert Witness:             U.S. District Court - Cheyenne, WY
                            U.S. District Court - Casper, WY
                            Wyoming District Court - Casper, WY
                            Wyoming District Court - Douglas, WY

Continuing Education:       The Appraisal Institute (formerly the Society of
                            Real Estate Appraisers) conducts a voluntary program of continuing education for its designated members.
                            Designated Members who meet the minimum standards of this program are awarded periodic education certification. As of the date of this report, I, James E. Wren, have completed the requirements under the continuing education program of the Appraisal
                            Institute, and am certified through December 31, 1998.

Continuing Education Courses:

Appraising Rural Residential Properties
The American Society of Farm Management and
  Rural Appraisers
Riverton, Wyoming, April 24-26, 1996

Advanced Cost Approach

Wyoming Appraisal Board
Casper, Wyoming, October 12-14, 1995

Appraisal From Blueprints and Specifications
Appraisal Institute
Casper, Wyoming, May 19, 1995

Fair Lending and the Appraiser
Appraisal Institute
Casper, Wyoming, January 6, 1995

Subdivision Analysis
Appraisal Institute
Deadwood, South Dakota, June, 1994

The New Uniform Residential Real Estate Appraisal Report (URAR)
Appraisal Institute
Casper, Wyoming, January, 1994

Uniform Standards and Ethics of Professional
Appraisal Practice - Parts A & B
Appraisal Institute
Sheridan, Wyoming, August, 1995

HUD/FHA Annual Appraiser Training Seminar
Casper, Wyoming
January 26, 1995

Uniform Standards and Ethics of Professional Appraisal Practice - Parts A & B Appraisal Institute
Reno, Nevada, July, 1994

Departure Provisional of "USPAP"
Appraisal Foundation
Rapid City, South Dakota, April, 1994

American Society of Farm Managers and Rural Appraisers' Highest an Best Use Appraisal Institute and ASFMRA
August, 1993

================================================================================

LIMITED-SERVICE HOTELS
Performance in 1995
================================================================================

Since the proliferation of all the new limited-service chains in the mid-1980s, this hotel segment has been viewed extremely favorably. For hotel guests, new limited-service hotels offered a guest room that was frequently superior to existing full-service hotels at one-half to two-thirds the price. For hotel managers, the properties were simple to operate. For the hotel ownership and financial community, limited-service properties represented high profit margins with a lesser degree of financial risk.

After ten years of being the darling child of the industry, however, it appears that limited-service hotels have not only matured in the marketplace, but are beginning to show some signs of fatigue. For the first time since 1984, the limited-service hotel segment achieved the lowest occupancy of any property type surveyed in Trends in the Hotel Industry.

Realistically, all this means is that the limited-service hotel segment is not enjoying the upside of the industry resurgence to the same degree as the other types of hotels. Limited-service properties still achieved an aggregate occupancy just shy of 70 percent, and their average room rates rose 5.9 percent, second highest of all segments. In addition, an average operating profit margin of 41.8 percent still make these properties the most fiscally efficient.

                             LIMITED-SERVICE HOTELS

                                   Market Mix

    [THE FOLLOWING TABLE WAS DEPICTED AS A PIE CHART IN THE PRINTED MATERIAL]

                              ----------------------
                               Convention      0.4%

                               Conference      1.9%

                               Other           0.5%

                               Business       45.8%

                               Tourists       51.4%
                              ----------------------

However, a degree of caution needs to be raised. The vast majority of new hotel construction (measured in number of properties) is still occurring in this segment. In several suburban markets in the United States, we have seen localized pockets of overdevelopment causing significant declines in market occupancies. This should not be construed as a blanket condemnation of all limited-service hotel development, but it should be a warning to examine the individual merits of each proposed project. Even with low development costs and high profit margins, automatic success is not as sure as it has been in the past. With increasing competition, time has proven that the need to maintain a quality facility and offer good service is crucial in determining the success of a limited-service operation.

================================================================================

================================================================================
                                                  LIMITED-SERVICE HOTELS -- 1995
                                                        Ratios to Total Revenues
                                                                Figure Number 14
================================================================================

                                                                                         Rate Groups
                                                                              ---------------------------------
                                                        All         Average                $35.00
                                                  Limited-Service     for       Under        to          Over
                                                       Hotels       Top 25%*    $35.00     $50.00       $50.00
                                                  -------------------------------------------------------------
Revenues:
   Rooms                                                95.5%        95.4%       94.4%      95.7%        95.5%
   Telephone                                             2.4          2.4         2.6        2.4          2.4
   Other Operated Departments                            0.8          0.9         1.3        0.7          0.8
   Rentals and Other Income                              1.2          1.3         1.6        1.2          1.3
                                                  -------------------------------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%     100.0%       100.0%

Departmental Costs and Expenses:
   Rooms                                                23.2%        20.9%       28.3%      24.3%        22.0%
   Telephone                                             1.5          1.4         2.1        1.6          1.4
   Other Operated Departments                            0.6          0.7         0.6        0.5          0.7
                                                  -------------------------------------------------------------
     Total Costs and Expenses                           25.3%        23.0%       31.0%      26.4%        24.1%
                                                  -------------------------------------------------------------
   Total Operated Departmental Income                   74.7%        77.0%       69.0%      73.6%        75.9%

Undistributed Operating Expenses:**
   Administrative and General                            9.0%         7.8%       11.2%       9.5%         8.4%
   Franchise Fees                                        1.9          1.4         1.7        2.1          1.7
   Marketing and Guest Entertainment                     3.7          3.7         4.5        3.3          4.0
   Property Operation and Maintenance                    5.6          4.5        10.3        6.0          4.9
   Energy Costs                                          5.0          3.9         7.6        5.5          4.4
   Other Unallocated Operated Departments                --           --          --         --           --
                                                  -------------------------------------------------------------
     Total Undistributed Expenses                       25.1%        21.3%       35.3%      26.5%        23.5%
                                                  -------------------------------------------------------------
   Income before Fixed Charges                          49.6%        55.7%       33.7%      47.1 %       52.4%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       2.8%         3.2%        3.1%       2.6%         2.9%
   Property Taxes and Other Municipal Charges            4.0          4.1         3.5        4.0          4.0
   Insurance on Buildings and Contents                   1.1          1.1         1.2        1.1          1.1
                                                  -------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                     7.8%         8.3%        7.8%       7.7%         7.9%
                                                  -------------------------------------------------------------
Income before Other Fixed Charges***                    41.8%        47.3%       25.9%      39.4%        44.5%
                                                  =============================================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%     100.0%       100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                13.3%        11.7%       17.5%      14.2%        12.4%
   Payroll Taxes and Employee Benefits                   3.5          3.4         4.0        3.4          3.5
                                                  -------------------------------------------------------------
     Subtotal                                           16.8%        15.1%       21.5%      17.6%        15.9%
   Laundry, Linen, and Guest Supplies                    1.6          1.2         3.3        1.8          1.3
   Commissions and Reservation Expenses                  1.6          1.6         1.0        1.4          1.7
   Complimentary Food and/or Beverage Expenses           1.7          1.6         0.6        1.8          1.7
   All Other Expenses                                    2.7          2.5         3.6        2.7          2.6
                                                  -------------------------------------------------------------
     Total Rooms Expense                                24.4%        22.0%       30.0%      25.3%        23.2%
                                                  -------------------------------------------------------------
   Rooms Departmental Income                            75.6%        78.0%       70.0%      74.7%        76.8%
                                                  =============================================================
Percentage of Occupancy                                 69.9%        78.1%       64.3%      67.3%        73.5%
Average Daily Rate per Occupied Room                   $51.15       $63.13      $31.31     $44.34       $60.14
Average Size (Rooms)                                     107          111          98        100          116

================================================================================

  * Average for top 25% based on Income per Available Room before Other Fixed Charges.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
LIMITED-SERVICE HOTELS -- 1995
Ratios to Total Revenues
Figure Number 14 (Continued)
================================================================================

                                                                        Geographic Divisions
                                                  -------------------------------------------------------------
                                                    New England                                        Mountain
                                                        and          North      South       South         and
                                                  Middle Atlantic   Central    Atlantic    Central      Pacific
                                                  -------------------------------------------------------------
Revenues:
   Rooms                                                94.3%        95.4%       94.8%      96.9%        95.1%
   Telephone                                             3.0          2.7         2.7        2.0          2.3
   Other Operated Departments                            1.5          0.4         1.2        0.3          0.9
   Rentals and Other Income                              1.2          1.5         1.3        0.7          1.7
                                                  -------------------------------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%     100.0%       100.0%

Departmental Costs and Expenses:
   Rooms                                                26.6%        23.1%       22.6%      22.2%        23.6%
   Telephone                                             1.7          1.5         1.7        1.4          1.4
   Other Operated Departments                            1.3          0.3         0.9        0.3          0.5
                                                  -------------------------------------------------------------
     Total Costs and Expenses                           29.6%        24.9%       25.2%      23.8%        25.5%
                                                  -------------------------------------------------------------
   Total Operated Departmental Income                   70.4%        75.1%       74.8%      76.2%        74.5%

Undistributed Operating Expenses:**
   Administrative and General                           10.2%         8.7%        9.8%       8.4%         8.5%
   Franchise Fees                                        2.9          2.8         2.6        1.2          0.9
   Marketing and Guest Entertainment                     4.5          3.9         4.3        2.8          3.9
   Property Operation and Maintenance                    5.7          5.0         5.6        5.3          6.2
   Energy Costs                                          6.0          4.7         5.4        4.7          4.6
   Other Unallocated Operated Departments                0.1          --          --         --           --
                                                  -------------------------------------------------------------
     Total Undistributed Expenses                       29.4%        25.1%       27.9%      22.3%        24.1%
                                                  -------------------------------------------------------------
   Income before Fixed Charges                          40.9%        50.0%       46.9%      53.8 %       50.4%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       3.5%         4.2%        2.9%       1.4%         3.1%
   Property Taxes and Other Municipal Charges            5.5          4.7         3.6        3.9          3.5
   Insurance on Buildings and Contents                   0.7          0.7         1.1        1.3          1.2
                                                  -------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                     9.6%         9.6%        7.6%       6.6%         7.8%
                                                  -------------------------------------------------------------
Income before Other Fixed Charges***                    31.3%        40.4%       39.3%      47.2%        42.6%
                                                  =============================================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%     100.0%       100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                15.6%        13.6%       12.9%      12.3%        13.8%
   Payroll Taxes and Employee Benefits                   4.7          2.4         3.1        3.8          3.7
                                                  -------------------------------------------------------------
     Subtotal                                           20.3%        16.0%       16.0%      16.1%        17.5%
   Laundry, Linen, and Guest Supplies                    1.6          2.0         1.7        0.9          1.9
   Commissions and Reservation Expenses                  2.1          1.8         1.8        1.0          1.6
   Complimentary Food and/or Beverage Expenses           1.3          2.0         1.7        1.8          1.4
   All Other Expenses                                    3.0          2.4         2.6        3.0          2.4
                                                  -------------------------------------------------------------
     Total Rooms Expense                                28.3%        24.2%       23.8%      22.8%        24.8%
                                                  -------------------------------------------------------------
   Rooms Departmental Income                            71.7%        75.8%       76.2%      77.2%        75.2%
                                                  =============================================================
Percentage of Occupancy                                 69.0%        71.6%       70.9%      71.0%        66.8%
Average Daily Rate per Occupied Room                   $58.94       $49.83      $48.92     $49.93       $53.28
Average Size (Rooms)                                     116           80         123        122           96

================================================================================

 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
                                                  LIMITED-SERVICE HOTELS -- 1995
                                                        Ratios to Total Revenues
                                                    Figure Number 14 (Continued)
================================================================================

                                                      Property Size Classifications
                                                  -------------------------------------
                                                       Under        75 to        Over
                                                        75           150         150
                                                       Rooms        Rooms       Rooms
                                                  -------------------------------------
Revenues:
   Rooms                                                96.0%        95.9%       93.9%
   Telephone                                             2.6          2.3         2.6
   Other Operated Departments                            0.3          0.7         1.7
   Rentals and Other Income                              1.1          1.1         1.9
                                                  -------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%

Departmental Costs and Expenses:
   Rooms                                                22.1%        23.0%       24.5%
   Telephone                                             1.6          1.5         1.6
   Other Operated Departments                            0.2          0.5         1.2
                                                  -------------------------------------
     Total Costs and Expenses                           23.8%        25.0%       27.3%
                                                  -------------------------------------
   Total Operated Departmental Income                   76.2%        75.0%       72.7%

Undistributed Operating Expenses:**
   Administrative and General                            8.3%         9.0%        9.3%
   Franchise Fees                                        2.6          1.7         1.9
   Marketing and Guest Entertainment                     3.7          3.6         4.3
   Property Operation and Maintenance                    5.5          5.5         5.7
   Energy Costs                                          4.6          5.0         5.2
   Other Unallocated Operated Departments                --           --          --
                                                  -------------------------------------
     Total Undistributed Expenses                       24.7%        24.9%       26.5%
                                                  -------------------------------------
   Income before Fixed Charges                          51.5%        50.2%       46.2%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       6.2%         2.2%        2.5%
   Property Taxes and Other Municipal Charges            3.8          4.0         4.1
   Insurance on Buildings and Contents                   0.6          1.1         1.3
                                                  -------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                    10.6%         7.3%        8.0%
                                                  -------------------------------------
Income before Other Fixed Charges***                    40.9%        42.9%       38.2%
                                                  =====================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                13.0%        13.1%       14.3%
   Payroll Taxes and Employee Benefits                   2.1          3.5         4.3
                                                  -------------------------------------
     Subtotal                                           15.1%        16.6%       18.6%
   Laundry, Linen, and Guest Supplies                    2.6          1.4         1.5
   Commissions and Reservation Expenses                  1.6          1.5         1.8
   Complimentary Food and/or Beverage Expenses           1.6          1.8         1.1
   All Other Expenses                                    2.1          2.7         3.1
                                                  -------------------------------------
     Total Rooms Expense                                23.0%        24.0%       26.1%
                                                  -------------------------------------
   Rooms Departmental Income                            77.0%        76.0%       73.9%
                                                  =====================================
Percentage of Occupancy                                 69.0%        70.2%       69.9%
Average Daily Rate per Occupied Room                   $47.93       $50.46      $56.90
Average Size (Rooms)                                      54          118         186

================================================================================

 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

================================================================================
LIMITED-SERVICE HOTELS -- 1995 vs. 1994
Summary -- Dollars per Available Room
Figure Number 15
================================================================================

                                                    All Limited-Service              Average for
                                                           Hotels                      Top 25%*
                                                  -------------------------   ----------------------
                                                                  Compared                 Compared
                                                       1995       with 1994      1995      with 1994
                                                  --------------------------------------------------
Revenues:
   Rooms                                            $ 13,057          6.7%   $ 18,002          7.3%
   Telephone                                             331          4.0         449          4.1
   Other Operated Departments                            110          9.6         178        (12.0)
   Rentals and Other Income                              170         17.4         249         30.1
                                                  --------------------------------------------------
     Total Revenues                                 $ 13,669          6.8%   $ 18,878          7.2%

Departmental Costs and Expenses:
   Rooms                                            $  3,166          4.5%   $  3,950          3.4%
   Telephone                                             206          7.3         256          9.0
   Other Operated Departments                             80         34.5         139         27.9
                                                  --------------------------------------------------
     Total Costs and Expenses                       $  3,452          5.2%   $  4,345          4.4%
                                                  --------------------------------------------------
   Total Operated Departmental Income               $ 10,216          7.3%   $ 14,532          8.1%

Undistributed Operating Expenses:**
   Administrative and General                       $  1,225          8.4%   $  1,463          8.7%
   Franchise Fees                                        256         10.7         265         (4.6)
   Marketing and Guest Entertainment                     510          5.3         691          8.1
   Property Operation and Maintenance                    759          5.8         858          3.4
   Energy Costs                                          681         (3.2)        744         (3.5)
   Other Unallocated Operated Departments                  3          N/C         --           --
                                                  --------------------------------------------------
     Total Undistributed Expenses                   $  3,435          5.1%   $  4,021          4.1%
                                                  --------------------------------------------------
   Income before Fixed Charges                      $  6,782          8.4%   $ 10,511          9.8%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                  $    380        (24.0)%  $    597        (22.6)%
   Property Taxes and Other Municipal Charges            545          2.8         773          4.5
   Insurance on Buildings and Contents                   147         (3.2)        203          6.6
                                                  --------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                $  1,072         (9.3)%  $  1,573         (7.5)%
                                                  --------------------------------------------------
Income before Other Fixed Charges***                $  5,710         12.5%   $  8,938         13.5%
                                                  ==================================================

Rooms Department:
   Rooms Net Revenue                                $ 13,057          6.7%   $ 18,002          7.3%

Departmental Expenses:
   Salaries and Wages including Vacation            $  1,735          2.5%   $  2,107          1.5%
   Payroll Taxes and Employee Benefits                   456         (2.2)        606         (1.1)
                                                  --------------------------------------------------
     Subtotal                                       $  2,191          1.5%   $  2,713          0.9%
   Laundry, Linen, and Guest Supplies                    203        (13.3)        211        (20.1)
   Commissions and Reservation Expenses                  203          8.3         289          0.8
   Complimentary Food and/or Beverage Expenses           219         12.7         287          6.7
   All Other Expenses                                    350         38.1         450         45.0
                                                  --------------------------------------------------
     Total Rooms Expense                            $  3,166          4.5%   $  3,950          3.4%
                                                  --------------------------------------------------
   Rooms Departmental Income                        $  9,891          7.4%   $ 14,052          8.4%
                                                  ==================================================
Percentage of Occupancy                                 69.9%         0.8%       78.1%         0.8%
Average Daily Rate per Occupied Room                $   51.15         5.9%   $   63.13         6.4%
Average Size (Rooms)                                     107         (0.2)%       111          0.1%

================================================================================

N/C - Data not comparable.
  * Average for top 25% based on Income per Available Room before Other Fixed Charges.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
                                         LIMITED-SERVICE HOTELS -- 1995 vs. 1994
                                           Summary -- Dollars per Available Room
                                                    Figure Number 15 (Continued)
================================================================================

                                                                                               Rate Groups
                                                  ---------------------------------------------------------------------------
                                                        Under $35.00           $35.00 to $50.00             Over $50.00
                                                  -------------------------  -----------------------  -----------------------
                                                                  Compared                 Compared                 Compared
                                                       1995       with 1994     1995       with 1994     1995       with 1994
                                                  ---------------------------------------------------------------------------
Revenues:
1  Rooms                                            $  7,353          3.6%   $ 10,895          6.8%   $ 16,126          6.7%
2  Telephone                                             206         (2.2)        277          3.3         406          5.0
3  Other Operated Departments                            105          N/C          79         43.1         142         (7.0)
4  Rentals and Other Income                              123        (10.8)        132         11.1         217         25.1
                                                  ---------------------------------------------------------------------------
5    Total Revenues                                 $  7,788          3.8%   $ 11,384          7.0%   $ 16,891          6.8%

Departmental Costs and Expenses:
6  Rooms                                            $  2,202          8.5%   $  2,766          5.0%   $  3,721          3.8%
7  Telephone                                             166         (1.2)        184          6.6         235          8.8
8  Other Operated Departments                             46         (1.2)         55          N/C         111         30.2
                                                  ---------------------------------------------------------------------------
9    Total Costs and Expenses                       $  2,414          7.5%   $  3,005          5.7%   $  4,067          4.7%
                                                  ---------------------------------------------------------------------------
10 Total Operated Departmental Income               $  5,374          2.2%   $  8,379          7.4%   $ 12,824          7.5%

Undistributed Operating Expenses:**
11 Administrative and General                       $    875          7.9%   $  1,084          7.5%   $  1,422          9.2%
12 Franchise Fees                                        130          3.7         240         19.9         292          4.2
13 Marketing and Guest Entertainment                     351         (0.3)        379          5.4         669          5.6
14 Property Operation and Maintenance                    802         18.1         680          6.1         835          4.1
15 Energy Costs                                          589         (9.3)        626         (3.7)        751         (2.1)
16 Other Unallocated Operated Departments                 --          --            3          N/C           4          N/C
                                                  ---------------------------------------------------------------------------
17   Total Undistributed Expenses                   $  2,748          5.0%   $  3,013          5.3%   $  3,972          4.9%
                                                  ---------------------------------------------------------------------------
18 Income before Fixed Charges                      $  2,626         (0.6)%  $  5,366          8.7%   $  8,851          8.6%

Management Fees, Property Taxes, and Insurance:**
19 Management Fees                                  $    244          2.2%   $    300        (25.6)%  $    484        (24.4)%
20 Property Taxes and Other Municipal Charges            275        (10.2)        457          3.5         675          3.2
21 Insurance on Buildings and Contents                    90        (21.9)        124         (6.4)        178          1.0
                                                  ---------------------------------------------------------------------------
22   Total Management Fees, Property Taxes,
       and Insurance                                $    609         (7.7)%  $    881         (9.8)%  $  1,337         (9.1)%
                                                  ---------------------------------------------------------------------------
23 Income before Other Fixed Charges***             $  2,017          1.7%   $  4,485         13.3%   $  7,514         12.5%
                                                  ===========================================================================

Rooms Department:
24 Rooms Net Revenue                                $  7,353          3.6%   $ 10,895          6.8%   $ 16,126          6.7%

Departmental Expenses:
25 Salaries and Wages including Vacation            $  1,285          4.9%   $  1,548          2.8%   $  1,995          2.0%
26 Payroll Taxes and Employee Benefits                   296          6.6         369         (4.9)        568         (0.9)
                                                  ---------------------------------------------------------------------------
27   Subtotal                                       $  1,581          5.3%   $  1,917          1.2%   $  2,563          1.4%
28 Laundry, Linen, and Guest Supplies                    241         17.1         197         (7.9)        204        (21.5)
29 Commissions and Reservation Expenses                   74         12.5         158         13.5         269          5.2
30 Complimentary Food and/or Beverage Expenses            45         22.6         196         18.5         267          8.3
31 All Other Expenses                                    261         18.8         298         35.3         417         42.2
                                                  ---------------------------------------------------------------------------
32   Total Rooms Expense                            $  2,202          8.5%   $  2,766          5.1%   $  3,720          3.8%
                                                  ---------------------------------------------------------------------------
33 Rooms Departmental Income                        $  5,151          1.6%   $  8,129          7.5%   $ 12,406          7.7%
                                                  ===========================================================================
34 Percentage of Occupancy                              64.3%         2.2%       67.3%         1.1%       73.5%         0.3%
35 Average Daily Rate per Occupied Room             $   31.31         1.3%   $   44.34         5.7%   $   60.14         6.4%
36 Average Size (Rooms)                                   98         (0.6)%       100         (0.2)%       116         (0.2)%

================================================================================

N/C - Data not comparable.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
LIMITED-SERVICE HOTELS -- 1995 vs. 1994
Summary -- Dollars per Available Room
Figure Number 15 (Continued)
================================================================================

                                                         Geographic Divisions
   -----------------------------------------------------------------------------------------------------------------------------
         New England                   North                    South                    South                  Mountain
     and Middle Atlantic              Central                  Atlantic                 Central                and Pacific
   -------------------------  -----------------------  -----------------------  -----------------------  -----------------------
                   Compared                 Compared                 Compared                 Compared                 Compared
        1995       with 1994     1995       with 1994     1995       with 1994     1995       with 1994     1995       with 1994
   -----------------------------------------------------------------------------------------------------------------------------

1    $ 14,851          6.3%   $ 13,018          6.6%   $ 12,651         11.2%   $ 12,943          4.1%   $ 13,000          5.9%
2         465          0.1         369          8.1         355         13.6         270         (1.9)        313          0.1
3         240         34.0          58         36.6         166         33.3          46         (0.2)        122        (21.2)
4         191         16.7         200         20.3         178         15.9          95          5.0         233         24.8
   -----------------------------------------------------------------------------------------------------------------------------
5    $ 15,747          6.6%   $ 13,645          6.9%   $ 13,350         11.5%   $ 13,354          4.0%   $ 13,668          5.8%


6    $  4,191          5.1%   $  3,148          4.8%   $  3,019          6.8%   $  2,958          3.1%   $  3,227          3.8%
7         264         (5.3)        204          1.6         230          8.2         188         15.3         186          8.2
8         209         46.4          42          N/C         118         33.4          38          N/C          75          9.6
   -----------------------------------------------------------------------------------------------------------------------------
9    $  4,664          5.8%   $  3,394          5.1%   $  3,367          7.6%   $  3,185          4.1%   $  3,488          4.2%
   -----------------------------------------------------------------------------------------------------------------------------
10   $ 11,083          6.9%   $ 10,252          7.5%   $  9,984         12.9%   $ 10,169          4.0%   $ 10,180          6.3%


11   $  1,611          8.0%   $  1,187          5.6%   $  1,311         10.7%   $  1,118         10.4%   $  1,163          5.8%
12        463          4.3         384          6.8         353         12.8         160         10.7         122         24.0
13        715        (13.0)        537         10.0         575          4.2         372         13.8         530          7.3
14        894          3.6         679         (0.3)        754          8.2         702          2.7         843         11.7
15        945         (0.2)        645         (1.9)        725          1.2         627         (3.5)        633         (9.7)
16          8        (40.1)        --           --            6          --            4          --          --           --
   -----------------------------------------------------------------------------------------------------------------------------
17   $  4,636          1.2%   $  3,432          3.7%   $  3,724          7.6%   $  2,983          5.9%   $  3,290          4.6%
   -----------------------------------------------------------------------------------------------------------------------------
18   $  6,447         11.5%   $  6,820          9.6%   $  6,260         16.4%   $  7,186          3.2%   $  6,889          7.1%


19   $    544         15.2%   $    569         (3.5)%  $    387         (8.4)%  $    192          N/C    $    430        (20.4)%
20        863         15.3         640          2.6         476          0.3         518          0.3%        473          2.1
21        107        (39.2)         98        (13.6)        146         (6.4)        174         22.2         159         (9.4)
   -----------------------------------------------------------------------------------------------------------------------------
22   $  1,514          8.4%   $  1,307         (1.5)%  $  1,009         (4.1)%  $    884        (23.3)%  $  1,062         (9.9)%
   -----------------------------------------------------------------------------------------------------------------------------
23   $  4,933         12.4%   $  5,513         12.6%   $  5,251         21.3%   $  6,302          8.4%   $  5,828         11.0%
   =============================================================================================================================


24   $ 14,851          6.3%   $ 13,018          6.6%   $ 12,651         11.2%   $ 12,943          4.1%   $ 13,000          5.9%


25   $  2,317          2.8%   $  1,770          5.8%   $  1,637          3.0%   $  1,590          0.6%   $  1,790          2.1%
26        693          6.8         317        (12.3)        397          1.6         488         (3.2)        480         (3.0)
   -----------------------------------------------------------------------------------------------------------------------------
27   $  3,010          3.7%   $  2,087          2.6%   $  2,034          2.7%   $  2,078         (0.4)%  $  2,270          1.0%
28        237         (8.1)        260          2.9         215        (12.2)        120        (38.7)        247         (2.0)
29        306         (4.2)        234          1.0         224         15.9         136          8.3         211         14.2
30        199         48.4         260          8.6         211         24.8         234          4.2         187          8.5
31        440         18.1         307         25.7         334         39.6         389          N/C         311         24.3
   -----------------------------------------------------------------------------------------------------------------------------
32   $  4,192          5.1%   $  3,148          4.8%   $  3,018          6.8%   $  2,957          3.0%   $  3,226          3.8%
   -----------------------------------------------------------------------------------------------------------------------------
33   $ 10,659          6.8%   $  9,870          7.2%   $  9,633         12.6%   $  9,986          4.5%   $  9,774          6.7%
   =============================================================================================================================
27       69.0%         1.3%       71.6%         0.2%       70.9%         3.7%       71.0%        (1.2)%      66.8%         0.6%
28   $   58.94         5.0%   $   49.83         6.4%   $   48.92         7.2%   $   49.93         5.4%   $   53.28         5.3%
29        116         (1.0)%        80          --          123         (0.2)%       122         (0.3)%        96         (0.1)%

================================================================================

                                                                     (Continued)

================================================================================
                                         LIMITED-SERVICE HOTELS -- 1995 vs. 1994
                                           Summary -- Dollars per Available Room
                                                    Figure Number 15 (Continued)
================================================================================

                                                                         Property Size Classifications
                                                  ---------------------------------------------------------------------------
                                                             Under                  75 to 150                   Over
                                                           75 Rooms                   Rooms                  150 Rooms
                                                  -------------------------  -----------------------  -----------------------
                                                                  Compared                 Compared                 Compared
                                                       1995       with 1994     1995       with 1994     1995       with 1994
                                                  ---------------------------------------------------------------------------
Revenues:
   Rooms                                            $ 12,072          5.1%   $ 12,931          6.8%   $ 14,450          7.2%
   Telephone                                             330         10.5         316          3.2         399          2.6
   Other Operated Departments                             38         (7.5)         89          2.7         259         24.9
   Rentals and Other Income                              137         42.5         150         19.3         286          5.8
                                                  ---------------------------------------------------------------------------
     Total Revenues                                 $ 12,577          5.5%   $ 13,486          6.9%   $ 15,394          7.3%

Departmental Costs and Expenses:
   Rooms                                            $  2,779          2.7%   $  3,103          5.1%   $  3,770          3.9%
   Telephone                                             195         (0.2)        199          9.3         246          6.0
   Other Operated Departments                             25         28.6          65          N/C         191         16.2
                                                  ---------------------------------------------------------------------------
     Total Costs and Expenses                       $  2,999          2.7%   $  3,368          5.9%   $  4,206          4.6%
                                                  ---------------------------------------------------------------------------
   Total Operated Departmental Income               $  9,578          6.4%   $ 10,118          7.2%   $ 11,187          8.4%

Undistributed Operating Expenses:**
   Administrative and General                       $  1,038          6.4%   $  1,213          8.8%   $  1,437          8.3%
   Franchise Fees                                        332         10.1         232         14.5         297         (0.2)
   Marketing and Guest Entertainment                     465         (0.7)        485          7.8         656          1.6
   Property Operation and Maintenance                    692          7.3         745          5.6         878          5.5
   Energy Costs                                          576        (10.7)        673         (2.9)        803          0.8
   Other Unallocated Operated Departments                 --          N/C           4          N/C           4          --
                                                  ---------------------------------------------------------------------------
     Total Undistributed Expenses                   $  3,102          2.2%   $  3,352          5.8%   $  4,075          4.5%
                                                  ---------------------------------------------------------------------------
   Income before Fixed Charges                      $  6,476          8.5%   $  6,766          7.8%   $  7,112         10.7%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                  $    775          6.5%   $    299        (33.3)%  $    388        (26.8)%
   Property Taxes and Other Municipal Charges            473          0.1         539          3.0         634          4.0
   Insurance on Buildings and Contents                    81        (40.5)        146         (1.2)        206         14.1
                                                  ---------------------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                $  1,330         (0.6)%  $    984        (12.1)%  $  1,228         (7.0)%
                                                  ---------------------------------------------------------------------------
   Income before Other Fixed Charges***             $  5,146         11.1%   $  5,782         12.2%   $  5,884         15.3%
                                                  ===========================================================================

Rooms Department:
   Rooms Net Revenue                                $ 12,072          5.1%   $ 12,931          6.8%   $ 14,450          7.2%

Departmental Expenses:
   Salaries and Wages including Vacation            $  1,572          3.0%   $  1,691          2.7%   $  2,066          1.6%
   Payroll Taxes and Employee Benefits                   254        (14.3)        458         (2.3)        618          3.4
                                                  ---------------------------------------------------------------------------
     Subtotal $                                     $  1,826          0.2%   $  2,149          1.5%   $  2,684          2.0%
   Laundry, Linen, and Guest Supplies                    320         21.1         176        (20.7)        217        (16.4)
   Commissions and Reservation Expenses                  192         12.2         191         10.9         264         (1.1)
   Complimentary Food and/or Beverage Expenses           194          9.9         237         13.6         163          9.8
   All Other Expenses                                    247         (8.8)        349         49.1         442         37.8
                                                  ---------------------------------------------------------------------------
     Total Rooms Expense                            $  2,779          2.7%   $  3,102          5.0%   $  3,770          3.9%
                                                  ---------------------------------------------------------------------------
   Rooms Departmental Income                        $  9,293          5.8%   $  9,829          7.4%   $ 10,680          8.4%
                                                  ===========================================================================
   Percentage of Occupancy                              69.0%         0.1%       70.2%         0.7%       69.6%         1.8%
   Average Daily Rate per Occupied Room             $   47.93         5.0%   $   50.46         6.2%   $   56.90         5.3%
   Average Size (Rooms)                                   54         (0.1)%       118         (0.2)%       186         (0.2)%

================================================================================

N/C - Data not comparable.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                              SMITH TRAVEL RESEARCH
                     HOTEL OPERATING STATISTICS 1996 REPORT
================================================================================

LIMITED-SERVICE HIGHLIGHTS

o Limited-service hotels showed strong profitability improvement from 14.6 percent of total revenue in 1994 to 23.0 percent in 1995.

o     Sample Characteristics:

        -   Sample comprised of 1,410 limited-service hotels.

        - Occupancy was slightly lower at 72.7 percent...highest occupancies were in Southeast states.

        - Room Rates increased 1.4 percent to $55.18...highest ADR's were in Middle Atlantic (New York) and Pacific (Hawaii) regions.

        -   RevPAR improved to $40.12.

o Gross operating profit (GOP) (before management fees) improved from 45.2 percent in 1994 to 46.6 percent in 1995...GOP was above 44 percent across all census regions except New England.

o     Higher priced properties generally reported higher GOP and pre-tax income.

o     Total fixed charges (including property taxes and insurance) decreased
      12.5 percent from $3,530 per available room in 1994 to $3,087 in 1995...fixed charges were highest in Mountain and Pacific regions.

o Payroll and related expenses, as a ratio to sales, were higher for West South Central and Pacific region properties...highest labor expense per available room was in Pacific region (Hawaii).

o Expressed as an amount per available room, limited-service profits improved over 12 percent from $3,091 per room in 1994 to $3,474 in 1995 due to GOP enhancements and reduced fixed charges.

o Properties in the Central regions reported the highest pre-tax income ranging from 22.8 percent to 29.4 of total revenue, while properties in New England reported the lowest pre-tax income at 13.0 percent of total revenue.

o Chain-Affiliated properties, with pre-tax income of 23.8 percent, were more profitable than the reporting Independent properties at 10.4 percent.

Limited-Service Hotels--Statements of Operating Income & Expenses - 1995

--------------------------------     -----------------------------------------------------------------------------------------------
                                                                             Geographic Region
--------------------------------     -----------------------------------------------------------------------------------------------
Ratios to Sales                          New     Middle     South   East North  East South  West North  West South
                                       England  Atlantic  Atlantic    Central     Central     Central     Central  Mountain  Pacific
Occupancy                               66.1%     70.8%     75.0%      73.4%       74.7%        72.4%      72.3%      73.3%    68.7%
Average Size of Property (Rooms)         105       112       125        114         114          123        127        124      133
Average Rate                           $52.95    $60.23    $52.66     $53.88      $51.96       $54.46     $53.65     $58.05   $62.93

REVENUE
  Rooms                                 95.1%     95.7%     95.7%      95.9%       96.1%        95.7%      95.3%      95.1%    94.2%
  Food                                    .0        .0        .0         .0          .0           .0         .0         .0       .0
  Beverage                                .0        .0        .0         .0          .0           .0         .0         .0       .0
  Other Food & Beverage                   .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                              2.3       2.3       2.2        2.2         1.8          2.0        1.1        1.6      2.5
  Minor Operated Departments              .6       1.1        .9        1.2          .8          1.1         .5        1.0      1.3
  Rentals & Other Income                 2.0        .9       1.3         .7         1.3          1.3        3.1        2.2      2.1
------------------------------------------------------------------------------------------------------------------------------------
  Total Revenue                        100.0%    100.0%    100.0%     100.0%      100.0%       100.0%     100.0%     100.0%   100.0%

DEPARTMENTAL EXPENSES
  Rooms                                 25.0%     24.9%     25.5%      23.6%       25.7%        27.1%      28.5%      27.2%    28.3%
  Food & Beverage                         .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                             79.4      72.5      96.4       72.7        97.1         86.5       72.2       68.5     59.4
  Other Departmental Expenses             .9        .6        .5         .5          .7           .5         .6         .8      1.1
------------------------------------------------------------------------------------------------------------------------------------
  Total Departmental Expenses           26.5%     26.1%     27.0%      24.7%       27.1%        28.1%      28.6%      27.8%    29.2%
------------------------------------------------------------------------------------------------------------------------------------
  Total Departmental Profit             73.5%     73.9%     73.0%      75.3%       72.9%        71.9%      71.4%      72.2%    70.8%

UNDISTRIBUTED OPERATING EXPENSES
  Administrative & General              12.1%     10.9%     10.0%       9.7%        9.2%         9.4%       8.3%       8.6%     9.4%
  Marketing                              3.7       3.8       4.7        4.6         4.4          5.0        3.5        4.2      4.9
  Franchise Fee                          2.8       2.5       2.0        2.0         2.1          2.0         .9        2.0      1.7
  Energy                                 7.0       6.4       5.7        5.0         4.9          4.6        4.7        4.7      5.0
  Property Operation & Maintenance       5.8       5.2       5.7        5.6         4.8          5.4        3.8        4.6      5.2
------------------------------------------------------------------------------------------------------------------------------------
  Total Undistributed Operating
   Expenses                             31.3%     28.8%     28.1%      26.8%       25.5%        26.4%      21.2%      24.0%    26.0%

  GROSS OPERATING PROFIT                42.2%     45.1%     44.9%      48.5%       47.4%        45.5%      50.2%      48.2%    44.8%

  Management Fees                        2.3%      2.4%      3.2%       2.7%        3.2%         2.5%       3.9%       3.0%     2.8%
------------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE FIXED CHARGES*            39.9%     42.7%     41.7%      45.8%       44.2%        43.0%      46.3%      45.2%    42.0%
  Property Taxes                         4.5%      5.2%      3.1%       4.3%        2.6%         4.4%       3.8%       3.4%     3.2%
  Insurance                               .9        .9       1.0         .9         1.0          1.0        1.1        1.0      1.4
  Reserve For Replacement                 .3       1.1       1.1         .1          .2           .3         .1         .5       .6
------------------------------------------------------------------------------------------------------------------------------------
AMOUNT AVAILABLE FOR DEBT SERVICE
& OTHER FIXED CHARGES                   34.2%     35.5%     36.5%      40.5%       40.4%        37.3%      41.3%      40.3%    36.8%

Total Fixed Charges* (Including
  Property Taxes & Insurance)           26.9%     25.5%     19.3%      19.5%       14.8%        20.2%      18.0%      23.5%    24.9%
------------------------------------------------------------------------------------------------------------------------------------
Pre-Tax Income (Loss)                   13.0%     17.2%     22.4%      26.3%       29.4%        22.8%      28.3%      21.7%    17.1%
====================================================================================================================================
PAYROLL & RELATED EXPENSES
  Rooms                                 17.7%     18.2%     16.9%      15.7%       16.1%        17.7%      19.8%      17.0%    18.7%
  Food                                    .0        .0        .0         .0          .0           .0         .0         .0       .0
  Beverage                                .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                               .0       1.3        .7         .2          .0           .0         .0         .6       .6
  Other Operated Departments              .2        .3        .1         .1          .1           .2         .1         .2       .2
  Administrative & General               4.3       4.3       4.5        4.2         4.0          4.1        4.0        4.4      5.0
  Marketing                              1.7       1.3       1.7        1.6         1.2          1.8        1.9        1.6      1.8
  Property Operations & Maintenance      2.6       2.1       2.5        2.4         2.3          2.3        2.6        2.4      2.6
------------------------------------------------------------------------------------------------------------------------------------
  Total Payroll & Related Expenses      25.6%     25.5%     25.0%      23.4%       23.1%        25.3%      27.5%      24.8%    27.2%

* Total Fixed Charges does not include deductions for Replacements; but does include Depreciation and Amortization, Interest, Rent and Equipment Leases.

Expense ratios to sales for departmental expenses are based on their respective departmental revenues. All other expenses are based on total revenue. Totals may not add due to rounding.

----------------------------------------------   --------------------------------------  ---------------------------
                 Location                                     Price Category                        Size
----------------------------------------------   --------------------------------------  ---------------------------
                                                                                         Under 75  75-125   Over 125
 Urban   Suburban   Airport   Highway   Resort   Upscale   Mid-Price   Economy   Budget    Rooms    Rooms     Rooms
 73.2%     73.6%     74.4%     71.3%     70.8%     76.5%     72.4%      71.9%     69.1%    68.4%    73.1%     73.4%
  150       125       134       109       172       133       123        115       109       57      108       159
$70.88    $58.55    $53.02    $49.40    $61.51    $74.44    $54.25     $47.67    $39.99   $52.05   $51.89    $61.05

 94.2%     95.3%     95.3%     96.1%     92.9%     95.1%     95.0%      96.0%     96.3%    96.2%    95.8%     94.8%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
  2.1       2.3       1.8       1.7       2.0       2.5       1.7        1.8       2.1      2.2      1.9       2.1
  1.4       1.2        .7        .6       1.3       1.6       1.0         .6        .5       .6       .8       1.2
  2.2       1.3       2.2       1.6       3.8        .8       2.3        1.6       1.1       .9      1.4       1.9
--------------------------------------------------------------------------------------------------------------------
100.0%    100.0%    100.0%    100.0%    100.0%    100.0%    100.0%     100.0%    100.0%   100.0%   100.0%    100.0%

 27.3%     25.4%     28.5%     25.9%     28.8%     23.5%     26.9%      26.6%     26.9%    26.2%    25.5%      6.7%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
132.0      68.3      74.3      88.3      86.4      73.8      68.4       91.2      92.9     83.1     83.0      75.2
  1.0        .8        .5        .4       1.4       1.0        .8         .5        .3       .4       .5        .9
--------------------------------------------------------------------------------------------------------------------
 29.5%     26.6%     29.0%     26.8%     29.9%     25.2%     27.5%      27.7%     28.2%    27.5%    26.5%     27.8%
--------------------------------------------------------------------------------------------------------------------
 70.5%     73.4%     71.0%     73.2%     70.1%     74.8%     72.5%      72.3%     71.8%    72.5%    73.5%     72.2%

  9.4%      9.6%      9.4%      9.7%     10.6%      9.2%      9.1%       9.8%     10.9%    13.1%     9.3%      9.1%
  4.7       4.9       4.1       3.8       6.3       5.7       4.2        3.8       3.6      3.7      4.4       4.6
  1.5       2.2       1.7       1.6       1.4       2.1       2.2        1.2       1.9      3.5      1.7       1.7
  4.9       5.2       5.0       5.5       5.3       4.5       4.8        5.4       7.2      6.3      5.2       5.1
  5.2       5.0       4.3       5.6       5.1       4.6       4.2        5.5       7.4      5.2      5.5       4.7
--------------------------------------------------------------------------------------------------------------------
 25.8%     26.8%     24.5%     26.2%     28.7%     26.1%     24.5%      25.8%     30.9%    31.8%    26.1%     25.2%

 44.7%     46.6%     46.5%     47.0%     41.4%     48.7%     48.0%       6.5%      0.9%    40.7%    47.4%     47.0%

  3.3%      3.2%      3.4%      2.7%      3.2%      2.8%      3.8%       2.6%      2.2%     3.4%     2.6%     $3.5%
--------------------------------------------------------------------------------------------------------------------
 41.4%     43.4%     43.1%     44.3%     38.2%     45.9%     44.2%      43.9%     38.7%    37.3%    44.8%     43.5%

  3.9%      3.7%      4.1%      3.6%      2.1%      3.4%      3.4%       3.9%      4.2%     3.7%     3.6%      3.9%
  1.1       1.0       1.0       1.1       1.2       1.0       1.1        1.0       1.1      1.5      1.0       1.0
   .7        .5        .2        .6        .6        .2        .0         .5       1.2      1.5       .5        .4
--------------------------------------------------------------------------------------------------------------------
 35.7%     38.2%     37.8%     39.0%     34.3%     41.3%     39.3%      38.5%     32.2%    30.6%    39.7%     38.2%

 17.6%     22.3%     18.2%     19.8%     20.6%     18.4%     21.7%      19.7%     22.0%    33.3%    18.2%     20.4%
--------------------------------------------------------------------------------------------------------------------
 23.8%     21.1%     24.9%     24.5%     17.6%     27.5%     22.5%      24.2%     16.7%     4.0%    26.6%     23.1%
====================================================================================================================

 17.9%     15.7%     19.7%     18.7%     19.7%     11.9%     18.1%      19.7%     20.8%    18.3%    17.4%     17.2%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
  2.8        .1        .3        .4       5.6        .3        .4        1.2        .0       .0       .3        .9
   .3        .1        .0        .2        .4        .1        .1         .4        .7       .1       .1        .2
  4.0       4.2       4.1       4.6       5.2       3.8       4.0        4.8       4.8      4.9      4.3       4.2
  1.9       1.5       1.9       1.6       3.0       1.5       1.2        2.2       1.7       .3      1.7       2.0
  2.5       2.3       2.4       2.5       2.6       2.1       2.2        2.5       2.8      2.0      2.4       2.5
--------------------------------------------------------------------------------------------------------------------
 25.6%     23.1%     27.2%     26.9%     29.6%     18.8%     24.7%      28.8%     30.0%    24.9%    25.2%     25.2%

                                                                      ----------
                                                                       SPECIAL
                                                                      SUPPLEMENT
                                                                      ----------

================================================================================
TRENDS IN THE HOTEL INDUSTRY
United States Cities 1995 and 1996 Projections
================================================================================

                                         Occupancy                    Average Daily Rate
                                ---------------------------------------------------------------
                                 1994     1995        1996       1994       1995        1996
                                Actual  Estimated   Projected   Actual    Estimated   Projected
                                ---------------------------------------------------------------
South Central Cities
   Austin, TX                    74.4%     76.0%       75.0%    $63.13     $65.50      $68.00
   Baton Rouge, LA               66.4      67.0        67.0      49.78      51.75       54.00
   Birmingham, AL                68.4      68.6        69.0      57.00      59.75       60.75
   Corpus Christi, TX            63.7      67.0        66.0      53.45      55.00       57.00
   Dallas/Fort Worth, TX         68.5      70.0        70.0      72.31      76.00       79.00
   El Paso, TX                   72.8      72.5        73.0      43.76      44.50       46.00
   Houston, TX                   64.3      64.0        65.0      67.32      71.00       74.00
   Jackson, MS                   65.6      65.0        67.0      48.90      49.20       51.00
   Knoxville, TN                 63.4      64.7        65.7      55.38      56.49       57.25
   Little Rock, AR               64.4      61.0        61.5      45.32      48.25       49.00
   Memphis, TN                   70.8      71.0        73.0      63.05      65.95       66.75
   Nashville, TN                 78.0      82.8        84.0      93.32      97.62       99.00
   New Orleans, LA               73.4      73.5        75.0      89.61      92.75       95.00
   Oklahoma City, OK             62.0      66.3        67.5      46.47      49.21       51.00
   San Antonio, TX               71.5      71.0        72.0      69.79      71.75       74.00
   Tulsa, OK                     58.8      59.2        61.0      56.79      58.54       59.00
                               -----------------       ---------------     ------------------
             Subtotal            68.6%     69.3%       70.0%    $69.56     $72.66      $75.28

Mountain and Pacific Cities

   Albuquerque, NM               73.4%     71.3%       73.0%    $63.28     $67.24      $68.00
   Billings, MT                  60.2      60.4        62.0      48.58      49.35       52.00
   Boise, ID                     75.5      75.0        75.0      58.00      62.00       64.00
   Colorado Springs, CO          69.3      69.7        71.2      59.31      62.33       63.75
   Denver, CO                    72.0      74.0        75.0      64.42      69.72       71.00
   Great Falls, MT               60.0      65.2        66.0      48.29      48.02       50.00
   Honolulu, HI                  81.1      80.2        80.5      98.82     105.00      110.00
   Los Angeles, CA               66.3      67.0        68.0      83.05      85.00       88.00
   Orange County, CA             65.5      69.0        70.0      76.50      77.34       80.24
   Phoenix, AZ                   71.4      72.9        73.0      90.13      99.34      100.00
   Portland, OR                  75.0      77.0        75.0      85.00      89.00       92.00
   Sacramento, CA                71.3      70.9        72.0      70.09      74.88       77.00
   Salt Lake City, UT            79.7      78.9        80.0      58.44      62.28       64.75
   San Diego County, CA          67.1      70.0        71.0      77.71      81.00       84.00
   San Francisco, CA             70.1      73.8        75.7     105.92     108.68      112.50
   Santa Fe, NM                  71.2      70.5        71.5     109.21     108.45      109.75
   Scottsdale, AZ                70.9      72.8        73.0     112.76     121.21      123.50
   Seattle, WA                   75.5      77.0        78.0     100.00     104.00      107.00
   Tucson, AZ                    69.2      71.6        72.0      74.25      78.68       79.00

             Subtotal            71.2%     72.5%       73.2%    $84.25     $88.41      $91.19
                               -----------------       ---------------     ------------------
             Total Cities        70.1%     71.3%       72.1%    $83.65     $87.51      $90.64
                               -----------------       ---------------     ------------------
             National Average*   68.9%     70.2%       71.2%    $81.68     $85.24      $88.10

================================================================================

* Average property size: 210 rooms.

                                  I-25 Corridor

                           JANUARY 1989 SEPTEMBER 1996
SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                  OCCUPANCY             ROOM RATE             ROOM SUPPLY             ROOM DEMAND
                  --------------------  --------------------  ----------------------  ----------------------
                  CURRENT  PRIOR  %     CURRENT  PRIOR  %     CURRENT  PRIOR    %     CURRENT  PRIOR   %
YEAR  MONTH       YEAR     YEAR   CHNG  YEAR     YEAR   CHNG  YEAR     YEAR     CHNG  YEAR     YEAR    CHNG
----  ----------  -------  -----  ----  -------  -----  ----  -------  -------  ----  -------  ------  -----
1990  January     35.6     31.8   11.9  30.08    29.95    .4    90861    90861    .0   32344    28902   11.9
1990  February    36.8     35.4    4.0  30.45    30.33    .4    82068    82068    .0   30176    29056    3.9
1990  March       49.3     39.1   26.1  30.25    30.30    .2    90861    90861    .0   44815    35509   26.2
1990  April       45.3     44.7    1.3  30.11    30.10    .0    87930    87930    .0   39819    39334    1.2
1990  May         50.9     50.9     .0  32.29    30.98   4.2    90861    90861    .0   46239    46225     .0
1990  June        66.2     64.1    3.3  35.74    33.17   7.7    87930    87930    .0   58170    56333    3.3
1990  July        70.9     67.1    5.7  35.39    33.65   5.2    90861    90861    .0   64411    60955    5.7
1990  August      71.0     69.1    2.7  36.18    33.16   9.1    90861    90861    .0   64470    62826    2.6
1990  September   55.0     62.1  -11.4  34.61    31.23  10.8    87930    87930    .0   48365    54625  -11.5
1990  October     48.4     55.5  -12.8  32.68    29.35  11.3    90861    90861    .0   43984    50392  -12.7
1990  November    37.4     40.5   -7.7  33.91    29.51  14.9    87930    87930    .0   32870    35601   -7.7
1990  December    27.5     31.3  -12.1  32.59    29.93   8.9    90861    90861    .0   25021    28476  -12.1
                  ------------------------------------------------------------------------------------------
      TOTAL 1990  49.6     49.4     .4  33.30    31.29   6.4  1069815  1069815    .0  530684   528234     .5

      ROOM SAMPLE PERCENT - 49.5 %  Number of Sample Properties - 12  Number of Census Properties - 39

1991  January     29.3     35.6  -17.7  33.51    30.08  11.4    90861    90861    .0   26656    32344  -17.6
1991  February    37.0     36.8     .5  33.17    30.45   8.9    82068    82068    .0   30331    30176     .5
1991  March       42.8     49.3  -13.2  33.08    30.25   9.4    90861    90861    .0   38920    44815  -13.2
1991  April       43.2     45.3   -4.6  33.68    30.11  11.9    87930    87930    .0   37985    39819   -4.6
1991  May         50.7     50.9    -.4  34.62    32.29   7.2    90861    90861    .0   46066    46239    -.4
1991  June        69.3     66.2    4.7  37.94    35.74   6.2    87930    87930    .0   60928    58170    4.7
1991  July        73.7     70.9    3.9  38.54    35.39   8.9    90861    90861    .0   66951    64411    3.9
1991  August      73.6     71.0    3.7  37.58    36.18   3.9    90861    90861    .0   66836    64470    3.7
1991  September   65.8     55.0   19.6  35.45    34.61   2.4    87930    87930    .0   57815    48365   19.5
1991  October     57.2     48.4   18.2  34.16    32.68   4.5    90861    90861    .0   51942    43984   18.1
1991  November    39.4     37.4    5.3  33.68    33.91  - .7    87930    87930    .0   34601    32870    5.3
1991  December    30.8     27.5   12.0  33.08    32.59   1.5    90861    90861    .0   28000    25021   11.9
                  ------------------------------------------------------------------------------------------
      TOTAL 1991  51.1     49.6    3.0  35.43    33.30   6.4  1069815  1069815    .0  547031   530684    3.1

      ROOM SAMPLE PERCENT - 52.9 %  Number of Sample Properties - 14  Number of Census Properties - 39

                  ROOM REVENUE
                  ------------------------
                  CURRENT   PRIOR    %
YEAR  MONTH       YEAR      YEAR     CHNG
----  ----------  --------  -------- -----

1990  January       972841    865705  12.4
1990  February      918816    881385   4.2
1990  March        1355834   1075777  26.0
1990  April        1198864   1184067   1.2
1990  May          1493086   1432251   4.2
1990  June         2079076   1868756  11.3
1990  July         2279568   2051045  11.1
1990  August       2332546   2083467  12.0
1990  September    1674098   1706035  -1.9
1990  October      1437516   1479214  -2.8
1990  November     1114661   1050723   6.1
1990  December      815400    852215  -4.3
                  ------------------------
      TOTAL 1990  17672306  16530640   6.9



1991  January       893263    972841  -8.2
1991  February     1006124    918816   9.5
1991  March        1287337   1355834  -5.1
1991  April        1279471   1198864   6.7
1991  May          1594888   1493086   6.8
1991  June         2311516   2079076  11.2
1991  July         2580355   2279568  13.2
1991  August       2511938   2332546   7.7
1991  September    2049482   1674098  22.4
1991  October      1774089   1437516  23.4
1991  November     1165197   1114661   4.5
1991  December      926159    815400  13.6
                  ------------------------
      TOTAL 1991  19379819  17672306   9.7

                                  I-25 Corridor

                           JANUARY 1989 SEPTEMBER 1996
SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                  OCCUPANCY             ROOM RATE             ROOM SUPPLY             ROOM DEMAND
                  --------------------  --------------------  ----------------------  ----------------------
                  CURRENT  PRIOR  %     CURRENT  PRIOR  %     CURRENT  PRIOR    %     CURRENT  PRIOR   %
YEAR  MONTH       YEAR     YEAR   CHNG  YEAR     YEAR   CHNG  YEAR     YEAR     CHNG  YEAR     YEAR    CHNG
----  ----------  -------  -----  ----  -------  -----  ----  -------  -------  ----  -------  ------  -----
1992  January     31.2     29.3    6.5  34.37    33.51   2.6    90861    90861    .0   28370    26656    6.4
1992  February    35.2     37.0   -4.9  34.84    33.17   5.0    82068    82068    .0   28873    30331    4.8
1992  March       40.0     42.8   -6.5  34.07    33.08   3.0    90861    90861    .0   36361    38920   -6.6
1992  April       39.3     43.2   -9.0  34.28    33.68   1.8    87930    87930    .0   34564    37985   -9.0
1992  May         52.0     50.7    2.6  35.07    34.62   1.3    90861    90861    .0   47225    46066    2.5
1992  June        72.4     69.3    4.5  37.86    37.94   -.2    87930    87930    .0   63635    60928    4.4
1992  July        75.8     73.7    2.8  39.06    38.54   1.3    90861    90861    .0   68860    66951    2.9
1992  August      72.7     73.6   -1.2  39.31    37.58   4.6    90861    90861    .0   66044    66836   -1.2
1992  September   64.0     65.8   -2.7  36.21    35.45   2.1    87930    87930    .0   56298    57815   -2.6
1992  October     55.3     57.2   -3.3  34.84    34.16   2.0    90861    90861    .0   50267    51942   -3.2
1992  November    37.8     39.4   -4.1  33.88    33.68    .6    87930    87930    .0   33203    34601   -4.0
1992  December    31.7     30.8    2.9  34.74    33.08   5.0    90861    90861    .0   28759    28000    2.7
                  ------------------------------------------------------------------------------------------
      TOTAL 1992  50.7     51.1    -.8  36.26    35.43   2.3  1069815  1069815    .0  542459   547031    -.8

      ROOM SAMPLE PERCENT - 54.4 %  Number of Sale Properties - 15  Number of Census Properties - 39

1993  January     30.1     31.2   -3.5  35.04    34.37   1.9    90861    90861    .0   27329    28370   -3.7
1993  February    36.2     35.2    2.8  35.34    34.84   1.4    82068    82068    .0   29697    28873    2.9
1993  March       45.1     40.0   12.8  35.19    34.07   3.3    90861    90861    .0   40942    36361   12.6
1993  April       43.6     39.3   10.9  35.48    34.28   3.5    87930    87930    .0   38351    34564   11.0
1993  May         53.1     52.0    2.1  36.25    35.07   3.4    90861    90861    .0   48223    47225    2.1
1993  June        74.5     72.4    2.9  40.73    37.86   7.6    89160    87930   1.4   66459    63635    4.4
1993  July        82.2     75.8    8.4  42.47    39.06   8.7    92132    90861   1.4   75743    68860   10.0
1993  August      83.5     72.7   14.9  41.43    39.31   5.4    92132    90861   1.4   76955    66044   16.5
1993  September   67.3     64.0    5.2  39.21    36.21   8.3    89160    87930   1.4   59986    56298    6.6
1993  October     56.2     55.3    1.6  36.57    34.84   5.0    92132    90861   1.4   51808    50267    3.1
1993  November    39.7     37.8    5.0  36.08    33.88   6.5    89160    87930   1.4   35410    33203    6.6
1993  December    31.3     31.7   -1.3  36.01    34.74   3.7    92132    90861   1.4   28857    28759     .3
                  ------------------------------------------------------------------------------------------
      TOTAL 1993  53.8     50.7    6.1  38.35    36.26   5.8  1078589  1069815    .8  579760   542459    6.9

      ROOM SAMPLE PERCENT - 51.6 %  Number of Sale Properties - 14  Number of Census Properties - 40

                  ROOM REVENUE
                  ------------------------
                  CURRENT   PRIOR    %
YEAR  MONTH       YEAR      YEAR     CHNG
----  ----------  --------  -------- -----

1992  January       975153    893263   9.2
1992  February     1005844   1006124   -.0
1992  March        1238758   1287337  -3.8
1992  April        1184859   1279471  -7.4
1992  May          1656359   1594888   3.9
1992  June         2409289   2311516   4.2
1992  July         2689513   2580355   4.2
1992  August       2596114   2511938   3.4
1992  September    2038425   2049482   -.5
1992  October      1751501   1774089  -1.3
1992  November     1124871   1165197  -3.5
1992  December      999202    926159   7.9
                  ------------------------
      TOTAL 1992  19669888  19379819   1.5



1993  January       957685    975153  -1.8
1993  February     1049446   1005844   4.3
1993  March        1440659   1238758  16.3
1993  April        1360835   1184859  14.9
1993  May          1748085   1656359   5.5
1993  June         2707151   2409289  12.4
1993  July         3216694   2689513  19.6
1993  August       3188353   2596114  22.8
1993  September    2352296   2038425  15.4
1993  October      1894558   1751501   8.2
1993  November     1277460   1124871  13.6
1993  December     1039103    999202   4.0
                  ------------------------
      TOTAL 1993  22232325  19669888  13.0

                                  I-25 Corridor

                           JANUARY 1989 SEPTEMBER 1996
SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                  OCCUPANCY             ROOM RATE             ROOM SUPPLY             ROOM DEMAND
                  --------------------  --------------------  ----------------------  ----------------------
                  CURRENT  PRIOR  %     CURRENT  PRIOR  %     CURRENT  PRIOR    %     CURRENT  PRIOR   %
YEAR  MONTH       YEAR     YEAR   CHNG  YEAR     YEAR   CHNG  YEAR     YEAR     CHNG  YEAR     YEAR    CHNG
----  ----------  -------  -----  ----  -------  -----  ----  -------  -------  ----  -------  ------  -----
1994  January     31.1     30.1    3.3  36.53    35.04   4.3    92132    90861    1.4   28637   27329    4.8
1994  February    37.4     36.2    3.3  37.39    35.34   5.8    83216    82068    1.4   31148   29697    4.9
1994  March       48.4     45.1    7.3  36.43    35.19   3.5    92132    90861    1.4   44558   40942    8.8
1994  April       44.3     43.6    1.6  36.89    35.48   4.0    90540    87930    3.0   40074   38351    4.5
1994  May         58.5     53.1   10.2  38.62    36.25   6.5    93558    90861    3.0   54720   48223   13.5
1994  June        78.0     74.5    4.7  42.84    40.73   5.2    90540    89160    1.5   70601   66459    6.2
1994  July        86.3     82.2    5.0  45.06    42.47   6.1    93558    92132    1.5   80709   75743    6.6
1994  August      73.2     83.5  -12.3  45.95    41.43  10.9    93558    92132    1.5   68508   76955  -11.0
1994  September   63.4     67.3   -5.8  41.33    39.21   5.4    92220    89160    3.4   58492   59986   -2.5
1994  October     55.7     56.2    -.9  39.00    36.57   6.6    95294    92132    3.4   53051   51808    2.4
1994  November    39.5     39.7    -.5  38.50    36.08   6.7    92220    89160    3.4   36420   35410    2.9
1994  December    29.9     31.3   -4.5  37.62    36.01   4.5    95294    92132    3.4   28491   28857   -1.3
                  ------------------------------------------------------------------------------------------
      TOTAL 1994  53.9     53.8     .2  40.64    38.35   6.0  1104262  1078589    2.4  595409  579760    2.7

      ROOM SAMPLE PERCENT - 62.7 %  Number of Sample Properties - 16  Number of Census Properties - 42

1995  January     33.3     31.1    7.1  38.59    36.53   5.6    95294    92132    3.4   31717   28637   10.8
1995  February    39.2     37.4    4.8  38.94    37.39   4.1    86072    83216    3.4   33712   31148    8.2
1995  March       47.7     48.4   -1.4  38.56    36.43   5.8    95294    92132    3.4   45453   44558    2.0
1995  April       41.9     44.3   -5.4  38.90    36.89   5.4    92220    90540    1.9   38649   40074   -3.6
1995  May         60.4     58.5    3.2  40.48    38.62   4.8    95294    93558    1.9   57532   54720    5.1
1995  June        74.0     78.0   -5.1  45.12    42.84   5.3    93570    90540    3.3   69275   70601   -1.9
1995  July        74.1     86.3  -14.1  48.79    45.06   8.3    96689    93558    3.3   71618   80709  -11.3
1995  August      74.3     73.2    1.5  46.44    45.95   1.1    96689    93558    3.3   71825   68508    4.8
1995  September   64.6     63.4    1.9  42.90    41.33   3.8    93570    92220    1.5   60427   58492    3.3
1995  October     52.4     55.7   -5.9  40.13    39.00   2.9    96689    95294    1.5   50628   53051   -4.6
1995  November    37.1     39.5   -6.1  39.27    38.50   2.0    93570    92220    1.5   34668   36420   -4.8
1995  December    31.0     29.9    3.7  38.46    37.62   2.2    96689    95294    1.5   29939   28491    5.1
                  ------------------------------------------------------------------------------------------
      TOTAL 1995  52.6     53.9   -2.4  42.34    40.64   4.2  1131640  1104262    2.5  595443  595409     .0

      ROOM SAMPLE PERCENT - 56.2 %  Number of Sample Properties - 14  Number of Census Properties - 43

                  ROOM REVENUE
                  ------------------------
                  CURRENT   PRIOR    %
YEAR  MONTH       YEAR      YEAR     CHNG
----  ----------  --------  -------- -----

1994  January      1045971    957685   9.2
1994  February     1164496   1049446  11.0
1994  March        1623102   1440659  12.7
1994  April        1478261   1360835   8.6
1994  May          2113288   1748085  20.9
1994  June         3024865   2707151  11.7
1994  July         3636627   3216694  13.1
1994  August       3148103   3188353  -1.3
1994  September    2417624   2352296   2.8
1994  October      2068765   1894558   9.2
1994  November     1402219   1277460   9.8
1994  December     1071859   1039103   3.2
                  ------------------------
      TOTAL 1994  24195180  22232325   8.8



1995  January      1224027   1045971  17.0
1995  February     1312696   1164496  12.7
1995  March        1752469   1623102   8.0
1995  April        1503392   1478261   1.7
1995  May          2329162   2113288  10.2
1995  June         3125633   3024865   3.3
1995  July         3494073   3636627  -3.9
1995  August       3335252   3148103   5.9
1995  September    2592429   2417624   7.2
1995  October      2031771   2068765  -1.8
1995  November     1361348   1402219  -2.9
1995  December     1151368   1071859   7.4
                  ------------------------
      TOTAL 1995  25213620  24195180   4.2

                                  I-25 Corridor

                           JANUARY 1989 SEPTEMBER 1996
SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                  OCCUPANCY             ROOM RATE             ROOM SUPPLY             ROOM DEMAND
                  --------------------  --------------------  ----------------------  ----------------------
                  CURRENT  PRIOR  %     CURRENT  PRIOR  %     CURRENT  PRIOR    %     CURRENT  PRIOR   %
YEAR  MONTH       YEAR     YEAR   CHNG  YEAR     YEAR   CHNG  YEAR     YEAR     CHNG  YEAR     YEAR    CHNG
----  ----------  -------  -----  ----  -------  -----  ----  -------  -------  ----  -------  ------  -----
1996  January     32.6     33.3   -2.1  39.20    38.59   1.6   96689    95294    1.5   31497    31717    -.7
1996  February    41.3     39.2    5.4  40.15    38.94   3.1   87332    86072    1.5   36041    33712    6.9
1996  March       47.7     47.7     .0  40.85    38.56   5.9   96689    95294    1.5   46079    45453    1.4
1996  April       48.0     41.9   14.6  40.28    38.90   3.5   93570    92220    1.5   44881    38649   16.1
1996  May         69.7     60.4   15.4  43.46    40.48   7.4   96689    95294    1.5   67345    57532   17.1
1996  June        79.0     74.0    6.8  48.21    45.12   6.8   93570    93570     .0   73925    69275    6.7
1996  July        74.1     74.1     .0  49.63    48.79   1.7   96689    96689     .0   71626    71618     .0
1996  August      74.6     74.3     .4  48.58    46.44   4.6   96689    96689     .0   72127    71825     .4
1996  September   62.9     64.6   -2.6  43.29    42.90    .9   93570    93570     .0   58854    60427   -2.6
                  ------------------------------------------------------------------------------------------
      TOTAL 1996  59.0     56.9    3.7  44.73    43.04   3.9  851487   844692     .8  502375   480208    4.6

      ROOM SAMPLE PERCENT - 57.6 %  Number of Sample Properties - 15  Number of Census Properties - 43

                  ROOM REVENUE
                  ------------------------
                  CURRENT   PRIOR    %
YEAR  MONTH       YEAR      YEAR     CHNG
----  ----------  --------  -------- -----

1996  January      1234654   1224027    .9
1996  February     1447151   1312696  10.2
1996  March        1882268   1752469   7.4
1996  April        1808008   1503392  20.3
1996  May          2927109   2329162  25.7
1996  June         3563555   3125633  14.0
1996  July         3554994   3494073   1.7
1996  August       3503670   3335252   5.0
1996  September    2547728   2592429  -1.7
                  ------------------------
      TOTAL 1996  22469137  20669133   8.7

      SOURCE: SMITH TRAVEL RESEARCH - The information contained in this report is based upon independent surveys and research from sources considered reliable but no representation is made as to its completeness or accuracy. This information is in no way to be construed as a recommendation by Smith Travel Research of any industry standard and is intended solely for the internal purposes of your company and should not be published in any manner unless authorized by Smith Travel Research.

                         LIST OF PROPERTIES INCLUDED IN
                                  I-25 Corridor                 11/07/96 Page: 1

                                                                                               RESPONSE REPORT
                                                          Zip                                 ---  - 1995 ------
STR CODE  Name of Establishment           City        ST  Code     Telephone     YEAR  ROOMS  SEP  OCT  NOV  DEC
--------  ---------------------           ----        --  ----   --------------  ----  -----  ---  ---  ---  ---
    5072  VIMBOS                          WHEATLAND   WY  82201  (307) 322-3842          37
    3871  BEST WESTERN TORCHLITE MOTOR I  WHEATLAND   WY  82201  (307) 322-4070  7605    50    X    X    X    X
    9488  MOTEL WEST WINDS                WHEATLAND   WY  82201  (307) 322-2705  6306    30    X    X    X    X
   31688  THE BUNKHOUSE MOTEL             GUERNSEY    WY  82214  (307) 836-2356          31
    4733  HAMPTON INN CASPER              CASPER      WY  82601  (307) 235-6668  8406   122    X    X    X    X
    5256  LA QUINTA CASPER                CASPER      WY  82601  (307) 234-1159  8005   122    X    X    X    X
    6627  MOTEL 6 CASPER                  CASPER      WY  82601  (307) 234-3903         130    X    X    X    X
   11244  KELLY INN                       CASPER      WY  82601  (307) 266-2400         103
    9943  HILTON INN CASPER INN           CASPER      WY  82601  (307) 266-6000         229    X    X    X    X
    1266  HOLIDAY INN CASPER              CASPER      WY  82601  (307) 235-2531  6400   200    X    X    X    X
   17979  NATIONAL 9 SHOWBOAT             CASPER      WY  82601  (307) 235-2711          45
    5714  ROYAL INN                       CASPER      WY  82601  (307) 234-3501          39
    5053  WESTRIDGE MOTEL                 CASPER      WY  82601  (307) 234-8911          30
   17978  PARKWAY PLAZA                   CASPER      WY  82602  (307) 235-1777         333    X    X    X    X
   30276  COMFORT INN CASPER/EVANSVILLE   CASPER      WY  82602  (307) 235-3038  9409    56    X    X    X    X
   21194  COMMERCIAL INN                  CASPER      WY  82604  (307) 235-6688          42
    8847  SUPER 8 CASPER                  CASPER      WY  82604  (307) 266-3480  7808    66
   10015  INTERSTATE INN CASPER           CASPER      WY  82609  (307) 234-9125  7403    60
    3841  BEST WESTERN CASPER             CASPER      WY  82609  (307) 234-3541  5400    42
    8851  SUPER 8 DOUGLAS                 DOUGLAS     WY  82633  (307) 358-6800  8110    37
   30906  CHIEFTAIN MOTEL                 DOUGLAS     WY  82633  (307) 358-2673          21
    1269  CHUTES HOTEL                    DOUGLAS     WY  82633  (307) 358-9790  7806   114    X
   10014  INTERSTATE INN DOUGLAS          DOUGLAS     WY  82633  (307) 358-2833  7100    43
   14713  ALPINE INN                      DOUGLAS     WY  82633  (307) 358-4780          40
    9482  TEA POT MOTOR LODGE             EDGERTON    WY  82635  (307) 437-6541          20
   11190  SHILO INN CASPER                EVANSVILLE  WY  82636  (307) 237-1335         101
   31686  ALL AMERICAN INN                GLENROCK    WY  82637  (307) 436-2772          24
   18053  GUEST HOUSE                     SHERIDAN    WY  82801  (307) 674-7496          45
   24493  SUPER SAVER INN                 SHERIDAN    WY  82801  (307) 672-0471          40
    3867  BEST WESTERN SHERIDAN CENTER M  SHERIDAN    WY  82801  (307) 674-7421  4800   138    X    X    X    X
    5670  RANCHER MOTEL                   SHERIDAN    WY  82801  (307) 672-2428          23
    1275  HOLIDAY INN SHERIDAN            SHERIDAN    WY  82801  (307) 672-8931         212    X    X    X    X
   18054  MILL INN                        SHERIDAN    WY  82801  (307) 672-6401          44
   30124  DAYS INN SHERIDAN               SHERIDAN    WY  82801  (307) 672-2888  9404    46    X    X    X    X
   31460  COMFORT INN SHERIDAN            SHERIDAN    WY  82801  (307) 672-5098  9506    45    X    X    X    X
    8860  SUPER 8 SHERIDAN                SHERIDAN    WY  82801  (307) 672-9725  8004    40
   18055  TRAILS END                      SHERIDAN    WY  82801  (307) 672-2477          83
    3840  CROSSROADS INN                  BUFFALO     WY  82834  (307) 684-2256  6400    59    X    X    X

                             Report #: Res-14
          ------------------ 1996 -------------------
STR CODE  JAN  FEB  MAR  APR  MAY  JUN  JUL  AUG  SEP
--------  ---  ---  ---  ---  ---  ---  ---  ---  ---
    5072
    3871   X    X    X    X    X    X    X    X    X
    9488   X    X    X    X    X    X    X    X    X
   31688
    4733   X    X    X    X    X    X    X    X    X
    5256   X    X    X   X     X    X    X    X    X
    6627   X    X    X   X     X    X    X    X    X
   11244
    9943   X    X    X   X     X    X    X    X    X
    1266   X    X    X   X     X    X    X    X    X
   17979
    5714
    5053
   17978   X    X    X   X     X    X    X    X    X
   30276   X    X    X   X     X    X    X    X    X
   21194
    8847
   10015
    3841
    8851
   30906
    1269
   10014
   14713
    9482
   11190
   31686
   18053
   24493
    3867   X    X    X   X     X    X    X    X    X
    5670
    1275   X    X    X   X     X    X    X    X    X
   18054
   30124   X    X    X   X     X    X    X    X    X
   31460   X    X    X   X     X    X    X    X    X
    8860
   18055
    3840

                         LIST OF PROPERTIES INCLUDED IN
                                  I-25 Corridor                 11/07/96 Page: 2

                                                                                                RESPONSE REPORT
                                                          Zip                                 ---  - 1995 ------
STR CODE  Name of Establishment           City        ST  Code     Telephone     YEAR  ROOMS  SEP  OCT  NOV  DEC
--------  ---------------------           ----        --  ----   --------------  ----  -----  ---  ---  ---  ---
    4870  COMFORT INN BUFFALO             BUFFALO     WY  82834  (307) 684-9564  9306    41    X    X    X    X
    5052  Z BAR MOTEL                     BUFFALO     WY  82834  (307) 684-5535          20
    9481  CLOSED KEAHEYS MOTEL            BUFFALO     WY  82834  (307) 684-2225           0
   19078  ECONO LODGE BUFFALO             BUFFALO     WY  82834  (307) 684-2219          44    X         X
    5661  WYOMING MOTEL                   BUFFALO     WY  82834  (307) 684-5505          24
    8846  SUPER 8 BUFFALO                 BUFFALO     WY  82834  (307) 684-2531  8101    48
                                                                                 ----
                                                                                 3119

                             Report #: Res-14
          ------------------ 1996 -------------------
STR CODE  JAN  FEB  MAR  APR  MAY  JUN  JUL  AUG  SEP
--------  ---  ---  ---  ---  ---  ---  ---  ---  ---
    4870   X    X    X    X    X    X    X    X    X
    5052
    9481
   19078             X    X         X         X    X
    5661
    8846

X - Denotes data received by Smith Travel Research.